   As filed with the Securities and Exchange Commission on July 2, 1999

                                                      Registration No. 333-77017
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         Westinghouse Air Brake Company
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                     3743                    25-1615902
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
     jurisdiction of          Classification Code
    incorporation or                Number)
      organization)

                               ----------------

                             1001 Air Brake Avenue
                         Wilmerding, Pennsylvania 15148
                           Telephone: (412) 825-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                                Robert J. Brooks
              Chief Financial Officer and Chief Accounting Officer
                             1001 Air Brake Avenue
                         Wilmerding, Pennsylvania 15148
                           Telephone: (412) 825-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                with a copy to:
                           David L. DeNinno, Esquire
                          Reed Smith Shaw & McClay LLP
                                435 Sixth Avenue
                         Pittsburgh, Pennsylvania 15219
                           Telephone: (412) 288-3214

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering: [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering: [_]

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in the prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is prohibited.                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion, Dated July 2, 1999

                               OFFER TO EXCHANGE

                     9 3/8% Series B2 Senior Notes due 2005
       for Any and All Outstanding 9 3/8% Series B Senior Notes due 2005

                                       of

                         Westinghouse Air Brake Company

                  The exchange offer will expire at 5:00 p.m.,
             New York City time, on        , 1999, unless extended


LOGO


  MATERIAL TERMS OF THE EXCHANGE OFFER

  .  Expires at 5:00 p.m., New York City time, on        , 1999, unless
     extended.

  .  The only conditions to completing the exchange offer are that:

    . the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

    . no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer; and

    . any necessary governmental approvals have been obtained.

  . All unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

  . Tenders of unregistered notes may be withdrawn at any time prior to the expiration of the exchange offer.

  . The terms of the registered notes to be issued in the exchange offer are substantially identical to the unregistered notes that we issued on January 12, 1999, except for transfer restrictions and registration rights.

  .  We will not receive any proceeds from the exchange offer.

  . If you fail to tender your unregistered notes while the exchange offer is open, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  You should carefully consider the risk factors relating to the exchange offer that we describe starting on page 14 of this prospectus.


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is        , 1999

                               TABLE OF CONTENTS

Summary...................................................................    1
Summary Selected Historical and Pro Forma Financial Data..................    9
Risk Factors..............................................................   14
Special Note Regarding Forward-Looking Statements.........................   19
Use of Proceeds...........................................................   20
Capitalization............................................................   21
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   22
Business..................................................................   34
Unaudited Pro Forma Condensed Combined Financial Statements...............   44
Management................................................................   53
Security Ownership of Certain Beneficial Owners and Management............   55
Description of Indebtedness...............................................   57
Terms of the Exchange Offer...............................................   61
Description of the New Notes..............................................   69
Book-Entry; Delivery and Form.............................................   92
Exchange and Registration Rights..........................................   96
Federal Income Tax Consequences...........................................   98
Plan of Distribution......................................................  102
Where You Can Find More Information.......................................  103
Legal Matters.............................................................  104
Experts...................................................................  104
Index to Financial Statements.............................................  F-1

                               ----------------

   We are a Delaware corporation. Our principal executive offices are located at 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148, and our telephone number is (412) 825-1000. Our web site is located at http://www.wabco-rail.com. Information contained on our web site does not constitute part of this prospectus.

   The prospectus incorporates important business and financial information about WABCO that is not included in or delivered with the prospectus. The information is available without charge to Note holders upon written or oral request to Alvaro Garcia-Tunon, Vice President and Treasurer, at WABCO at the address and phone number listed above. To obtain timely delivery, you must
request the information no later than        , 1999, which is five business
days prior to the expiration date of the exchange offer. See also "Where You Can Find More Information."

   You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                               ----------------

                                    SUMMARY

   In this prospectus, "WABCO," "we," "us," and "our" refer to Westinghouse Air Brake Company and its consolidated subsidiaries, unless the context otherwise requires.

   This summary highlights information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including "Risk Factors" beginning on page 14.

Westinghouse Air Brake Company

   We are one of North America's largest manufacturers of value-added equipment for locomotives, railway freight cars and passenger transit vehicles. We believe that we maintain more than half of the market share in North America for our primary braking-related equipment, as well as a significant market share in North America for our other principal products. We also sell products in Europe, Australia, South America and Asia. Our products are intended to enhance safety, improve productivity and reduce maintenance costs for our customers. Our major product offerings include electronic controls and monitors, air brakes, couplers, door controls, draft gears and brake shoes. We aggressively pursue technological advances with respect to both new product development and product enhancements and we believe that our new and enhanced products developed since 1992 accounted for approximately 25% of our net sales in 1998. Recent acquisitions have also added significantly to growth in our net sales and growth of operating earnings plus depreciation, amortization and unusual items, which we refer to as EBITDA. EBITDA is used because we believe it is an indicator of our ability to service existing and future indebtedness. EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Our computation of EBITDA may not be comparable to similarly titled measures of other companies. We had net sales of $670.9 million, net income of $41.7 and EBITDA of $129.9 million for the twelve months ended December 31, 1998.

   We also provide value-added service centers to railroads and operators of passenger transit systems, operating 15 repair and upgrade sites in North America, Australia and the United Kingdom. Through our service centers, we capitalize on the increased outsourcing of repair and upgrade business by railroads and transit authorities.

   We are located at 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148, and our telephone number is (412) 825-1000.

Our Products

   We have significant product and service lines within each of our three product groups. Our new product development programs also strengthen our sales both to original equipment manufacturers of railroad vehicles and equipment and to end-users, including operators of rail vehicles such as railroads, transit authorities, utilities and leasing companies. We believe that we have a competitive advantage in our markets based upon the range of our products, as well as the quality and competitive pricing associated with our products and our ability to offer support to purchasers through our service and upgrade centers. Our products and services, listed by our three product groups, include:

 .Our railroad group, which accounted for 58% of our revenues for the year ended December 31, 1998, and which sells freight cars, locomotives and electronics for the railroads.

 .Our transit group, which accounted for 32% of our revenues for the year ended December 31, 1998, and which sells passenger transit equipment.

 .Our molded products group, which accounted for 10% of our revenues for the year ended December 31, 1998, and which sells brake shoes, disc brake pads and other rubber products.

   Approximately half of our net sales have historically been derived from products sold directly to original equipment manufacturers of locomotives, railway freight cars and passenger transit vehicles. The balance of our net sales are after-market sales that are generated from the sale of replacement parts, repair services and upgrade work purchased by end-users. We believe that our substantial installed base of products designed for the original equipment manufacturer is a significant competitive advantage in providing products and services to the end-user as well. We also believe that end-users tend to purchase our replacement parts due to the high quality of our products and services.

Pending Merger with MotivePower

   On June 2, 1999 we agreed to merge with MotivePower Industries, Inc. MotivePower will be the surviving corporation. Each share of our common stock will be converted into 1.3 shares of MotivePower's common stock. Immediately upon completion of the merger, our stockholders will own approximately 55% of MotivePower's common stock. The merger is intended to be a tax-free reorganization for federal income tax purposes. For accounting purposes, it will be accounted for as a pooling of interests. Completion of the merger is subject to various conditions, including approval by both of our companies' stockholders. The completion of the merger will affect, among other things, our management structure and our indebtedness. MotivePower has filed a registration statement with the SEC with respect to the shares of MotivePower common stock to be issued in the merger. That registration statement contains a joint proxy statement/prospectus further describing the merger. See "Where You Can Find More Information."

                               The Exchange Offer

   On January 12, 1999, we issued $75 million in aggregate principal amount of our 9 3/8% Senior Notes due 2005 in a private placement. We entered into an exchange and registration rights agreement with Chase Securities, Inc., the initial purchaser of the old notes, in which we agreed to deliver to you this prospectus and to complete an offer to exchange the old notes for registered notes with substantially identical terms except that the new notes will have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. Completing this exchange offer will satisfy our obligations under the exchange and registration rights agreement.

   We believe that you may resell the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act, subject to limited conditions. We issued the old notes under an indenture that grants you rights. The new notes also will be issued under that indenture and you will have the same rights under the indenture as the holders of the old notes. You should read the discussion under the headings "Terms of the Exchange Offer" and "Description of the New Notes" for further information. References to the "notes" apply to both the old notes and the new notes.

Summary of the Terms of the Exchange Offer

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of new notes registered under the
                              Securities Act for each $1,000 principal amount
                              of old notes. In order to be exchanged, an Old
                              Note must be properly tendered and accepted. All
                              old notes that are validly tendered and not
                              validly withdrawn will be exchanged for new
                              notes.

                              As of this date, there is $75 million aggregate principal amount of old notes outstanding.

                              We will issue the new notes promptly after the expiration of the exchange offer.

Exchange and Registration
 Rights Agreement...........
                              We are offering to exchange your unregistered old
                              notes for registered new notes with substantially
                              the same terms. The exchange offer is intended to
                              satisfy our obligations under the exchange and
                              registration rights agreement. After the exchange
                              offer is completed, you will no longer be
                              entitled to any exchange or registration rights
                              with respect to your old notes.

                              The exchange and registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act. See "Terms of the Exchange Offer--Procedures For Tendering Old
                              Notes."

Resales of the Registered     Based on an interpretation by the staff of the
 Notes......................  SEC set forth in no-action letters issued to third parties, we believe that new

                              notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred if you are not a broker-dealer and if you meet the following conditions:

                              . The new notes to be acquired by you in the exchange offer are acquired by you in the ordinary course of your business;

                              . you are not engaging in and do not intend to engage in a distribution of the new notes;

                              .  you do not have an arrangement or
                                 understanding with any person to participate in the distribution of the registered notes;
                                 and

                              . you are not an "affiliate" of ours, as that term is defined in Rule 405 under the Securities Act.

                              If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                              A broker-dealer who acquired old notes directly from us cannot exchange those old notes in the exchange offer. Otherwise, each broker-dealer that receives new notes in the exchange offer for its own account in exchange for old notes which were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes. For a period of 90 days after the date of this prospectus, we will make this prospectus available to a broker-dealer to use for an offer to resell or to otherwise transfer these registered notes.

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on       , 1999, unless we decide
                              to extend the exchange offer. We do not intend to
                              extend the exchange offer, although we reserve
                              the right to do so.

Accrued Interest on the New
 Notes and the Old Notes....
                              Each new note will bear interest from its
                              issuance date. Holders of old notes that are
                              accepted for exchange will receive, in cash,
                              accrued interest on the old notes to, but not
                              including, the issuance date of the new notes.
                              The interest will be paid with the first interest
                              payment on the new notes. Interest on the old
                              notes accepted for exchange will cease to accrue
                              upon issuance of the new notes.

Conditions to the Exchange    The only conditions to completing the exchange
 Offer......................  offer are that the exchange offer not violate applicable law or any applicable interpretation
                              of the SEC's staff, that no injunction, order or
                              decree has been issued which would prohibit,
                              prevent or materially impair our ability to
                              proceed with the exchange offer and that any
                              necessary governmental approvals have been
                              obtained. See "Terms of the Exchange Offer--
                              Conditions."

Procedures for Tendering      Each holder of old notes wishing to accept the
 Old Notes..................  exchange offer must complete, sign and date the accompanying letter of transmittal, or a
                              facsimile thereof, in accordance with the
                              instructions contained in this prospectus and in
                              the letter of transmittal, and mail or otherwise
                              deliver the letter of transmittal, together with
                              the old notes and any other required
                              documentation, to the exchange agent at the
                              address set forth in this prospectus. By
                              executing the letter of transmittal, each holder
                              will represent to us that, among other things,
                              the new notes acquired pursuant to the exchange
                              offer are being obtained in the ordinary course
                              of business of the person receiving such new
                              notes, whether or not such person is the holder,
                              that neither the holder nor any such other person
                              has any arrangement or understanding with any
                              person to participate in the distribution of such
                              new notes and that neither the holder nor any
                              such other person is our "affiliate," as defined
                              under Rule 405 of the Securities Act. See "Terms
                              of the Exchange Offer--Procedures for Tendering
                              Old Notes." Following the consummation of the
                              exchange offer, holders of old notes eligible to
                              participate but who do not tender their old notes
                              will not have any further exchange rights and
                              such old notes will continue to be subject to
                              restrictions on transfer. Accordingly, the
                              liquidity of the market for such old notes could
                              be adversely affected.

Special Procedures for
 Beneficial Owner...........
                              If you are the beneficial owner of old notes and
                              they are registered in the name of a broker,
                              dealer, commercial bank, trust company or other
                              nominee, and you wish to tender your old notes,
                              you should promptly contact the person in whose
                              name your old notes are registered and instruct
                              that person to tender on your behalf. If you wish
                              to tender on your own behalf, you must, prior to
                              completing and executing the letter of
                              transmittal and delivering your old notes, either
                              make appropriate arrangements to register
                              ownership of the old notes in your name or obtain
                              a properly completed bond power from the person
                              in whose name your old notes are registered. The
                              transfer of registered ownership may take
                              considerable time. See "Terms of the Exchange
                              Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery           If you wish to tender your old notes and:
 Procedures.................

                              .  they are not immediately available;

                              . time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer;
                                 or

                              . you cannot complete the procedure for book-entry transfer on a timely basis;

                              you may tender your old notes in accordance with the guaranteed delivery procedures set forth in "Terms of the Exchange Offer--Procedures for Tendering Old Notes."

Acceptance of Old Notes and
 Delivery of Registered
 Notes......................
                              Except under the circumstances described above
                              under "Conditions to the Exchange Offer," we will
                              accept for exchange any and all old notes that are
                              properly tendered in the exchange offer prior to
                              5:00 p.m., New York City time, on the expiration
                              date. The new notes to be issued to you in the
                              exchange offer will be delivered promptly
                              following the expiration date. See "Terms of the
                              Exchange Offer."

Withdrawal..................  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time,
                              on the expiration date. We will return to you any
                              old notes not accepted for exchange for any reason
                              without expense to you as promptly as we can after
                              the expiration or termination of the exchange
                              offer.

Exchange Agent..............  The Bank of New York is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to    If you do not participate in the exchange offer,
 Exchange...................  upon completion of the exchange offer, the liquidity of the market for your old notes could
                              be adversely affected. You may be unable to sell
                              or transfer your old notes and the value of your
                              old notes may decline. See "Terms of the Exchange
                              Offer--Consequences of Failure to Exchange."

Shelf Registration            If any holder of the old notes, other than any
 Statement..................  such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act, is
                              not eligible under applicable securities laws to
                              participate in the exchange offer, and such holder
                              has satisfied conditions relating to the provision
                              of information to us for use therein, we have
                              agreed to register the old notes on a shelf
                              registration statement and to use our reasonable
                              best efforts to cause it to be declared effective
                              by the SEC as promptly as practical on or after
                              the consummation of the exchange offer. We have
                              agreed to maintain the effectiveness of such shelf
                              registration statement for, under certain
                              circumstances, a maximum of two years, to cover
                              resales of the old notes held by any such holders.

Federal Income Tax            The exchange of the old notes will not be a
 Consequences...............  taxable event for federal income tax purposes. See
                              "Federal Income Tax Consequences."

SUMMARY OF THE TERMS OF THE NEW NOTES

The New Notes...............  $75 million principal amount of 9 3/8% Senior
                              Notes due 2005, Series B2.

Maturity....................  June 15, 2005.

Interest....................  The new notes will pay interest in cash at the rate of 9 3/8% per annum, payable on June 15 and
                              December 15 of each year, commencing December 15,
                              1999.

Sinking Fund................  None.

Optional Redemption.........  At our option, we may redeem any or all of new notes, at any time on or after June 15, 2000, for
                              a redemption price initially equal to 104.688% of
                              their principal amount, plus any accrued and
                              unpaid interest. The redemption price will
                              decrease by equal amounts each year to 100% of
                              the principal amount of the notes, plus any
                              accrued and unpaid interest on and after June 15,
                              2002. See "Description of the New Notes--Optional
                              Redemption."

Change of Control...........  Upon a change of control of WABCO, as described in the indenture, you will have the right to
                              require us to make an offer to repurchase the new
                              notes at a purchase price equal to 101% of their
                              principal amount, plus any accrued and unpaid
                              interest. We can not assure that we will have
                              sufficient funds available at the time of any
                              change of control to repurchase the notes. We
                              cannot otherwise redeem the notes. See
                              "Description of the New Notes--Covenants--Change
                              of Control."

Ranking.....................  The notes will be:

                              . equal in right of payment with all of our existing and future unsubordinated debt; and

                              . senior in right of payment to any of our future subordinated debt.

                              The notes are not:

                              . guaranteed by our subsidiaries; however, our senior secured credit agreement is unconditionally guaranteed by all of our subsidiaries, which guarantee is limited to $250 million in the aggregate so long as the old notes remain outstanding; and

                              . secured by any collateral; however, our senior secured credit agreement is secured by substantially all of our assets, including all of the stock of our domestic subsidiaries and 65% of the stock of most of our foreign subsidiaries, and substantially all of the assets of all of our subsidiaries.

                              The effect of the subsidiaries' guarantee of the senior secured credit agreement is to cause the notes to effectively be subordinate to and rank below all liabilities of our subsidiaries. Our
                              March 31, 1999 balance sheet had liabilities of our subsidiaries, excluding guarantees and intercompany obligations, of $66.0 million.

                              Further, the effect of the security interests granted under the senior secured credit agreement is to cause the notes to effectively be subordinate to and rank below the debt of that facility. As of March 31, 1999, our total indebtedness was $470.5 million, all of which was unsubordinated indebtedness. Approximately $276.1 million of such indebtedness was secured indebtedness under the senior secured credit agreement. See "Description of the New Notes--
                              Ranking," "Description of Indebtedness" and
                              "Capitalization."

Covenants...................  The indenture contains covenants for your benefit as holders of the notes that will, among other
                              things, restrict our ability to:

                              .  incur indebtedness;

                              .  pay dividends and redeem stock;

                              .  undertake certain transactions with our
                                 affiliates;

                              .  grant liens;

                              .  sell assets;

                              .  invest in and distribute from subsidiaries;

                              .  use proceeds from sales of assets and
                                 subsidiary stock;

                              .  undertake sale/leaseback transactions; and

                              .  consolidate, merge and sell assets.

                              These covenants are subject to a number of important exceptions. See "Description of the New
                              Notes--Covenants."

Form of New Notes...........  The new notes will be available initially only in book-entry form. Except as described under "Book-
                              Entry; Delivery and Form," we expect that the new
                              notes will be represented by a global note which
                              will be deposited with, or on behalf of,
                              Depository Trust Company, with links to the
                              Euroclear System and Cedel Bank, Societe Anonyme,
                              and registered in its name or in the name of its
                              nominee. Beneficial interests in the global note
                              representing the new notes will be shown on, and
                              transfers thereof will be effected through,
                              records maintained by DTC and its participants.
                              After the initial issuance of the global note,
                              notes in certificated form will be issued in
                              exchange for the global note only under limited
                              circumstances as set forth in the indenture. See
                              "Book-Entry; Delivery and Form."

Use of Proceeds.............  We used proceeds from issuance of the old notes to repay certain indebtedness. We will not,
                              however, receive any proceeds from the exchange
                              offer. See "Use of Proceeds."

            SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

How We Prepared the Financial Statements

   We are providing the following information to aid you in your analysis of the financial aspects of the exchange offer. We derived this information from the MotivePower and WABCO audited financial statements for the years ended December 31, 1994 through 1998 and the unaudited financial statements for the three months ended March 31, 1999 and 1998. The information is only a summary and you should read it together with the historical financial statements and related notes included in this prospectus or contained in the annual reports and other information that have been filed with the SEC. See "Where You Can Find More Information."

Pooling of Interests Accounting Treatment

   We expect that the merger of MotivePower and WABCO, as described at the end of the section entitled "Business," will be accounted for as a "pooling of interests." This means that, for accounting and financial reporting purposes, we will treat the companies as if they had always been combined.

   We have presented unaudited pro forma condensed combined financial information that reflects the pooling of interests method of accounting to give you a better picture of what the businesses of MotivePower and WABCO might have looked like had they been combined since the beginning of the periods presented. We prepared the pro forma condensed combined statements of income and pro forma condensed combined balance sheet by adding or combining the historical amounts of each company. The accounting policies of MotivePower and WABCO are substantially comparable. However, adjustments were made to conform the classification of amortization expense and income taxes receivable in the unaudited pro forma condensed combined financial statements. The WABCO and MotivePower combined company may have performed differently had they always been combined. The unaudited pro forma condensed combined financial information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

Merger-Related Expenses

   We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $20-25 million.

Integration-Related Expenses

   We estimate that costs of approximately $35-$40 million will be incurred for severance and other integration-related expenses, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions. These expenditures are necessary to reduce costs and operate efficiently.

Periods Covered

   The summary unaudited pro forma condensed combined financial data combines MotivePower's and our results for the years ended December 31, 1994 through 1998 and the three months ended March 31, 1999 and 1998, and give effect to the merger as if it had occurred at the beginning of the periods presented. The combined balance sheet data in the table below combines the balance sheets of MotivePower and WABCO as of December 31, 1994 through 1998 and as of March 31, 1999 and 1998.

Summary Historical Financial Data of WABCO

   The following summary historical financial data for each of the years ended December 31, 1994 through 1998 has been derived from our audited consolidated financial statements. The following summary historical financial data for the three months ended March 31, 1999 and 1998 has been derived from our unaudited consolidated financial statements. This information is only a summary and you should read it together with our historical financial statements and related notes contained in this prospectus and in the annual and quarterly reports and other information that we have filed with the SEC. See "Where You Can Find More Information."

                            Three Months
                           Ended March 31,                 Year Ended December 31,
                          ------------------  -----------------------------------------------------
                            1999      1998      1998       1997       1996       1995       1994
                          --------  --------  ---------  ---------  ---------  ---------  ---------
                             (unaudited)      (thousands of dollars, except per share amounts)
Financial Data:
Net sales...............  $191,204  $158,136   $670,909   $564,441   $453,512   $424,959   $347,469
Gross profit............    61,545    51,796    219,179    186,118    153,349    146,058    117,925
Operating income........    28,897    24,755    104,666     89,975     79,718     89,302     73,368
Net income..............    11,920    10,858     41,654     37,263     32,725     33,725     36,841
Diluted earnings per
 share .................  $   0.46  $   0.42  $    1.62  $    1.42  $    1.15  $    1.27  $    0.92
Cash flow from (used in)
 operating activities...     5,915    12,467     42,067     66,974     58,911     45,881     43,711
Cash flow from (used in)
 investing activities...    (7,493)   (9,229)  (141,471)   (42,688)   (91,745)   (71,105)   (12,853)
Cash flow from (used in)
 financing activities...     2,953       285    102,198    (22,439)    32,507     24,261    (29,810)
Cash dividends per
 share..................      0.01      0.01       0.04       0.04       0.04       0.01       0.00
Ratio of Earnings to
 Fixed Charges(1).......       4.0       4.0        3.1        2.8        2.9        2.7        6.4
Other Data:
EBITDA(2)...............    35,682    31,139    129,874    114,599    101,967    107,936     89,695
                              March 31,                         December 31,
                          ------------------  -----------------------------------------------------
                            1999      1998      1998       1997       1996       1995       1994
                          --------  --------  ---------  ---------  ---------  ---------  ---------
Balance Sheet Data:
Total assets............  $609,460  $434,339   $596,184   $410,879   $363,236   $263,407   $187,728
Total debt..............   470,490   364,946    467,817    364,934    341,690    305,935     78,060
Shareholders' equity
 (deficit)..............   (19,362)  (66,731)   (33,853)   (79,263)   (76,195)  (108,698)    46,797

--------

(1) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of debt expense and 33% of rental payments under operating leases (an amount estimated by management of the interest components of such rentals). The ratio of earnings to fixed charges as of March 31, 1999 and December 31, 1998 is not materially affected by this offering.

(2) EBITDA is defined as operating income plus depreciation, amortization and unusual items. There were no such unusual items in any of the periods presented above. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing operating performance, financial position and cash flows. EBITDA measures are calculated differently by other companies. As such, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies. EBITDA has been presented because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

Summary Historical Financial Data of MotivePower

   The following summary historical financial data for each of the years ended December 31, 1994 through 1998 has been derived from MotivePower's audited consolidated financial statements. The following summary historical financial data for the three months ended March 31, 1999 and 1998 has been derived from MotivePower's unaudited consolidated financial statements. This information is only a summary and you should read it together with MotivePower's historical financial statements and related notes contained in this prospectus and in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other information that they have filed with the SEC. See "Where You Can Find
More Information."

                            Three Months
                           Ended March 31,                 Year Ended December 31,
                          ------------------  -----------------------------------------------------
                            1999      1998      1998       1997       1996       1995       1994
                          --------  --------  ---------  ---------  ---------  ---------  ---------
                             (unaudited)      (thousands of dollars, except per share amounts)
Financial Data:
Net sales...............  $107,274  $ 82,853   $365,218   $305,930   $291,407   $263,718   $368,537
Gross profit (loss).....    27,523    21,356     81,322     72,342     56,847     (5,167)    (5,478)
Operating income
 (loss).................    14,805    11,003     40,363     34,618     24,232    (51,113)   (49,977)
Net income (loss).......     7,878     6,648     32,197     20,276     11,509    (40,414)   (42,793)
Diluted earnings (loss)
 per share(1)(2)........  $   0.28  $   0.24  $    1.15  $    0.74  $    0.44  $   (1.56) $   (1.65)
Cash flow from (used in)
 operating activities...    13,169    (5,265)    31,344     35,452     43,368    (21,743)   (85,141)
Cash flow from (used in)
 investing activities...   (36,150)   (6,139)  (102,324)   (22,472)    12,407    (15,408)   (36,941)
Cash flow from (used in)
 financing activities...    28,491       490     59,743     (1,319)   (56,235)    30,388    120,463
Cash dividends
 per share(1)(3)........      0.00      0.00       0.00       0.00       0.00       0.03       2.21
Other Data:
EBITDA(4)...............    18,619    13,482     51,770     44,585     34,589      1,057        871
                              March 31,                         December 31,
                          ------------------  -----------------------------------------------------
                            1999      1998      1998       1997       1996       1995       1994
                          --------  --------  ---------  ---------  ---------  ---------  ---------
Balance Sheet Data:
Total assets............  $407,812  $285,607   $371,198   $283,102   $234,044   $280,948   $311,297
Total debt..............   134,164    50,833    105,798     50,507     49,592    120,118    108,176
Shareholders' equity....   186,637   151,441    177,929    144,548    120,980     94,527    114,124

--------

(1) Reflects a three-for-two common stock split in the form of a 50 percent stock dividend effective April 2, 1999.

(2)  The diluted loss per share for 1994 is a supplemental pro forma amount.

(3) Includes a special dividend to Morrison Knudsen Corporation of $2.13 per share on 16,724,000 shares paid in 1994.

(4) EBITDA is defined as operating income plus depreciation, amortization and unusual items. The 1995 EBITDA includes $40,838 of expenses for inventory writedowns related to a specific product line ($20,273), facility writedown ($9,570), locomotive lease fleet impairment ($7,064), loss on disposition of an operation ($2,849), costs associated with a class action and derivative suit ($582), and a provision for a contract loss ($500) which were separately disclosed and reported as unusual items in MotivePower's 1995 income statement and were added to the 1995 EBITDA amount. The 1994 EBITDA includes $39,216 of expenses for provisions for contract losses ($12,418), loss on disposition of an operation ($11,060), inventory writedowns related to a specific product line ($8,398), and costs associated with a class action and derivative suit ($7,340) which were separately disclosed and reported as unusual items in MotivePowers' 1994 income statement and were added to the 1994 EBITDA amount. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing operating performance, financial position and cash flows. EBITDA measures are calculated differently by other companies. As such, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies. EBITDA has been presented because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

         Summary Unaudited Pro Forma Condensed Combined Financial Data

   The following summary unaudited pro forma condensed combined financial data has been derived from and should be read with the "Unaudited Pro Forma Condensed Combined Financial Statements and Related Notes." This information is based on the historical consolidated balance sheets and related historical consolidated statements of income of MotivePower and WABCO giving effect to the merger using the pooling of interests method of accounting for business combinations. This information is for illustrative purposes only. The companies may have performed differently had they always been combined. The summary unaudited pro forma condensed combined financial data may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                          Three Months Ended
                               March 31,                Year Ended December 31,
                          --------------------  -------------------------------------------
                             1999       1998         1998           1997          1996
                          ----------  --------  --------------  ------------- -------------
                              (unaudited)       (in thousands, except per share amounts)
Financial Data:
Net sales...............    $298,478  $240,989      $1,036,127      $870,371      $744,919
Gross profit............      89,068    73,152         300,501       258,460       210,196
Operating income........      43,702    35,758         145,029       124,593       103,950
Income before
 extraordinary item.....      20,267    17,978          79,196        57,539        45,298
Diluted earnings per
 common share
 before extraordinary
 item(1)(2).............    $   0.33  $   0.29  $         1.29  $       0.94  $       0.72
Cash flow from (used in)
 operating activities...      19,084     7,202          73,411       102,426       102,279
Cash flow from (used in)
 investing activities...     (43,643)  (15,368)       (243,795)      (65,160)      (79,338)
Cash flow from (used in)
 financing activities...      31,444       775         161,941       (23,758)      (23,728)
Cash dividends per
 share(1)(2)(3).........    $   0.00  $   0.00  $         0.02  $       0.02  $       0.02
Ratio of Earnings to
 Fixed Charges(4).......         4.4                       3.9
Other Data:
EBITDA(5)...............      54,301    44,621         181,644       159,184       136,556
                               March 31,                      December 31,
                          --------------------  -------------------------------------------
                             1999       1998         1998           1997          1996
                          ----------  --------  --------------  ------------- -------------
Balance Sheet Data:
Total assets............   1,015,052   719,946         967,382       693,981       597,280
Total debt..............     604,654   415,779         573,615       415,441       391,282
Shareholders' equity....     126,275    84,710         144,076        65,285        44,785

--------

(1) Reflects the effects of a three-for-two split of MotivePower common stock in the form of a 50 percent stock dividend effective April 2, 1999.

(2) Reflects the exchange of 1.3 shares of MotivePower common stock for each share of our common stock outstanding.

(3) Includes a special dividend to Morrison Knudson Corporation of $2.13 on 16,724,000 shares which was paid in 1994.

(4) The ratio of earnings to fixed charges, adjusted to reflect the merger, has been calculated by dividing income before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of debt expense and 33% of rental payments under operating leases (an amount estimated by management of the interest components of such rentals).

(5) EBITDA is defined as operating income plus depreciation, amortization and unusual items. There were no such unusual items in any of the periods presented above. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing operating performance, financial position and cash flows. EBITDA measures are calculated differently by other companies. As such, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies. EBITDA has been presented because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

                  Selected Historical Financial Data For WABCO
                             (Dollars in Thousands)

   The following selected historical financial data for each of the years ended December 31, 1994 through 1998 has been derived from our audited consolidated financial statements and for the three months ended March 31, 1999 and 1998 the data has been derived from our unaudited consolidated financial statements. This information is only a summary and you should read it together with our historical audited financial statements and related notes contained in this prospectus and in the annual and quarterly reports and other information that we have filed with the SEC. See "Where You Can Find More Information."

                          Three Months Ended
                               March 31,                   Year Ended December 31,
                          --------------------  -------------------------------------------------
                            1999       1998       1998      1997      1996      1995       1994
                          ---------  ---------  --------  --------  --------  ---------  --------
                              (unaudited)          (thousands of except per share amounts)
Income Statement Data
Net sales...............  $ 191,204  $ 158,136  $670,909  $564,441  $453,512  $ 424,959  $347,469
Cost of sales...........    129,659    106,340   451,730   378,323   300,163    278,901   229,544
                          ---------  ---------  --------  --------  --------  ---------  --------
  Gross profit..........     61,545     51,796   219,179   186,118   153,349    146,058   117,925
Operating expenses......     32,648     27,041   114,513    96,143    73,631     56,756    44,287
                          ---------  ---------  --------  --------  --------  ---------  --------
  Income from
   operations...........     28,897     24,755   104,666    89,975    79,718     89,302    73,638
Interest expense and
 other, net.............      9,162      7,242    32,136    29,385    26,070     30,793    11,184
                          ---------  ---------  --------  --------  --------  ---------  --------
  Income before taxes
   and extraordinary
   item.................     19,735     17,513    72,530    60,590    53,648     58,509    62,454
Income taxes............      7,346      6,655    27,561    23,327    20,923     23,402    25,613
                          ---------  ---------  --------  --------  --------  ---------  --------
  Income before
   extraordinary item...     12,389     10,858    44,969    37,263    32,725     35,107    36,841
(Loss) on early
 extinguishment of
 debt...................       (469)        --    (3,315)       --        --     (1,382)       --
                          ---------  ---------  --------  --------  --------  ---------  --------
  Net income............  $  11,920  $  10,858  $ 41,654  $ 37,263  $ 32,725  $  33,725  $ 36,841
                          =========  =========  ========  ========  ========  =========  ========
Diluted Earnings per
 Common Share
Income before
 extraordinary item.....  $     .48  $     .42  $   1.75  $   1.42  $   1.15  $    1.32  $    .92
Loss on early
 extinguishment of
 debt...................       (.02)        --      (.13)       --        --       (.05)       --
                          ---------  ---------  --------  --------  --------  ---------  --------
  Net income............  $     .46  $     .42  $   1.62  $   1.42  $   1.15  $    1.27  $    .92
                          =========  =========  ========  ========  ========  =========  ========
Cash dividends per
 share..................  $     .01  $     .01  $    .04  $    .04  $    .04  $     .01  $    .00
Weighted average diluted
 shares outstanding.....     25,776     25,669    25,708    26,173    28,473     26,639    40,000
                          ---------  ---------  --------  --------  --------  ---------  --------
Other Financial Data
Cash flow from (used in)
 operating activities...      5,915     12,467    42,067    66,974    58,911     45,881    43,711
Cash flow from (used in)
 investing activities...     (7,493)    (9,229) (141,471)  (42,688)  (91,745)   (71,105)  (12,853)
Cash flow from (used in)
 financing activities...      2,953        285   102,198   (22,439)   32,507     24,261   (29,810)
Depreciation and
 Amortization...........      6,785      6,384    25,208    24,624    22,249     18,634    16,057
Capital Expenditures....      6,533      5,329    28,957    29,196    12,855     16,205    12,853
Interest Expense(1).....      9,096      7,373    31,217    29,729    26,152     30,998    10,898
Ratio of Earnings to
 Fixed Charges(2).......        4.0        4.0       3.1       2.8       2.9        2.7       6.4
Other Data
EBITDA(3)...............     35,682     31,139   129,874   114,599   101,967    107,936    89,695
                            As of March 31,                  As of December 31,
                          --------------------  -------------------------------------------------
                            1999       1998       1998      1997      1996      1995       1994
                          ---------  ---------  --------  --------  --------  ---------  --------
Balance Sheet Data
Working capital.........   $121,062  $  58,741  $ 95,411  $ 48,719  $ 48,176  $  36,674  $ 46,640
Property, plant and
 equipment, net.........    128,066    109,990   124,981   108,367    95,844     72,758    67,346
Total assets............    609,460    434,339   596,184   410,879   363,236    263,407   187,728
Total debt..............    470,490    364,946   467,817   364,934   341,690    305,935    78,060
Shareholders' equity
 (deficit)..............    (19,362)   (66,731)  (33,853)  (79,263)  (76,195)  (108,698)   46,797

--------

(1) Pro forma after giving effect to the offering, the interest expense for the three months ended March 31, 1999 and the year ended December 31, 1998 would have been $9.1 million and $32.7 million.

(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of debt expense and 33% of rental payments under operating leases (an amount estimated by management of the interest components of such rentals). The ratio of earnings to fixed charges as of March 31, 1999 and December 31, 1998 is not materially affected by this offering.

(3) EBITDA is defined as operating income plus depreciation, amortization and unusual items. There were no such unusual items in any of the periods presented above. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing operating performance, financial position and cash flows. EBITDA measures are calculated differently by other companies. As such, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies. EBITDA has been presented because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

                                  RISK FACTORS

   In addition to the other information contained in this prospectus, the following factors should be considered carefully before tendering old notes in exchange for new notes. The risk factors set forth below are generally applicable to the old notes as well as the new notes.

We are highly leveraged and have a deficit in stockholders' equity, which could impact our ability to timely repay the notes.

   Our company has substantial debt. As of March 31, 1999, our total indebtedness was approximately $470.5 million. Further, as of March 31, 1999, we had a $19.4 million deficit in stockholders' equity. See "Capitalization."

   As of March 31, 1999, our total indebtedness was $470.5 million, of which approximately $276.1 million was outstanding under our credit agreement with a consortium of commercial banks, $75.0 million was outstanding under the notes and $100.0 million was outstanding under our previously existing 9 3/8% Senior Notes due 2005 and issued in 1995. As of March 31, 1999, we had the ability to incur up to approximately $44.3 million of additional indebtedness under the credit agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Indebtedness."

   Our debt requires the dedication of a substantial portion of our future cash flow to the payment of principal and interest on indebtedness. It may, therefore, limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements. It may also increase our vulnerability to adverse economic and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business and industry, place us at a competitive disadvantage compared to our competitors that have less debt, and limit our ability to borrow additional funds. The result of the foregoing could impact our ability to timely repay the notes.

Our credit facilities limit our ability to take certain actions. These limitations could trigger defaults under our credit facilities which could lead to bankruptcy, and could impact our ability to timely repay the notes.

   Our credit agreement contains covenants that, among other things, limit the payment of dividends and the incurrence of additional debt and restrict mergers, acquisitions and sales of assets or sales of the stock of our subsidiaries. In addition, a "change in control" constitutes an event of default. Change in control is defined to include:

  . ownership of more than 35% of the common stock by any person other than certain designated persons or entities; or

  . a combination of certain designated persons or entities ceasing to own 35% of the common stock.

   We are also required to maintain specified financial ratios and meet certain other financial tests.

   The indenture under which our $100 million in existing notes were issued in 1995 and the indenture pertaining to the notes covered by this exchange offer also contain covenants that, among other things, limit our ability, as well as the ability of certain of our subsidiaries, to:

  .  incur indebtedness;

  .  pay dividends on and redeem capital stock;

  .  create restrictions on investments in unrestricted subsidiaries;

  .  make distributions from certain subsidiaries;

  .  use proceeds from the sale of assets and subsidiary stock;

  .  enter into transactions with affiliates;

  .  create liens; and

  .  enter into sale/leaseback transactions.

   Our requirement to meet the foregoing covenants impacts the manner in which we operate our business. It could limit our ability to spend money on capital projects, research and development costs, or similar items. It could also make us unable to complete acquisitions or to take advantage of favorable business opportunities. Further, our failure to meet any of the foregoing covenants could trigger defaults under our credit facilities. The documents for our credit facilities are cross-defaulted, so that defaults in one document would default others. A series of defaults could trigger our bankruptcy and the potential that we would be unable to timely repay the notes.

   The 1995 existing notes indenture and the indenture to the notes covered by this exchange offer also restrict, subject to certain exceptions, our ability to consolidate and merge with, or to transfer all or substantially all our assets to, another person. In addition, upon the occurrence of a change of control under the existing notes indenture and the indenture to the notes covered by this exchange offer, each holder of the existing notes and the notes covered by this exchange offer will have the right to require us to repurchase all or a portion of the existing notes or the notes covered by this exchange offer held by such holder, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of repurchase. We can not assure that we will have the financial ability to repurchase all these notes upon a change of control. In addition, the exercise of such rights could trigger cross-default provisions in the credit agreement with bank lenders and lead to our bankruptcy.

   We believe that the proposed merger with Motive Power will constitute an event of default under our credit agreement but not directly under either indenture. We anticipate receiving a waiver under or renegotiating our credit agreement prior to the merger. Although we believe that we will be able to maintain compliance with our current financial tests, we can not assure that we will be able to do so. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of the New Notes" and "Description of Indebtedness."

The notes are effectively subordinated. Upon our liquidation the notes would only be paid after our bank lenders under our credit agreement are first paid. We may not have sufficient funds to fully pay the notes after repaying amounts that are effectively senior to the notes.

   Although the notes rank side by side in right of payment with indebtedness outstanding under the credit agreement, the debt under the credit agreement is secured by substantially all of our assets and those of our domestic subsidiaries. The notes are unsecured and therefore do not have the benefit of such collateral. If an event of default occurs under the credit agreement, the lenders under the credit agreement will have preferential claims to those assets and may foreclose upon those assets to the exclusion of the holders of the notes, notwithstanding the existence of an event of default with respect to the notes. Accordingly, in such an event, our assets which secure obligations under the credit agreement would first be used to repay in full amounts outstanding under the credit agreement before being available to pay the notes.

   The notes are not guaranteed by our subsidiaries. The credit agreement is unconditionally guaranteed by all of our domestic subsidiaries. The notes will be effectively subordinated to all of the liabilities of our subsidiaries, including trade payables. This is because your only access to the assets of the subsidiaries is through the stock of the subsidiaries. WABCO owns the stock of our subsidiaries, while direct creditors of the subsidiaries, including the lenders under the credit agreement, who have guarantees from the subsidiaries, and trade creditors of the subsidiaries, have direct access to the subsidiaries' assets. At March 31, 1999, the total liabilities of our subsidiaries, including trade payables, were approximately $66.0 million, exclusive of guarantees by such subsidiaries under the credit agreement and intercompany obligations.

   After paying in full the bank lenders under the credit agreement prior to repaying the notes, and while paying the remainder of our obligations at the same time as we pay the notes, we could be in the position to be unable to fully repay the notes.

Termination fees with MotivePower could require us to make material payments to MotivePower if we terminate the pending merger transaction. This cash expenditure would have a negative impact on our financial condition.

   We must pay to MotivePower a termination fee of $15 million plus $2 million in expenses if the merger agreement terminates under specified circumstances. Any amounts that we are required to pay MotivePower could affect our cash flow and potentially reduce our ability to repay the notes.

The pending merger with MotivePower will create expenses and require substantial management attention which could negatively impact our ability to repay the notes.

   Although the pending merger is expected to create a more competitive enterprise, there are a number of risks to WABCO in connection with the merger. The combined company (MotivePower merged with WABCO) may not be able to realize the cost savings and other synergies from the merger or successfully integrate the operations of MotivePower and WABCO. MotivePower and WABCO will need to integrate numerous systems, including management information, purchasing, accounting and finance, sales, billing and payroll, which will require substantial attention from management. Diversion of management attention to and difficulties associated with integrating MotivePower and WABCO could harm the combined company. Further, the direct costs of the merger, which are estimated to be approximately $20-25 million, and the integration related expenses in connection with the merger, which are estimated to be approximately $35-40 million, will impact the combined company going forward. These risks are described in detail in the joint proxy statement/prospectus for the merger transaction. See "Where You Can Find More Information."

Our ability to expand our international operations may be limited by the need to obtain additional regulatory approvals in foreign jurisdictions and the need to meet local equipment requirements.

   Approximately 17% of our revenues are derived from the international operations which we conduct in North America, the United Kingdom, Canada, France, Australia, India and Italy. We are also exploring the possibility of expansion into other international markets.

   Our ability to expand sales of our products internationally, in particular our locomotive and freight braking products, is limited by the necessity of obtaining regulatory approval in new jurisdictions. For example, local regulatory approval is required in order to market our brake shoes in India. Our international growth strategy can also be hampered by the additional expense of modifying products to comply with local railroad equipment requirements.

Our financial performance on a U.S. dollar denominated basis can be significantly affected by fluctuations in currency exchange rates.

   Our international operations also pose risks due to currency exchange rates. Our financial performance is reported on a U.S. dollar denominated basis. However, our international operations are generally conducted in the currencies of the countries in which such operations are located. Fluctuations in currency exchange rates can negatively impact our financial results. These financial results are important to avoiding defaults under our credit facilities.

Fluctuations in customer orders in the railway industry due to economic conditions and alternate forms of transportation can reduce our revenues and harm our financial results.

   The railway industry has historically been subject to significant fluctuations due to overall economic conditions and the level of use of alternate methods of transportation. In economic downturns, railroads may defer certain expenditures in order to conserve cash in the short term, and reductions in freight traffic may reduce demand for our products. This could reduce our revenues without a corresponding decrease in our fixed costs. This can negatively impact our financial results. We can not assure that economic conditions will remain favorable or that there will not be significant fluctuations adversely affecting the industry as a whole and, as a result, our company.

Cyclicality in the passenger transit industry can reduce our revenues and harm our financial results.

   Although many industries tend to be cyclical, the passenger transit railway industry is particularly so. New passenger transit car orders vary from year to year and are influenced greatly by major replacement programs and by the construction or expansion of transit systems by transit authorities. Although our revenues may be reduced at any time due to lack of orders from the passenger transit industry, our fixed costs which are necessary to be prepared for busy periods may stay the same. This can negatively impact our financial results.

Because a material portion of our future net sales will be derived from governmental or other public entities, and not private companies, we can be negatively affected by changes in political, economic or similar conditions.

   A substantial portion of our net sales has been, and we expect that a material portion of our future net sales may be, derived from contracts with metropolitan transit and commuter rail authorities and Amtrak. To the extent that future funding for proposed public projects is curtailed or withdrawn altogether as a result of changes in political, economic, fiscal or other conditions beyond our control, such projects may be delayed or cancelled, resulting in a potential loss of new business.

We are currently involved in asbestos litigation which could, under certain circumstances, require us to use substantial amounts of cash for legal fees and settlements or judgments.

   We acquired the North American operations of the railway products group of American Standard, Inc. in 1990. There are various pending claims by employees of third parties who allege they were exposed to asbestos while handling American Standard products manufactured prior to the acquisition (American Standard discontinued the use of asbestos in its products in 1980). We believe that pursuant to the asset purchase agreement by which we acquired the railway products group, American Standard remains liable for all asbestos claims filed against our company. Although we believe that American Standard is willing and able to fulfill its indemnity obligation, there can be no assurance that American Standard will not dispute or become unable to perform its obligations. If this occurs, we would be required to use our cash to pay for legal fees and settlements or judgments related to the asbestos claims.

   With respect to asbestos claims against our friction products subsidiary, RFPC, we believe that the American Standard asset purchase agreement requires American Standard to indemnify our company and RFPC for 50% of any liability and defense costs that RFPC may incur with respect to asbestos claims. The remaining costs should be covered by insurance. American Standard's indemnity obligation with respect to RFPC claims expires in March 2000 in connection with claims that are initiated after that date. Again, although we believe that American Standard is willing and able to fulfill its indemnity obligation with respect to RFPC asbestos claims, there can be no assurance that American Standard will not dispute or become unable to perform its obligations. If this occurs, we would be required to use our cash to pay for legal fees and settlements or judgments related to the asbestos claims.

   Finally, we believe that Mark IV Industries, Inc., the former owner of another of our subsidiaries, Vapor Corporation, is obligated to indemnify our company and Vapor for asbestos claims against Vapor. Although we believe that Mark IV is willing and able to fulfill its indemnity obligation with respect to Vapor asbestos claims, there can be no assurance that Mark IV will not dispute or become unable to perform its obligations. If this occurs, we would be required to use our cash to pay for legal fees and settlements or judgments related to the asbestos claims.

Year 2000 issues may negatively affect our operations. Year 2000 issues may also negatively affect our suppliers or customers in a manner which could impact our business.

   We have developed remediation and replacement programs to address the Year 2000 issues with respect to our internal systems. However, with respect to our internal systems, we can not assure that the remediation and replacement programs that are currently operating will not experience minor disruptions. In addition, we can not assure that our vendors, suppliers and other service providers will successfully resolve their own Year 2000 issues in a manner that avoids significant impact to us. We have received written assurances from some of our suppliers and customers and other providers acknowledging the Year 2000 issues and stating their present intention to be compliant. We have not received assurances from all of our suppliers and other providers and there is no guarantee that one or more key suppliers and other providers will not fail to become compliant in time to avoid a disruption to our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effects of Year 2000." A Year 2000 failure of our systems, or those of key customers or suppliers, could cause disruptions of our business. These disruptions could include a slowdown or shutdown of production, an inability to invoice or collect from customers, an inability to receive critical supplies or a reduction in customer orders. Any one or more of these could harm our financial results.


   Our products are generally sold with a limited warranty for defects. We have reviewed our products currently in use by our customers or being sold and do not believe that there will be material increases in warranty or liability claims arising out of Year 2000 non-compliance. However, a material increase in such claims could require us to apply substantial amounts of money or time to correct any defects.

There is no established market for the resale of the notes. Noteholders may not be able to resell their notes or may have to resell them at a discount.

   Prior to this exchange offer, there was no existing trading market for the old notes and there were no registered notes. Although Chase Securities, the initial purchaser of the Notes, informed us that it intended to make a market in the notes, it was not obligated to do so and any such market making may be discontinued at any time without notice, at the sole discretion of Chase Securities. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, we can not offer any assurance as to the development or liquidity of any market for the new notes, although we expect that the new notes will be eligible for trading through The Private Offerings, Resales and Trading through Automated Linkages Market, also known as the "PORTAL market." The PORTAL market acts as a facilitator of SEC Rule 144A and provides regulatory oversight for the clearance and settlement of domestic and foreign debt and equity securities through designated clearing and depository organizations. It includes equity, fixed income and derivative securities. Settlement in the PORTAL market and via DTC occurs much faster than does delivery or traditional European clearance and settlement, which may take weeks.

   The exchange offer is not conditioned upon any minimum or maximum aggregate principal amount of notes being tendered for exchange. We cannot assure the liquidity of the trading market for the new notes, or, in the case of non-exchanging holders of notes, the trading market for the old notes following the exchange offer. Noteholders may not be able to resell their notes or may have to resell them at a discount.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   We have made statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and elsewhere in this prospectus that constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements.

   The factors that could affect our forward-looking statements include those listed under "Risk Factors" and the following:

 Economic and Industry Conditions

  .  fluctuations in interest rates

  . materially adverse changes in economic or industry conditions generally or in the markets served by our companies, including North America, South America, Europe and Australia

  .  demand for services in the freight and passenger rail industry

  .  consolidations in the rail industry

  .  demand for our products and services

  .  continued outsourcing by our customers

  .  demand for freight cars, locomotives, passenger transit cars and buses

  .  industry demand for faster and more efficient braking equipment

 Operating Factors

  .  supply disruptions

  .  technical difficulties

  .  changes in operating conditions and costs

  .  successful introduction of new products

  .  labor relations

  .  completion and integration of additional acquisitions

  .  the development and use of new technology

  .  Year 2000 disruptions

 Competitive Factors

  .  the actions of competitors

 Political Governmental Factors

  .  political stability in relevant areas of the world

  .  future regulation/deregulation of our customers and/or the rail industry

  .  governmental funding for some of our customers

  . political developments and laws and regulations, such as forced divestiture of assets, restrictions on production, imports or exports, price controls, tax increases and retroactive tax claims, expropriation of property, cancellation of contract rights, and environmental regulations

 Transaction or Commercial Factors

  . the outcome of negotiations with partners, governments, suppliers, customers or others.

                                USE OF PROCEEDS

   A portion of the net proceeds from the old notes were used to repay
$30 million outstanding under an unsecured credit facility, the proceeds of which were used to fund our acquisition of Rockwell Railroad Electronics. Such unsecured credit facility was terminated. The balance of the proceeds was used to reduce revolving credit borrowings under the credit agreement as required under its terms. The Chase Manhattan Bank, an affiliate of the initial purchaser, Chase Securities, is an agent and lender under both the unsecured credit facility and the credit agreement. As of December 31, 1998, the unsecured credit facility bore interest at a rate of 9.75% per annum. As of the same date, interest on the revolving credit borrowings under the credit agreement bore interest at an average variable rate of 7.23% per annum.

   This exchange offer, relating to the new notes, is intended to satisfy our obligations under the purchase agreement and the exchange and registration rights agreement with respect to the old notes. We will not receive any cash proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes contemplated in this prospectus, we will receive old notes in like principal amount. The form and terms of the old notes are the same in all material respects as the forms and terms of the new notes, which replace the old notes, except as otherwise described herein. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase or decrease in WABCO's indebtedness. As such, no effect has been given to the exchange offer in the pro forma statements or capitalization tables.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of March 31, 1999 on a historical basis and as adjusted for our merger with MotivePower. This table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto set forth in or incorporated by reference in this prospectus.

                                                           March 31, 1999
                                                      --------------------------
                                                                   As Adjusted
                                                      Historical  for the Merger
                                                      ----------  --------------
Debt (including current portion):
Revolving credit notes............................... $  73,600     $ 200,600
Term loan............................................   202,500       202,500
9 3/8% Senior notes, due June 2005...................   100,000       100,000
9 3/8% Series B Senior notes, due June 2005..........    75,000        75,000
Pulse acquisition note...............................    16,990        16,990
Industrial Revenue Bonds.............................       --          7,164
Other................................................     2,400         2,400
                                                      ---------     ---------
  Total Debt......................................... $ 470,490     $ 604,654
                                                      =========     =========
Shareholders' Equity (Deficit):
Common stock......................................... $     474     $     882
Additional paid-in capital...........................   108,066       128,322
Less-Treasury Stock, at cost.........................  (187,014)       (5,986)
Less-Unearned ESOP Shares, at cost...................  (127,397)     (127,397)
Retained Earnings....................................   193,965       137,597
Deferred Compensation................................      (103)        5,531
Accumulated other comprehensive loss.................    (7,353)      (12,674)
                                                      ---------     ---------
  Total Shareholders' Equity (Deficit)...............   (19,362)      126,275
                                                      =========     =========
  Total Capitalization............................... $ 451,128     $ 730,929
                                                      =========     =========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

   Our business is comprised of three principal business segments: railroad, transit and molded products. Our strategy for growth is focused on using technological advancements to develop new products, expanding the range of after-market products and services and penetrating international markets in each of these three segments. In addition, management continually evaluates acquisition opportunities that meet our criteria and complement our operating strategies and product offerings.

Results of Operations

                         First Quarter 1999 Compared To
                               First Quarter 1998

 Summary Results of Operations

                                                     Three Months
                                                    Ended March 31
                                                  --------------------  Percent
                                                    1999       1998     Change
                                                  ---------  ---------  -------
                                                  Dollars in millions
                                                   except per share
Net sales.......................................  $   191.2  $   158.1   20.9%
Gross profit margin.............................       32.2%      32.8%    nm
Income from operations..........................  $    28.9  $    24.8   16.5
Income before extraordinary item................       12.4       13.8
Extraordinary item, net of tax..................        (.5)       --      nm
Net income......................................       11.9       10.9    9.2
Diluted earnings per share, before extraordinary
 items..........................................        .48        .42   14.3
Diluted earnings per share......................        .46        .42    9.5

--------
nm-not meaningful

   Income before extraordinary items for the first three months of 1999 increased $1.5 million, or 13.8%, compared with the same period a year ago. Because of the $469 thousand, net of tax, extraordinary charge to write-off certain previously capitalized debt issuance costs, net income increased only $1.0 million, compared to the first quarter of 1998. Diluted earnings per share before extraordinary item increased 14.3% to $.48. Income from operations increased in the comparison primarily due to revenue growth and related gross profit.

   A number of events have occurred over the comparative period that impacted our results of operations and financial condition including:

  . In 1998, we completed several acquisitions that complement and enhance the mix of existing products and markets. The results of these acquisitions are included in the first quarter of 1999, but not in the first quarter of 1998. Acquisitions completed during this timeframe were Rockwell Railroad Electronics, Comet Industries, Inc, Lokring Corporation, Hadady Corporation, and RFS(E) Limited. See "Business." Aggregate incremental revenues from all of the above acquisitions were $20.9 million in the first quarter of 1999.

  . In January 1999, we issued the old notes at a premium resulting in an effective interest rate of 8.5%. As a result of the issuance and payoff of the unsecured credit facility, we wrote off previously capitalized debt issuance costs of approximately $469 thousand, net of tax ($.02 per diluted share) in the first quarter of 1999, which was reported as an extraordinary item.

 Net Sales

   The following table sets forth our net sales by business segment:

                                                                 Three Months
                                                                     Ended
                                                                   March 31
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                                                                  Dollars in
                                                                   thousands
Railroad group................................................ $118,316 $ 87,686
Transit group.................................................   54,862   51,531
Molded products group.........................................   18,026   18,919
                                                               -------- --------
  Net sales................................................... $191,204 $158,136
                                                               ======== ========

   Net sales for the first quarter of 1999 increased $33.1 million, or 20.9%, to $191.2 million. This increase was primarily attributable to incremental revenue from the acquisitions referred to above within the railroad group. Increased sales volumes in the railroad group also refect a strong original equipment manufacturer market for freight cars, with approximately 21,600 freight cars delivered in the first quarter of 1999 compared to 17,800 in the same period of 1998. In spite of this increase, we anticipate new freight car deliveries in 1999 to be lower than that of 1998; however, railroad original equipment manufacturer and aftermarket sales are expected to be reasonably strong for the foreseeable future.

 Gross Profit

   Gross profit increased 18.8% to $61.5 million in the first quarter of 1999 compared to $51.8 million in the same period of 1998. Gross margin, as a percentage of sales, was 32.2% compared to 32.8%. Gross margin is dependent on a number of factors including sales volume and product mix. Incremental revenue from recent acquisitions at lower margins as compared to our historical results was the primary reason for the lower margins in the period-to-period comparison. These lower margins were partially offset by favorable margins on increased sales in the core railroad group operations.

 Operating Expenses

                                                       Three Months
                                                      Ended March 31
                                                   --------------------- Percent
                                                      1999       1998    Change
                                                   ---------- ---------- -------
                                                   Dollars in thousands
Selling and marketing.............................    $ 8,503    $ 6,914  23.0%
General and administrative........................     12,828     11,584  10.7
Engineering.......................................      8,907      6,438  38.4
Amortization......................................      2,410      2,105  14.5
                                                   ---------- ----------
  Total...........................................    $32,648    $27,041  20.7%
                                                   ========== ==========

   Total operating expenses as a percentage of net sales were 17.1% in the first quarter of 1999 and 1998. Total operating expenses increased $5.6 million in the quarter-to-quarter comparison of which $5.2 million, or 93% of the increase, related to operating expenses of the acquired businesses. Excluding incremental revenues and operating expenses from businesses acquired in the comparative period, operating expenses as a percentage of sales would have decreased to approximately 16.1% due to costs incurred in 1998 to install computer system upgrades that included Year 2000 compliant software. In addition, during the fourth quarter 1998 and first quarter of 1999, we completed the consolidation of several facilities as we integrated recently acquired businesses into our core operations.

 Income from Operations

   Operating income totaled $28.9 million in the first quarter of 1999 compared with $24.8 million in the first quarter of 1998. Higher operating income resulted from higher sales volume and related higher gross profit. As a percentage of revenue, operating income was 15.1% and is substantially consistent with that of the prior year. Favorable volume changes at relatively stable operating margins in the railroad group was the primary reason for the increase in operating income.

 Interest and Other Expense

   Interest expense totaled $9.1 million, an increase of $1.7 million in the quarter-to-quarter comparison. The increase was primarily due to financing costs of recent acquisitions, partially offset by debt repayments.

 Income Taxes

   The provision for income taxes on income before extraordinary items increased to $7.3 million for the first quarter of 1999. The effective tax rate declined to 37.25% in the current quarter from 38.0% a year ago, resulting from additional benefits through our Foreign Sales Corporation and lower overall effective state tax rates.

                          Fiscal Year 1998 Compared To
                                Fiscal Year 1997

 Summary Results of Operations

                                                          Year Ended
                                                         December 31
                                                         -------------  Percent
                                                          1998   1997   Change
                                                         ------  -----  -------
                                                          Dollars in
                                                          millions,
                                                          except per
                                                            share
Gross profit margin.....................................   32.7%  33.0%    nm
Income from operations.................................. $104.7  $90.0   16.3%
Income before extraordinary item........................   45.0   37.3   20.6
Extraordinary item, net of tax..........................    3.3    --      nm
Net income..............................................   41.7   37.3   11.8
Diluted earnings per share, before extraordinary item...   1.75   1.42   20.7
Diluted earnings per share..............................   1.62   1.42   14.1

--------
nm-not meaningful

   Income before extraordinary item for 1998 increased $7.7 million, or 20.6%, compared with the same period for 1997. Because of the $3.3 million extraordinary charge to write-off certain previously capitalized debt issuance costs, net income increased only $4.4 million, compared to 1997. Diluted earnings per share before extraordinary item increased 20.7% to $1.75 and diluted earnings per share increased 14.1% to $1.62. Income from operations increased in the comparison primarily due to revenue growth and related gross profit.

   A number of events have occurred over the comparative period that impacted the company's results of operations and financial condition including:

  . In 1997 and 1998, we completed several acquisitions that complement and enhance the mix of existing products and markets. Acquisitions completed during this timeframe were Rockwell Railroad Electronics, Comet, Lokring, Hadady, RFS (E), Sloan Valve Company, HP s.r.l, Stone Safety Services Corporation and Stone U.K. Limited, and Thermo King Corporation. See "Business." Aggregate incremental revenues from all of the above acquisitions were $63.7 million in 1998.

  . In June 1998, we refinanced our credit agreement and subsequently amended the agreement in October 1998. This resulted in a write off of previously deferred financing costs of approximately $3.3 million, net of tax ($.13 per share), which has been reported as an extraordinary item.

  . In March 1997, we repurchased 4 million shares of our common stock held by a major shareholder for $44 million plus $2 million in related fees.

 Net Sales

   The following table sets forth, for the period indicated, our net sales by business segment:

                                                                Year Ended
                                                                December 31
                                                           ---------------------
                                                              1998       1997
                                                           ---------- ----------
                                                           Dollars in thousands
Railroad group............................................ $  388,797 $  310,295
Transit group.............................................    211,801    189,541
Molded products group.....................................     70,311     64,605
                                                           ---------- ----------
  Net sales............................................... $  670,909 $  564,441
                                                           ========== ==========

   Net sales for 1998 increased $106.5 million, or 18.9%, to $670.9 million. This increase was primarily attributable to incremental revenue in 1998 of approximately $43.2 million from the acquisitions referred to above within the railroad group. Increased sales volumes in the railroad group also reflect a strong market for freight cars sold to original equipment manufacturers, with approximately 76,000 freight cars delivered in 1998 compared to 50,000 in 1997. These increases were partially offset by lower sales in the electronics portion of the railroad group, where in 1997 product sales benefited from a federal mandate that certain monitoring equipment be installed in trains by July 1997. Incremental revenue in 1998 for the acquisitions referred to above, of approximately $20.5 million, was the primary reason for the increase in revenues in the transit group. We anticipate new freight car deliveries in 1999 to be slightly lower than that of 1998, however, railroad original equipment manufacturers and after-market sales are expected to be reasonably strong for the foreseeable future.

 Gross Profit

   Gross profit increased 17.8% to $219.2 million in 1998 compared to $186.1 million in 1997. Gross margin, as a percentage of sales, was 32.7% as compared to 33.0%. Gross margin is dependent on a number of factors including sales volume and product mix. Incremental revenue from recent acquisitions at lower margins as compared to our historical results, was the primary reason for the lower margins in the period-to-period comparison. These lower margins were partially offset by favorable margins on increased sales in the railroad and molded product groups.

 Operating Expenses

                                                         Year Ended
                                                        December 31
                                                    ---------------------Percent
                                                       1998      1997    Change
                                                    ---------- -----------------
                                                    Dollars in thousands
Selling and marketing.............................. $   30,711 $  25,364  21.1%
General and administrative.........................     45,337    38,153  18.8
Engineering........................................     30,436    24,386  24.8
Amortization.......................................      8,029     8,240  (2.6)
                                                    ---------- ---------  ----
  Total............................................ $  114,513 $  96,143  19.1%
                                                    ========== =========  ====

   Total operating expenses as a percentage of net sales were 17.1% in 1998 compared with 17.0% in 1997. Total operating expenses increased in 1998 by $18.4 million in the period-to-period comparison. Incremental expenses from acquired businesses totaled $10.2 million or 55% of the increase. In addition, higher operating expenses reflect costs associated with computer system upgrades which includes Year 2000 compliant computer software of approximately $3.5 million and additional engineering efforts associated with new product development. We anticipate cost savings in 1999 from the consolidation of several facilities and a related net reduction of employees as recently acquired businesses are integrated into our core operations.

 Income from Operations

   Operating income totaled $104.7 million in 1998 compared with $90.0 million in 1997. Higher operating income results from higher sales volume and related higher gross profit. As a percentage of revenue, operating income was 15.6% and is substantially consistent with that of the prior year. Favorable volume changes in the railroad and the molded products groups were partially offset by lower profits, as a percentage of sales, in the transit group.

 Interest and Other Expense

   Interest expense increased $1.5 million to $31.2 million during 1998, primarily due to financing costs of recent acquisitions, partially offset by debt repayments.

   Other expense for 1998 totaled $0.9 million primarily reflecting the effects of changes in foreign currency exchange rates associated with a loan to a wholly-owned subsidiary. The effect of subsequent changes in exchange rates will be reflected in future periods.

 Income Taxes

   The provision for income taxes increased $4.2 million to $27.6 million in 1998 compared with 1997. The effective tax rate declined to 38% in 1998 from 38.5% a year ago, resulting from additional benefits through our foreign sales corporation and lower overall effective state tax rates.

                          Fiscal Year 1997 Compared To
                                Fiscal Year 1996

 Summary Results of Operations

                                                      Year Ended
                                                      December 31
                                                 ----------------------  Percent
                                                    1997        1996     Change
                                                 ----------  ----------  -------
                                                 Dollars in millions,
                                                   except per share
Net sales....................................... $    564.4  $    453.5   24.5%
Gross profit margin.............................       33.0%       33.8%    nm
Income from operations.......................... $     90.0  $     79.7   12.9
Net income......................................       37.3        32.7   14.1
Diluted earnings per share......................       1.42        1.15   23.5

--------
nm-not meaningful

   Net income for 1997 increased $4.6 million, or 14.1% compared with 1996. Diluted earnings per share increased 23.5% to $1.42 per diluted share. The higher earnings per share reflects the benefits associated with acquisitions and new products and the 4 million share repurchase. Income from operations increased in the comparison primarily due to revenue growth and related gross profit.

 Net Sales

   The following table sets forth, for the period indicated, our net sales by business segment:

                                                         Year Ended December 31
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
                                                          Dollars in thousands
Railway group........................................... $   310,295 $   294,021
Transit group...........................................     189,541     100,902
Molded products group...................................      64,605      58,589
                                                         ----------- -----------
  Net sales............................................. $   564,441 $   453,512
                                                         =========== ===========

   Net sales for the year ended December 31, 1997 increased $110.9 million, or 24.5%, to $564.4 million. The transit group acquisitions of Vapor, Stone, Thermo King and HP contributed $85.5 million of the increase. In addition, increased volumes in all groups favorably affected the comparison.

 Gross Profit

   Gross profit increased 21.4% to $186.1 million in 1997 compared to $153.3 million in 1996. Gross margin, as a percentage of sales, was 33.0% in 1997 and 33.8% in 1996. The effect of lower margins of the recently acquired businesses was the primary factor for the change.

 Operating Expenses

                                                        Year Ended
                                                        December 31
                                                   --------------------- Percent
                                                      1997       1996    Change
                                                   ---------- ---------- -------
                                                   Dollars in thousands
Selling and marketing............................. $   25,364 $   18,643  36.1%
General and administrative........................     38,153     28,890  32.1
Engineering.......................................     24,386     18,244  33.7
Amortization......................................      8,240      7,854   4.9
                                                   ---------- ----------
  Total........................................... $   96,143 $   73,631  30.6%
                                                   ========== ==========

   Total operating expenses increased $22.5 million in the year-to-year comparison primarily reflecting the effect of acquisitions completed in 1997 and 1996. Incremental expenses in 1997 from acquired businesses totaled $15.3 million. In addition, higher operating expenses reflect costs associated with certain strategic initiatives including expanded international marketing activities and additional engineering efforts associated with new product development.

 Income from Operations

   Operating income totaled $90.0 million in 1997 compared with $79.7 million a year earlier. Higher operating income reflects higher sales volume and related gross profit.

 Interest Expense

   Interest expense increased $3.6 million to $29.7 million during 1997, primarily due to funding costs associated with repurchases of common stock and acquisitions, partially offset by debt repayments.

 Income Taxes

   The provision for income taxes increased $2.4 million to $23.3 million in 1997, compared with $20.9 million in 1996. The effective tax rate declined to 38.5% in 1997 from 39.0% in 1996.

Liquidity and Capital Resources

   Liquidity is provided primarily by operating cash flow and borrowings under our credit facilities.

   Operating cash flow decreased $6.6 million in the first quarter of 1999 as compared to the first quarter of 1998 as a result of a 27% increase in working capital since December 31, 1998. These changes are primarily due to higher accounts receivable and inventory levels related to sales growth and reductions to balances on open accounts with vendors. In addition, inventory levels have increased within the transit group as production continues for future product deliveries related to the Metropolitan Transit Authority/New York City Transit project. Deliveries are expected to commence in the second half of 1999.

   Gross capital expenditures were $6.5 million, $5.3 million, $29.0 million, $29.6 million and $13.2 million in the first quarters of 1999 and 1998, and in the years 1998, 1997 and 1996, respectively. The majority of capital expenditures for these periods relates to incurring costs for upgrades to existing equipment, replacement of antiquated equipment and purchases of new equipment due to expansion of WABCO's operations, where we believe overall cost savings can be achieved through increased efficiencies. We expect 1999 capital expenditures for equipment purchased for similar purposes to approximate $25 to $30 million.

   In 1998, 1997 and 1996, our cash flow from operating activities was approximately $42 million, $67 million and $59 million, respectively. The decrease in operating cash flow from 1997 to 1998 was primarily related to an increase in working capital due to higher accounts receivables and increased inventory levels associated with increased sales growth and acquired businesses with large working capital requirements. These additional working capital requirements resulted in less operating cash flow for debt repayments in 1998 as compared to 1997. Our acquisitions of businesses also resulted in increased borrowings.

   In 1998, we completed the Rockwell, Comet, Lokring, RFS(E) and Hadady acquisitions for an aggregate purchase price of $112.9 million consisting of debt and cash. In 1997, we completed the Stone, Thermo King, Sloan and HP acquisitions for an aggregate purchase price of $16.0 million. In 1996, we acquired Vapor Group and Futuris Industrial Products Pty. Ltd for an aggregate purchase price of $78.9 million. See "Business." These transactions utilized borrowings for the purchase price. Also, in 1995, we acquired Pulse for $54.9 million, consisting of $20 million in bank borrowings, a $17.0 million note payable and the company's common stock valued at $17.9 million at the time of the acquisition.

   In the quarter ending March 31, 1999, we issued $75 million of additional Senior Notes and used the proceeds to repay amounts outstanding on certain term debt and the balance to repay a portion of our revolving credit facility, thereby increasing amounts available under the credit agreement. See below for additional information.

   In March 1997, the repurchase of our stock held by Scandanavian Incentive Holding B.V. occurred. See "Business." We financed the 4 million share repurchase that was part of the SIH sale through borrowings under our credit facility.

   The following table sets forth our outstanding indebtedness and average interest rates at March 31, 1999. The revolving credit note and term loan interest rates are variable and dependent on market conditions. Interest on the Pulse note can vary with changes to prime.

                                                            March 31 December 31
                                                              1999      1998
                                                            -------- -----------
                                                            Dollars in thousands
Credit Agreement, matures 12/2003
  Revolving credit, 6.3%................................... $ 73,600  $105,555
  Term loan, 6.3%..........................................  202,500   202,500
9 3/8% Senior notes due 6/2005.............................  175,000   100,000
Unsecured credit facility..................................      --     30,000
Pulse note, 9.5%, due 1/2004...............................   16,990    16,990
Comet notes................................................      --     10,200
Other......................................................    2,400     2,572
                                                            --------  --------
  Total.................................................... $470,490  $467,817
                                                            ========  ========

   As of March 31, 1999 and December 31, 1998, we had $20,264 and $30,579,
respectively, of debt that is due to be repaid within one year.

 Credit Agreement

   The credit agreement provides for an aggregate credit facility of $350 million, consisting of up to $170 million of June 1998 term loans, up to $40 million of September 1998 term loans, and up to $140 million of revolving loans. At March 31, 1999, amounts available under the revolving credit facility increased to $44.3 million.

   In January 1999, we completed the private placement of $75 million of old notes with an effective rate of 8.5% which mature in June 2005. The January issuance improved our financial liquidity by:

  . using a portion of the proceeds to repay $30 million of debt associated with the Rockwell Railroad Electronics acquisition that bore interest at 9.56%, and;

  . using a portion of the proceeds to repay variable-rate revolving credit borrowings thereby increasing amounts available under the revolving credit facility.

   Credit agreement borrowings bear variable interest rates indexed to common indexes such as LIBOR. The weighted-average contractual interest rate on credit agreement borrowings was approximately 6.7% on March 31, 1999. To reduce the impact of interest rate changes on a portion of this variable-rate debt, we entered into interest rate swaps which effectively convert a portion of the debt from variable to fixed-rate borrowings during the term of the swap contracts. On March 31, 1999, the notional value of interest rate swaps outstanding totaled $50 million and effectively changed our interest rate from a variable rate to a fixed rate of approximately 7.1%. The interest rate swap agreements mature in 2000 and 2001.

   Principal repayments of term loan borrowings are due in semi-annual installments until maturity in December 2003. See Note 5 to "Notes to Consolidated Financial Statements".

   The credit agreement limits us with respect to declaring or making cash dividend payments and prohibits us from declaring or making other distributions whether in cash, property, securities or a combination thereof, with respect to any shares of our capital stock subject to exceptions, including an exception pursuant to which we will be permitted to pay cash dividends on our common stock in any fiscal year in an aggregate amount up to $15 million minus the aggregate amount of prepayments of the Pulse note during such fiscal year so long as no default in the payment of interest or fees has occurred thereunder. The credit agreement contains various other covenants and restrictions including, without limitation, the following:

  .  a limitation on the incurrence of additional indebtedness;

  . a limitation on mergers, consolidations and sales of assets and acquisitions, other than mergers and consolidations with certain subsidiaries, sales of assets in the ordinary course of business, and acquisitions for which the consideration paid by WABCO does not exceed $50 million individually or $150 million in the aggregate;

  .  a limitation on liens;

  .  a limitation on sale and leasebacks;

  .  a limitation on investments, loans and advances;

  .  a limitation on debt payments;

  .  a limitation on capital expenditures;

  .  a minimum interest expense coverage ratio; and

  .  a maximum leverage ratio.

   All debt incurred under the credit agreement is secured by substantially all of our and our domestic subsidiaries' assets and is guaranteed by our domestic subsidiaries.

   The credit agreement contains customary events of default, including payment defaults, failure of representations to be true in any material respect, covenant defaults, defaults with respect to other indebtedness of the company, bankruptcy, judgments against us, ERISA defaults and "change of control" of WABCO.

 9 3/8% Senior Notes Due June 2005

   In June 1995 we issued $100 million of 9 3/8% Senior Notes due June 2005. In January 1999, we issued the old notes at a premium resulting in an effective rate of 8.5%. As a result of the issuance and payoff of the unsecured credit facility, we wrote off previously capitalized debt issuance costs of approximately $.02 per diluted share in the first quarter of 1999.

   The terms of the existing $100 million notes, the old notes and the new notes are substantially the same, and they were issued pursuant to indentures that are substantially the same. The old notes and new notes bear interest at the rate of 9 3/8% and mature in June 2005. The net proceeds of the existing notes were used to prepay term loans outstanding under the then existing credit agreement. The net proceeds of the old notes were used to repay the unsecured credit facility and to reduce revolving credit borrowings.

   The notes are our senior unsecured obligations and rank pari passu in right of payment with all existing and future indebtedness under:

  .  capitalized lease obligations;

  .  the credit agreement;

  .  our indebtedness for money borrowed; and

  . indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable unless, in the case of this clause and the immediately preceding clause, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes.

   The indentures pursuant to which the existing notes, the old notes and the new notes were issued contain restrictive covenants which, among other things, limit our and certain of our subsidiaries' ability to incur indebtedness, pay dividends on and redeem capital stock, create restrictions on investments in unrestricted subsidiaries, make distributions from certain subsidiaries, use proceeds from the sale of assets and subsidiary stock, enter into transactions with affiliates, create liens and enter into sale/leaseback transactions. The indenture also restricts, subject to exceptions, our ability to consolidate and merge with, or to transfer all or substantially all of its assets to, another person.

 Unsecured Credit Facility

   In October 1998, we obtained a $30 million unsecured credit facility from a group of commercial banks for the purpose of financing the acquisition of Rockwell Railroad Electronics. At December 31, 1998, the interest rate on the note was 9.75% per annum. In January 1999, this facility was repaid with proceeds of the offering of the notes.

 Pulse Note

   As partial payment for the Pulse acquisition, we issued a $17 million note due January 31, 2004. Interest is payable semiannually and accrues at 9.5% until February 1, 2001; and from February 1, 2001 until January 31, 2004, interest will accrue at the prime rate charged by Chase Manhattan Bank on December 31, 2000 plus 1%, with a maximum adjustment of 2%.

 Comet Notes

   In connection with the Comet acquisition, we issued notes totaling $12.2 million, of which unsecured notes totaling $6.2 million were delivered by us and a note in the amount of $6 million was delivered by a subsidiary and secured by the acquired assets. The notes bore interest at the rate of 10% per annum and were scheduled to mature on October 8, 1999. These notes were repaid in January 1999.

 ESOP

   In connection with the establishment of the ESOP, we made a $140 million loan to the ESOP, which was used to purchase 9,336,000 shares of our outstanding common stock. The ESOP loan initially had a term of 50 years with interest at 8.5% and was collateralized by the shares purchased by the ESOP. Our contributions to the ESOP will be used to repay the ESOP loan's annual debt service requirements of approximately $12 million. We are obligated to contribute amounts sufficient to repay the ESOP loan. The ESOP uses such contributions to repay the ESOP loan. Approximately 187,000 shares were to be allocated annually to participants over a 50-year period. These transactions occur simultaneously and, for accounting purposes, offset each other. The net effect of the ESOP is that our common stock is allocated to employees in lieu of a retirement plan that was previously a cash-based defined benefit plan and, accordingly, results in reduced annual cash outlays by an estimated $3 to $4 million.

   Management believes, based upon current levels of operations and forecasted earnings, that cash flow from operations, together with available borrowings under the credit agreement, will be adequate to make payments of principal and interest on debt, including the notes, to make required contributions to the ESOP, to permit anticipated capital expenditures, and to fund working capital requirements and other cash needs for the foreseeable future, including 1999.

   Nevertheless, we will remain leveraged to a significant extent and our debt service obligations will continue to be substantial. Our debt requires the dedication of a substantial portion of future cash flows to the payment of principal and interest on indebtedness, thereby reducing funds available for capital expenditures and future business opportunities that we believe are available. We believe that cash flow and liquidity will be sufficient to meet our debt service requirements. If our sources of funds were to fail to satisfy our cash requirements, we may need to refinance our existing debt or obtain additional financing. We cannot assure that such new financing alternatives would be available. Even if available, such new financing would likely be more costly and burdensome than the debt agreements currently in place. We intend to reduce our indebtedness in 1999 through generating operating income and by reducing working capital requirements and other measures.

Effects of Year 2000

   We have information system improvement initiatives in process that include both new computer hardware and software applications. The new system is substantially operational and is Year 2000 compliant. The estimated cost of the project is expected to be in the $8 to $10 million range with the majority of costs, approximately $8 million, previously incurred. The majority of the expenditures incurred for hardware and purchased software related to this project has been capitalized and is amortized over their estimated useful lives. Other costs, such as training and advisory consulting, are expensed as incurred. These expenditures are not expected to have a significant impact on our future results of operations or financial condition.

   We have identified other equipment that we use in our operations that have non-information system characteristics and have embedded technology components, such as those items with internal clocks. We will need to replace this type of equipment but do not believe a possible Year 2000 failure will have a significant impact on our operations. The estimated cost of replacement equipment is not considered significant.

   We have received written assurances from some of our suppliers and customers and other providers acknowledging Year 2000 issues and stating their present intention to be compliant; however, not all customers, vendors and providers have provided such assurances.

   We will continue to evaluate our information technology applications, as well as those of our suppliers, regularly, and based on such evaluation, will revise our Year 2000 readiness planning accordingly. We have been evaluating our Year 2000 preparedness in a number of areas, including our information technology infrastructure, external resources, physical plant and production facilities, equipment and machinery, products and inventory.

   In the evaluation and prioritization of Year 2000 concerns, we seek to develop potential solutions to the Year 2000 issues identified in our planning, consider these solutions in light of our other information technology and business priorities, prioritize the various remediation tasks, and develop an implementation schedule. Identified problems are corrected as soon as practicable after identification.

   We are in the process of developing contingency plans and actions for Year 2000 issues related to both internal and external systems. As part of this planning, we are evaluating the incremental cost of the contingency alternatives as compared to the perceived level of risk for Year 2000 problems. In some cases we have determined that the perceived level of risk does not justify the cost of the contingency alternative. Contingency plans involve consideration of a number of possible actions, including, to the extent necessary or justified, the selection of alternative service providers and adjustments to staffing strategies, as ordering and billing procedures could be done manually. We plan to continue developing and modifying our contingency plans throughout 1999 as we monitor and evaluate the progress of our internal and external Year 2000 compliance program.

   With regard to contingency planning, as noted, we are assessing the Year 2000 readiness of our key suppliers, distributors, customers and service providers. Toward that objective, since we have not received assurances from all of our suppliers and other service providers that they will be compliant, we are evaluating the risks to us that the failure of others to be Year 2000 ready would cause a material disruption to, or have a material effect on, our financial condition, business or operations. Although we have not determined our costs to handle Year 2000 failures by our third party suppliers or customers, we presently believe such costs will not be material. Due to the nature of our business, we do not anticipate that Year 2000 problems at our suppliers or customers will generate many problems with the process such suppliers or customers must undertake in order to provide products to us or purchase products from us, as the case may be. For example, our critical supplies include bar stock and scrap metal, which are commodity materials which can be obtained from different sources. Further, these types of industries are not expected to be severely hampered by Year 2000 issues. Rather, if anything, we expect that Year 2000 problems will affect the ability of our suppliers or customers to communicate with us in a manner in which we can efficiently obtain the necessary supplies or take customer orders. We have attempted to address these Year 2000 concerns by preparing to accept paper copy orders from customers and enter those orders into our own computer system, if our customers' computers are unable to communicate with our computers. Our ordering on the supply end is typically done by paper copy rather than computer, so it should not be negatively impacted by Year 2000 issues. We are also considering the advisability of augmenting our inventories of certain raw materials and finished products, securing additional sources for certain supplies and services, arranging for back-up utilities, and exploring the use of manual paper flow to handle both the distribution and sales channels, among other things.

   Our products are generally sold with a limited warranty for defects. We have reviewed our products currently in use by our customers or being sold and do not believe that there will be material increases in warranty or liability claims arising out of year 2000 non-compliance. However, a material increase in such claims could have a material adverse effect on our financial condition, future results of operations and liquidity. If large scale systems failures occur, it could have a significant adverse effect on our financial condition, future results of operations and liquidity.

Effects of Inflation; Seasonality

   General price inflation has not had a material impact on our results of operations. Some of our labor contracts contain negotiated salary and benefit increases and others contain cost of living adjustment clauses that would cause our cost automatically to increase if inflation were to become significant. Our business is not seasonal, although the third quarter results generally tend to be slightly lower than other quarters, reflecting vacation and down time at our major customers during this period.

Conversion to the Euro Currency

   On January 1, 1999, certain members of the European Union established fixed conversion rates between their existing currencies and the European Union's common currency, known as the "Euro". We conduct business in member countries. The transition period for the introduction of the Euro is from January 1, 1999 through June 30, 2002. We are assessing the issues involved with the introduction of the Euro; however, it does not expect conversion to the Euro to have a material impact on its operations or financial results. In all probability, the effect will be positive as pricing between countries and foreign divisions will be more predictable.
Recent Accounting Pronouncement

   In June 1998, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards requiring that every derivative instrument be measured at its fair value and the changes in fair value be recorded currently in earnings unless specific hedge accounting criteria are met. Statement No. 133 is effective for fiscal years beginning after June 15, 1999 and, accordingly, we anticipate adopting this standard January 1, 2000. Management continues to evaluate the impact this standard will have on results of operations and financial condition.

Quantitative and Qualitative Disclosures About Market Risk

 Interest Rate Risk

   In the ordinary course of business, we are exposed to risks that increases in interest rates may adversely affect funding costs associated with $246 million of variable-rate debt, (considering the effects of interest rate swaps, which represents 52% of total long-term debt at March 31, 1999. Management has entered into pay-fixed, receive-variable interest rate swap contracts that partially mitigate the impact on variable-rate debt of interest rate increases. See Note 5 to the "Notes to Consolidated Financial Statements". At March 31, 1999, an instantaneous 100 basis point increase in interest rates would reduce our earnings by $1.6 million, net of tax, assuming no additional intervention strategies by management.

 Foreign Currency Exchange Risk

   We routinely enter into several types of financial instruments for the purpose of managing our exposure to foreign currency exchange rate fluctuations in countries in which we have significant operations. As of March 31, 1999, we had no significant instruments outstanding.

   We are also subject to risks associated with changes in foreign currency exchange rates to the extent its operations are conducted in currencies other than the U.S. dollar. At March 31, 1999, approximately 74% of our net sales are in the United States, 12% in Canada and 14% in other international locations, primarily Europe.

                                    BUSINESS

   Westinghouse Air Brake Company was formed in 1990 through the acquisition of the railway products group of American Standard Inc. We believe that we are North America's largest manufacturer of value-added equipment for locomotives, railway freight cars and passenger transit vehicles. Our primary manufacturing operations are in the United States and Canada and revenues have historically been predominantly from North America. In recent years, the proportion of international sales has increased significantly, in line with our strategy to expand our business outside North America.

   Our customer base consists of freight transportation companies, locomotive and freight car original equipment manufacturers, transit car builders and public transit systems.

   We believe that we maintain a market share in North America in excess of 50% for our primary braking related equipment and a significant market share in North America for our other principal products. We also sell our products in Europe, Africa, Australia, South America and Asia.

   Export sales from our United States operations were $60.7 million, $57.3 million and $61.5 million for the years ended December 31, 1998, 1997 and 1996, respectively. The following data reflects income from operations by major geographic area attributed to our operations within each of the following regions.

                                                         Income from Operations
                                                        ------------------------
                                                        Year ended December 31,
                                                        ------------------------
                                                          1998    1997    1996
                                                        -------- ------- -------
                                                              In thousands
United States.......................................... $ 76,873 $76,208 $67,881
Canada.................................................   20,364   9,918   8,827
Other international....................................    7,429   3,849   3,010
                                                        -------- ------- -------
  Total................................................ $104,666 $89,975 $79,718
                                                        ======== ======= =======

   Our major products are intended to enhance safety, improve productivity and reduce maintenance costs for our customers. Our major product offerings include electronic controls and monitors, air brakes, couplers, door controls, draft gears and brake shoes. We aggressively pursue technological advances with respect to both new product development and product enhancements.

   We have completed a number of strategic acquisitions since 1995. The following is a summary of these acquisitions:

  . In October 1998, we purchased Rockwell Railroad Electronics, the railroad electronics business, from Rockwell Collins, Inc. for a total purchase price of approximately $80.0 million.

  . In October 1998, we purchased the air brake repair business of Comet Industries, Inc. for a total purchase price of approximately $13.2 million.

  . In July 1998, we acquired the assets of Lokring Corporation for a total purchase price of $5.1 million. The acquired products include a fitting that connects non-welded joints.

  . In April 1998, we completed the acquisition of the transit coupler product line of Hadady Corporation for a total purchase price of $4.6 million, which included amounts for designs and drawings.

  . In April 1998, we acquired the railway repair business in the United Kingdom of RFS (E) Limited for a total purchase price of approximately $10.0 million.

  . In October 1997, we purchased the rail products business and related assets of Sloan Valve Company for $2.5 million. The acquired products included slack adjusters, angle cocks and retainer valves.

  . In July 1997, we acquired 100% of the stock of HP s.r.l. for a total purchase price of $5.8 million, which included the assumption of $2.3 million in debt. HP is a leading supplier of door controls for transit rail cars and buses in the Italian market.

  . In May 1997, we purchased Stone Safety Services Corporation and Stone U.K. Limited, thus acquiring one of the world's leading suppliers of air conditioning equipment for the transit industry with an established product base in North America, Europe and the Far East. In connection with this acquisition, in June 1997, we acquired the heavy rail air conditioning business of Thermo King Corporation. The aggregate purchase price for these acquisitions was approximately $7.7 million.

  . In September 1996, we acquired the Vapor Group, a passenger transit door manufacturer in the United States and Europe, for $63.9 million.

  . In January 1996, we acquired Futuris Industrial Products Pty. Ltd., an Australian friction products manufacturer, for approximately $15.0 million.

  . In January 1995, we acquired Pulse Electronics, a privately held manufacturer of end-of-train monitors and other electronic products for the railway industry for $54.9 million.

   Also, in March 1997, an agreement was reached with one of our major shareholders, Scandinavian Incentive Holding B.V., whereby we repurchased 4 million shares of our common stock held by SIH for $46 million, including fees. In conjunction with this transaction, SIH also sold its remaining 6 million shares of our common stock to Vestar Equity, Harvard Private Capital Holdings, American Industrial Partners and certain members of senior management.

Our Products

   We have significant product and service lines within each of our three product groups. Our new product development programs also strengthen our sales both to the original equipment manufacturer and to end-users, including operators of rail vehicles such as railroads, transit authorities, utilities and leasing companies. We believe that we have a competitive advantage in our markets based on the range of our products, as well as the quality and competitive pricing associated with our products and our ability to offer support to purchasers through our service and upgrade centers. Our products and services, listed by our three product groups, include:

  . Our railroad group, which accounted for 58% of our revenues for the year ended December 31, 1998

    . Freight Car--We manufacture, sell and service air brake equipment, brake valves, draft gears, hand brakes and slack adjusters for freight cars.

    . Locomotive--We manufacture, sell and service air brake equipment, compressors, air dryers, slack adjusters and brake cylinders for locomotives.

    . Electronics--We manufacture, sell and service high-quality electronics for the railroads. These include monitoring products, control equipment and braking product for locomotives and freight cars. We believe that we are an industry leader in insulating electronic components to protect them from severe conditions. Such conditions include extreme temperatures and high shock/vibration environments. Our acquisition of Rockwell Railroad Electronics on October 5, 1998 significantly strengthened our capabilities in this area by expanding our freight electronic air brake capability and by increasing our electronics product line, which now include display and positioning systems, data communications and monitoring products for locomotives.

  . Our transit group, which accounted for 32% of our revenues for the year ended December 31, 1998

    . Passenger Transit--We manufacture, sell and service electronic brake equipment, pneumatic control equipment, air compressors, tread brakes and disc brakes, couples, collection equipment, overhead electrification, monitoring systems, wheels, climate control and door equipment and other components for passenger transit vehicles. We believe that our ability to manufacture a wide range of these integrated products provides us with a competitive advantage in the passenger transit market. For example, in 1997, we received contracts valued at $150 million to provide equipment for 1,080 new passenger transit cars for the Metropolitan Transportation Authority/New York City Transit. We expect deliveries to commence in the second half of 1999.

  . Our molded products group, which accounted for 10% of our revenues for the year ended December 31, 1998

    . Friction and Other Products and Services--We manufacture and sell brake shoes, disc brake pads and other rubber products.

   Approximately half of our net sales have historically been derived from products sold directly to original equipment manufacturers of locomotives, railway freight cars and passenger transit vehicles. The balance of our net sales is generated from the sale of replacement parts, repair services and upgrade work purchased by end-users. We believe that our substantial installed base of products designed for the original equipment manufacturer is a significant competitive advantage in providing products and services to the end-user as well. We also believe that end-users tend to purchase our replacement parts due to the high quality of our products and services. We expect our replacement, repair and upgrade sales for end-users to increase as a result of increased utilization and aging of rail transport equipment, as well as technological improvements of our products. As a result of our substantial sales to end-users, we believe that we are less adversely affected by fluctuations in domestic demand for new railroad vehicles than our competitors because of our substantial sales to end-users.

Industry Overview

   Rail traffic, in terms of both freight and passengers, is a key factor underlying the demand for our products. Government investment in public rail transportation also plays a significant role. Additionally, railroads continuously seek to increase the efficiency and productivity of their rail operations in order to improve profitability. We design an array of products to meet this goal and believe that through our products and service offerings, we are well positioned to contribute to and benefit from the railroad industry's drive to improve efficiency and productivity. For example, our end of train device, automated single car tester and electro-pneumatic brake all provide significant cost saving opportunities for our customers.

   In connection with the growth of rail traffic, we note that demand for North American locomotive and freight car products remain strong due to:

  . continued growth in revenue ton-miles in the United States, defined as weight times distance traveled by Class 1 railroads, of 1,376 billion in 1998 as compared to 1,067 billion in 1992;

  .  continued strong delivery of new freight cars:

  . aging freight car fleet, with an average age of 17.8 years in 1998 with approximately 50% over 17 years old;

  . the desire of railroads to gain efficiency improvements from larger, more efficient aluminum cars;

  . aging locomotive fleet, with more than 52% of the fleet over 17 years old; and

  . newer locomotive designs, which provide for more powerful and efficient locomotives which, in turn, provide these locomotives with greater pulling power and the ability to haul more tonnage per locomotive.

   The following drive the demand for products related to passenger transit products:

  . replacement building and/or expansion programs by transit authorities; these programs are funded in part by federal and state governments, including the recently authorized Intermodal Surface Transportation and Efficiency Act, providing up to $42 billion to be made available, subject to appropriations, for transit-related infrastructure between 1998 and 2003; and

  . aging United States passenger transit car fleet, which had an average age of 21.6 years in 1997 and an average age of 19.3 years in 1995.

Strategy

   We are committed to enhancing our position as a producer of value-added equipment for the rail industry and we will continue to seek ways to increase our content per rail vehicle. Building on our leading market share, our strong presence in the end-user market and our technological leadership, we are pursuing a strategy involving five key elements.

 We will continue to expand technology-driven new product development and product lines.

  . We plan to continue to emphasize research and development to create new and improved products to increase our market share and profitability.

  . We are focusing on technological advances, especially in the areas of electronics, braking products and other on-board systems as a means of new product growth.

 We will continue to increase our repair and upgrade services.

  . By continuing to leverage our broad product offering and our large installed product base, we intend to expand our presence in the repair and upgrade services market.

  . We believe that our services are more cost effective than, and that we offer product upgrades not available in, most independent repair shops.

  . To capitalize on the growing aftermarket, we are developing and marketing retrofit and upgrade products, which serve as a platform for offering additional installation, replacement parts and repair services to our customers.

 We intend to grow our international presence.

  . We believe that international sales represent a significant opportunity for further growth.

  . Our net sales outside of the United States and Canada comprised approximately 17% of our net sales for the year ended December 31, 1998, compared to 4% in 1994. We intend to increase our existing international sales by:

    .acquisitions;

    .direct sales of products through or subsidiaries and licensees; and

    .forming joint ventures with railway suppliers having a strong presence in their local markets.

 We will pursue strategic acquisitions.

  . We intend to pursue strategic acquisitions that expand our product lines, increase our aftermarket business, increase our international sales and increase our technical capabilities.

  . An integral component of our acquisition strategy is to realize revenue growth and cost savings through the integration of the acquired business.

 We will continue to improve our manufacturing efficiency and quality.

   We intend to retain what we consider to be a leading position as a low cost producer in the industry while maintaining world-class product quality, technology and customer responsiveness. We are dedicated to utilizing our Performance System, which includes continuous improvement across all phases of our business through:

  . our total Quality Improvement Program, which is an ongoing program to continuously improve our manufacturing processes by encouraging feedback from work "teams," continuing worker training, statistical engineering, monitoring systems and evaluation of the processes; and

  .  a continuing emphasis on customer satisfaction and enterprise value.

   Each of these efforts enables us to streamline processes, improve product quality and customer satisfaction, reduce product cycle times and respond more rapidly to market developments. We believe that our management and employees are offered appropriate incentives to carry out our strategy. For example, management currently owns approximately 31% of our common stock and our employees own common stock through the ESOP.

Backlog

   As of April 30, 1999, we had a total backlog of firm orders with an aggregate sales price of approximately $440.2 million, compared to $460.9 million as of December 31, 1998, $424.0 million as of April 30, 1998, and $376.3 million as of December 31, 1997. Of the April 30, 1999 amount, we expect to fill $138 million after fiscal year 1999. Also of that amount, $309.6 million was attributable to passenger transit products, including products for cars deliverable to the MTA, and the balance was attributable to railway and other products. Other than the transit market, backlog is not a significant component of our business, and management believes it is not an important indicator of future business performance. Because of our quick turnaround time, our locomotive and freight customers tend to order our products on an as-needed basis. With respect to manufacturer passenger transit products, there is a longer lead time for car deliveries and, accordingly, we carry a larger backlog of orders. Our contracts are subject to standard industry cancellation provisions, including cancellations on short notice or upon completion of designated stages, including, without limitation, contracts relating to the MTA. Substantial scope-of-work adjustments are common. For these and other reasons, work in our backlog may be delayed or cancelled and backlog should not be relied upon as an indicator of our future performance.

Engineering and Development

   In furtherance of our strategy of using technology to develop new products, we are actively engaged in a variety of engineering and development activities. For the fiscal years ended December 31, 1998, 1997 and 1996, we incurred costs of approximately $30.4 million, $24.4 million, and $18.2 million, respectively, on product development and improvement activities, exclusive of manufacturing support. Such expenditures represented 4.5%, 4.3%, and 4.0% of net sales for the same periods, respectively. From time to time, we conduct specific research projects in conjunction with universities, customers and other railroad product suppliers.

   Our engineering and development program is largely focused upon new braking technologies, with an emphasis on the application of electronics to traditional pneumatic equipment. Electronic actuation of braking has long been a part of our transit product line but interchangeability, connectivity and durability have presented problems to the industry in establishing electronics in freight railway applications. Efforts are under way to develop the major components of both hard-wired and radio-activated braking equipment.

Intellectual Property

   We have numerous U.S. patents, patent applications pending and trademarks as well as foreign patents and trademarks throughout the world. We also rely on a combination of trade secrets and other intellectual property laws, nondisclosure agreements and other protective measures to establish and protect our proprietary rights in our intellectual property.

   Trademarks, among them the name WABCO, were acquired or licensed by us from American Standard Inc. in 1990 pursuant to our acquisition of the North American operations of the railway products group of American Standard.

   We are a party, as licensor and licensee, to a variety of license agreements. We do not believe that any single agreement, other than the SAB license discussed in the following paragraph, is of material importance to our business as a whole.

   WABCO and SAB WABCO Holdings B.V. entered into a license agreement on December 31, 1993, pursuant to which SAB WABCO granted us a license to the intellectual property and know-how related to the manufacturing and marketing of certain disc brakes, tread brakes and low noise and resilient wheel products. SAB WABCO is a Swedish corporation that was our former affiliate, both companies having portions that were owned by the same parent prior to 1990. Our company is authorized to manufacture and sell the licensed products in North America, including to original equipment manufacturers located outside North America if such licensed products are incorporated into a final product to be sold in North America. SAB WABCO has a right of first refusal to supply us with bought-in components of the licensed products on commercially competitive terms. To the extent SAB WABCO files additional patent or trademark applications, or develops additional know-how in connection with the licensed products, such additional intellectual property and know-how are also subject to the SAB license. We may, at our expense, request the service of SAB WABCO in manufacturing, installing, testing and maintaining the licensed products and providing customer support. SAB WABCO is entitled to a free, nonexclusive license of the use of any improvements to the licensed products that we develop. If we patent any such improvements, SAB WABCO has the right to request the transfer of such patents upon payment of reasonable compensation therefor; in such cases, we are entitled to a free, nonexclusive license to use the patented product. We are required to pay a lump sum fee for certain licensed products as well as royalties based on specified percentages of sales. The license expires December 31, 2003, but may be renewed for additional one-year terms.

   In connection with our recapitalization in January 1995, we agreed with SAB
WABCO:

  . to use our respective best efforts to negotiate an agreement to distribute each other's products,

  . to explore the feasibility of a joint venture to expand into regions where neither company is currently represented,

  . that the SAB license will be amended to include additional disc brake and tread brake technology,

  . that SAB WABCO will in the future grant us a license for the manufacture and sale of electronic brake equipment that it designs,

  . that SAB WABCO will grant to us the right to purchase SAB WABCO's option on 40% of the shares in SAB WABCO de Brasil, and

  . that we will have a right of first refusal to purchase SAB WABCO if prior to December 31, 1999 the current owner decides to sell more than 50% of its interest in SAB WABCO to a third party, subject to exceptions.

   There is no assurance that we will reach agreement on issues relating to future cooperation or that we will be able to acquire SAB WABCO. Accordingly, WABCO and SAB WABCO could be competitors in international markets.

Customers

   A few customers within each business segment represent a significant portion of our net sales; however, no one customer represented more than 10% of our consolidated revenues in 1998. The loss of a few key customers within our railroad and transit group could have an adverse effect on our financial condition, results of operations and liquidity.

Competition

   We operate in a competitive marketplace. Price competition is strong and the existence of cost conscious purchasers of a limited number has historically limited our ability to increase prices. In addition to price, competition is based on product performance and technological leadership, quality, reliability of delivery and customer service and support. Our principal competitors vary to some extent across our principal product lines. However, within North America, New York Air Brake Company, a subsidiary of the German air brake producer Knorr-Bremse AG, is our principal overall original equipment manufacturers competitor. Our competition for locomotive, freight and passenger transit service and repair business is primarily from the railroads' and passenger transit authorities' in-house operations, as well as New York Air Brake Company and Knorr-Bremse.

Employees

   As of December 31, 1998, we employed approximately 4,300 employees, approximately 1,200 of whom were unionized. The majority of employees subject to collective bargaining agreements is within North America, and these agreements are generally effective through 2001 and 2002.

   The majority of non-union employees in the United States, approximately 2,000 employees, participate in the ESOP.

Regulation

   In the course of our operations, we are subject to various regulations, agencies and entities. In the United States, these include principally the Federal Railroad Administration and the Association of American Railroads.

   The Federal Railroad Association administers and enforces federal laws and regulations relating to railroad safety. These regulations govern equipment and safety standards for freight cars and other rail equipment used in interstate commerce.

   The Association of American Railroads promulgates a wide variety of rules and regulations governing safety and design of equipment, relationships among railroads with respect to railcars in interchange and other matters. The Association of American Railroads also certifies railcar builders and component manufacturers that provide equipment for use on railroads in the United States. New products generally must undergo Association of American Railroads testing and approval processes.

   As a result of these regulations and regulations in other countries in which we derive our revenues, we must maintain certifications as a component manufacturer and for products we sell.

Properties

   The following table provides summary information with respect to the principal facilities that we own or lease. We believe that our facilities and equipment are in good condition and that, together with scheduled capital improvements, are adequate for our present and immediately projected needs. The Greensburg, PA, Germantown, MD, Niles, IL and Chicago, IL properties are subject to mortgages to secure our indebtedness under the credit agreement. Our corporate headquarters are located in the Wilmerding, PA site.

                                                                     Own/  Approximate
        Location              Primary Use         Primary Segment    Lease Square Feet
        --------              -----------         ---------------    ----- -----------
Domestic
--------
Wilmerding, PA.......... Manufacturing/Service railroad group        Own     850,000(1)
Chicago, IL............. Manufacturing         railroad group        Own     111,500
Germantown, MD.......... Manufacturing/Service railroad group        Own      80,000
Kansas City, MO......... Service Center        railroad group        Lease    55,891
Bossier City, LA........ Service Center        railroad group        Lease    40,000
Carson City, NV......... Service Center        railroad group        Lease    22,000
Columbia, SC............ Service Center        railroad group        Lease    12,250
Chicago, IL............. Service Center        railroad group        Lease    19,200
Niles, IL............... Manufacturing         transit group         Own     355,300
Spartanburg, SC......... Manufacturing/Service transit group         Lease   183,600
Plattsburgh, NY......... Manufacturing         transit group         Lease    64,000
Elmsford , NY........... Service Center        transit group         Lease    28,000
Sun Valley , CA......... Service Center        transit group         Lease     4,000
Atlanta, GA............. Service Center        transit group         Lease     1,200
Laurinburg, NC.......... Manufacturing         molded products group Own     105,000
Greensburg, PA.......... Manufacturing         molded products group Own      97,830
Ball Ground, GA......... Manufacturing         molded products group Lease    30,000

                                                                     Own/  Approximate
        Location              Primary Use         Primary Segment    Lease Square Feet
        --------              -----------         ---------------    ----- -----------
International
Doncaster, UK........... Manufacturing/Service railroad group        Own     330,000
Stoney Creek, Ontario... Manufacturing/Service railroad group        Own     189,170
Wallaceburg, Ontario.... Foundry               railroad group        Own     127,555
Burlington, Ontario..... Manufacturing         railroad group        Own      46,209
Burlington, Ontario..... Manufacturing         railroad group        Own      28,165
Winnipeg, Manitoba...... Service Center        railroad group        Lease    20,000
Montreal, Quebec........ Manufacturing         transit group         Own     106,000
Sassuolo, Italy......... Manufacturing         transit group         Lease    30,000
Burton on Trent, UK..... Manufacturing         transit group         Lease    18,000
Etobicoke, Ontario...... Service Center        transit group         Lease     3,800
Wetherill Park, NSW..... Manufacturing         molded products group Lease    73,141
Schweighouse, France.... Manufacturing         molded products group Lease    30,000
Tottenham, VIC.......... Manufacturing         molded products group Lease    26,910

--------
(1) Approximately 250,000 square feet are currently used in connection with our operations. The balance of the space is leased to other companies.

   The above information does not include facilities scheduled to be closed during 1999. Leases on the above facilities are long-term and generally include options to renew.

Environmental Matters

   We are subject to a variety of environmental laws and regulations governing discharges to air and water, the handling, storage and disposal of hazardous or solid waste materials and the remediation of contamination associated with releases of hazardous substances. We believe our operations currently comply in all material respects with each of the various environmental laws and regulations applicable to our business. We can not, however, be assured that environmental requirements will not change in the future or that we will not incur significant costs to comply with such requirements.

   Under the terms of the purchase agreement and related documents for our 1990 acquisition of American Standard's railway products group, American Standard indemnified WABCO for certain items including environmental claims. See "-- Legal Matters."


   WABCO, through RFPC, has been named, along with other parties, as a potentially responsible party under the North Carolina Inactive Sites Response Act because of an alleged release or threat of release of hazardous substances at the "Old James Landfill" site in Laurinburg, NC. We believe that any cleanup costs for which we may be held responsible are covered by the American Standard indemnity discussed above, as well as an insurance policy for environmental claims provided by Manville Corporation. Manville is the former 50% owner of RFPC. Pursuant to the terms of the purchase agreement for the acquisition of Manville's interest in RFPC, Rocky Mountain International Insurance, Ltd., an affiliate of Manville, provided an insurance policy to cover any claims, losses, costs and expenses relating to, among other things, environmental liabilities arising from conditions existing at the former Manville site used by RFPC prior to the acquisition. Such policy is limited to environmental laws in effect as of July 1992.

   This insurance policy is our sole remedy with respect to covered claims. The insurance policy survives until July 2002. Active claims for conditions existing prior to July 1992 will continue to be covered beyond July 2002. The aggregate limit of coverage under the insurance policy provided by Manville Corporation is $12.5 million. We have submitted claims and have received recoveries under the policy for costs of cleanup imposed on or incurred by us in connection with the "Old James Landfill," and Rocky Mountain has acknowledged coverage under the policy, subject to the stated policy exclusions. In addition to the insurance policy provided by Manville Corporation, American Standard's indemnification obligations described above cover 50% of RFPC-related claims.

   We believe that the indemnification agreements and insurance policy referred to above are adequate to cover any potential liabilities during their respective terms arising in connection with the above-described environmental conditions. None of the insurance or indemnification agreements is currently the subject of any dispute.

Legal Matters

   We acquired the North American operations of the railway products group of American Standard, Inc. in 1990. There are various pending claims by employees of third parties who allege they were exposed to asbestos while handling American Standard products manufactured prior to the acquisition, American Standard discontinued the use of asbestos in its products in 1980. We believe that pursuant to the asset purchase agreement by which we acquired the railway products group, American Standard remains liable for all asbestos claims filed against us. Although we believe that American Standard is willing and able to fulfill its indemnity obligation, there can be no assurance that American Standard will not dispute or become unable to perform its obligations. If this occurs, we may be materially adversely affected.

   With respect to asbestos claims against our friction products subsidiary, RFPC, we believe that the American Standard asset purchase agreement requires American Standard to indemnify WABCO and RFPC for 50% of any liability and defense costs that RFPC may incur with respect to asbestos claims. The remaining costs should be covered by insurance. American Standard's indemnity obligation with respect to RFPC claims expires in March 2000 in connection with claims that are initiated after that date. Again, although we believe that American Standard is willing and able to fulfill its indemnity obligation with respect to RFPC asbestos claims, there can be no assurance that American Standard will not dispute or become unable to perform its obligations. If this occurs, we may be materially adversely affected.

   Finally, we believe that Mark IV Industries, Inc., the former owner of another of our subsidiaries, Vapor Corporation, is obligated to indemnify WABCO and Vapor for asbestos claims against Vapor. Although we believe that Mark IV is willing and able to fulfill its indemnity obligation with respect to Vapor asbestos claims, there can be no assurance that Mark IV will not dispute or become unable to perform its obligations. If this occurs, we may be materially adversely affected.

   On February 12, 1999, GE Harris Railway Electronics, LLC and GE Harris Railway Electronic Services, LLC brought suit against us in the U.S. federal court, in the District of Delaware, for alleged patent infringement and unfair competition related to a communications system used in some of our products. GE Harris is seeking to prohibit WABCO from future infringement and is seeking an unspecified amount of money damages to recover, in part, royalties. While this lawsuit is in the early stages, we believe the technology developed and used by us does not infringe on the GE Harris patents. We plan to contest the infringement claims vigorously, in order to present alternative product lines to customers in the rail industry.

   From time to time we are involved in litigation relating to claims arising out of our operations in the ordinary course of business. As of the date hereof, we are involved in no litigation that we believe will have a material adverse effect on our financial condition, results of operations, or liquidity. We historically have not been required to pay any material liability claims.

Pending Merger with MotivePower

   On June 2, 1999, we agreed to merge with and into MotivePower Industries, Inc., a Pennsylvania corporation. The terms of the merger are set forth in an Agreement and Plan of Merger dated as of June 2, 1999, between WABCO and MotivePower. In the merger, each share of our common stock will be converted into 1.3 shares of MotivePower's common stock, par value $0.01 per share. We issued a joint press release with MotivePower announcing the execution of the Merger Agreement on June 3, 1999.

   The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a pooling of interests.

   Consummation of the merger is subject to various conditions, including:

  . approval and adoption of the merger agreement and the merger by the shareholders of each of WABCO and MotivePower;

  . the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other approvals required under foreign laws;

  . registration of the shares of MotivePower common stock to be issued in the merger under the Securities Act of 1933, as amended;

  . receipt of opinions of counsel as to the federal tax treatment of aspects of the merger; and

  .  satisfaction of other conditions.

   The merger agreement and the transactions contemplated thereby will be submitted for adoption and approval at the meetings of the shareholders of each company. Prior to such meetings, MotivePower will file a registration statement with the SEC registering under the Securities Act the MotivePower common stock to be issued in the merger. Such shares of MotivePower common stock will be offered to our shareholders pursuant to a prospectus that will also serve as a joint proxy statement for the shareholders' meetings.

   We refer all note holders to the text of the merger agreement, a copy of which was filed with our Form 8-K dated June 2, 1999 and which is incorporated herein by reference, and to the registration statement which contains the joint proxy statement/prospectus further describing the merger. See "Where You Can Find More Information." The completion of the merger will affect, among other things, our management structure and our indebtedness.

   In connection with the execution of the merger agreement, both of companies entered into a stock option agreement pursuant to which WABCO granted MotivePower an option to purchase up to approximately 19% of the outstanding shares of our common stock, before giving effect to the WABCO option, exercisable in the circumstances specified in the WABCO option agreement. MotivePower and WABCO also entered into another stock option agreement pursuant to which MotivePower granted us an option to purchase up to approximately 19% of the outstanding shares of MotivePower common stock, before giving effect to the MotivePower option, exercisable in the circumstances specified in the MotivePower option agreement.

   We encourage noteholders to review the text of such agreements, copies of which were filed as exhibits to WABCO's Form 8-K dated June 2, 1999 and which are incorporated herein by reference. See "Where You Can Find More Information."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and statements of income of MotivePower and WABCO giving effect to the merger using the pooling of interests method of accounting for a business combination.

   We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of MotivePower for the years ended December 31, 1998, 1997 and 1996 and the unaudited consolidated financial statements for the three months ended March 31, 1999 and 1998 and from the audited consolidated financial statements of WABCO for the years ended December 31, 1998, 1997 and 1996 and the unaudited consolidated financial statements for the three months ended March 31, 1999 and 1998. The information is only a summary and you should read it in conjunction with our historical financial statements and related notes contained in this prospectus and annual reports and other information that have been filed with the SEC. See "Where You Can Find More Information."

   The unaudited pro forma condensed combined statements of income for the years ended December 31, 1998, 1997 and 1996 and for the three months ended March 31, 1999 and 1998 assume the merger was effected at the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on March 31, 1999. The accounting policies of MotivePower and WABCO are substantially comparable. However, adjustments were made to conform the classification of amortization expense and income taxes receivable in the unaudited pro forma condensed combined financial statements.

   The unaudited pro forma combined financial information is for illustrative purposes only. The WABCO and MotivePower combined company may have performed differently had they always been combined. The unaudited pro forma condensed combined financial information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF MARCH 31, 1999

                             MotivePower      WABCO      Reporting   Proforma
                            (as Reported) (as Reported) Adjustments  Combined
                            ------------- ------------- ----------- ----------
                                  (in thousands, except per share data)
Assets
Cash......................    $ 11,170      $   4,627    $          $   15,797
Accounts receivable.......      56,615        137,921                  194,536
Inventories...............      99,539        107,703                  207,242
Deferred taxes............       7,639         12,842                   20,481
Other.....................       7,661          8,731       (2,220)     14,172
                              --------      ---------    ---------  ----------
    Total current assets..     182,624        271,824       (2,220)    452,228
Property, plant and
 equipment................     154,726        223,849                  378,575
Accumulated depreciation..     (58,249)       (95,783)                (154,032)
                              --------      ---------    ---------  ----------
    Property, plant and
     equipment, net.......      96,477        128,066                  224,543
Other assets:
Goodwill and other
 intangibles..............      87,571        196,535                  284,106
Underbillings.............      26,868            --                    26,868
Other noncurrent assets...      14,272         13,035                   27,307
                              --------      ---------    ---------  ----------
    Total other assets....     128,711        209,570                  338,281
                              --------      ---------    ---------  ----------
    Total assets..........    $407,812      $ 609,460    $  (2,220) $1,015,052
                              ========      =========    =========  ==========
Liabilities
Current portion of long-
 term debt................         557         20,264                   20,821
Accounts payable..........      32,780         51,347                   84,127
Accrued income taxes......          --         10,039       (2,220)      7,819
Customer deposits.........         282         17,310                   17,592
Other accrued
 liabilities..............      33,453         51,802       41,000     126,255
                              --------      ---------    ---------  ----------
    Total current
     liabilities..........      67,072        150,762       38,780     256,614
Long-term debt............     133,607        450,226                  583,833
Accrued pension and
 postretirement costs.....          --         20,454                   20,454
Commitments and
 contingencies............      17,692            --                    17,692
Deferred income taxes.....       1,419          3,533                    4,952
Other long-term
 liabilities..............       1,385          3,847                    5,232
                              --------      ---------    ---------  ----------
    Total liabilities.....     221,175        628,822       38,780     888,777
Shareholders' Equity
Preferred stock...........         --             --                       --
Common stock..............         260            474          148         882
Additional paid-in
 capital..................     207,418        108,066     (187,162)    128,322
Treasury stock, at cost...      (5,986)      (187,014)     187,014      (5,986)
Unearned ESOP shares, at
 cost.....................         --        (127,397)                (127,397)
Retained earnings.........     (15,368)       193,965      (41,000)    137,597
Deferred compensation.....       5,634           (103)                   5,531
Accumulated other
 comprehensive income
 (loss)...................      (5,321)        (7,353)                 (12,674)
                              --------      ---------    ---------  ----------
    Total shareholders'
     equity...............     186,637        (19,362)     (41,000)    126,275
                              --------      ---------    ---------  ----------
 Liabilities and
 shareholders' equity.....    $407,812      $ 609,460    $  (2,220) $1,015,052
                              ========      =========    =========  ==========

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                              MotivePower      WABCO      Proforma    Proforma
                             (as Reported) (as Reported) Adjustments  Combined
                             ------------- ------------- ----------- ----------
                                   (in thousands, except per share data)
Net sales..................    $ 365,218     $ 670,909     $         $1,036,127
Cost of sales..............     (283,896)     (451,730)                (735,626)
                               ---------     ---------     ------    ----------
  Gross profit.............       81,322       219,179                  300,501
                               ---------     ---------     ------    ----------
Selling, general and
 administrative expenses...      (40,959)      (76,048)     3,426      (113,581)
Engineering expenses.......          --        (30,436)                 (30,436)
Amortization expense.......          --         (8,029)    (3,426)      (11,455)
                               ---------     ---------     ------    ----------
  Total operating
   expenses................      (40,959)     (114,513)                (155,472)
                               ---------     ---------     ------    ----------
  Operating income.........       40,363       104,666                  145,029
Other income (expense):
  Interest expense.........       (5,894)      (31,217)                 (37,111)
  Other income--Argentina..       10,362           --                    10,362
  Other income (expense),
   net.....................        3,950          (919)                   3,031
                               ---------     ---------     ------    ----------
  Income before income
   taxes and extraordinary
   item....................       48,781        72,530                  121,311
Income taxes...............      (14,554)      (27,561)                 (42,115)
                               ---------     ---------     ------    ----------
Income before extraordinary
item.......................    $  34,227     $  44,969     $         $   79,196
                               =========     =========     ======    ==========
Earnings per common share--
 basic:
  Income before
   extraordinary item......    $    1.28     $    1.79     $         $     1.33
                               =========     =========     ======    ==========
Earnings per common share--
 diluted:
  Income before
   extraordinary item......    $    1.23     $    1.75     $         $     1.29
                               =========     =========     ======    ==========
Weighted average shares
 outstanding:
  Basic....................       26,771        25,081      7,524        59,376
  Diluted..................       27,929        25,708      7,712        61,349


   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                              MotivePower      WABCO      Proforma   Proforma
                             (as Reported) (as Reported) Adjustments Combined
                             ------------- ------------- ----------- ---------
                                   (in thousands, except per share data)
Net sales...................   $ 305,930     $ 564,441     $         $ 870,371
Cost of sales...............    (233,588)     (378,323)               (611,911)
                               ---------     ---------     ------    ---------
  Gross profit..............      72,342       186,118                 258,460
                               ---------     ---------     ------    ---------
Selling, general and
 administrative expenses....     (37,724)      (63,517)     3,333      (97,908)
Engineering expenses........         --        (24,386)                (24,386)
Amortization expense........         --         (8,240)    (3,333)     (11,573)
                               ---------     ---------     ------    ---------
  Total operating expenses..     (37,724)      (96,143)               (133,867)
                               ---------     ---------     ------    ---------
  Operating income..........      34,618        89,975                 124,593
Other income (expense):
  Interest expense..........      (5,163)      (29,729)                (34,892)
  Other income--Argentina...       2,003           --                    2,003
  Other income (expense),
   net......................         531           344                     875
                               ---------     ---------     ------    ---------
  Income before income taxes
   and extraordinary item...      31,989        60,590                  92,579
Income taxes................     (11,713)      (23,327)                (35,040)
                               ---------     ---------     ------    ---------
Income before extraordinary
 item.......................   $  20,276     $  37,263     $         $  57,539
                               =========     =========     ======    =========
Earnings per common share--
 basic:
  Income before
   extraordinary item.......   $    0.76     $    1.45     $         $    0.96
                               =========     =========     ======    =========
Earnings per common share--
 diluted:
  Income before
   extraordinary item.......   $    0.74     $    1.42     $         $    0.94
                               =========     =========     ======    =========
Weighted average shares
 outstanding:
  Basic.....................      26,541        25,693      7,708       59,942
  Diluted...................      27,314        26,173      7,851       61,338


   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                              MotivePower      WABCO      Proforma   Proforma
                             (as Reported) (as Reported) Adjustments Combined
                             ------------- ------------- ----------- ---------
                                   (in thousands, except per share data)
Net sales...................   $ 291,407     $ 453,512     $         $ 744,919
Cost of sales...............    (234,560)     (300,163)               (534,723)
                               ---------     ---------     ------    ---------
  Gross profit..............      56,847       153,349                 210,196
                               ---------     ---------     ------    ---------
Selling, general and
 administrative expenses....     (32,615)      (47,533)     3,407      (76,741)
Engineering expenses........         --        (18,244)                (18,244)
Amortization expense........         --         (7,854)    (3,407)     (11,261)
                               ---------     ---------     ------    ---------
  Total operating expenses..     (32,615)      (73,631)               (106,246)
                               ---------     ---------     ------    ---------
  Operating income..........      24,232        79,718                 103,950
Other income (expense):
  Interest expense..........      (9,143)      (26,152)                (35,295)
  Other income--Argentina...       1,565           --                    1,565
  Other income (expense),
   net......................       3,633            82                   3,715
                               ---------     ---------     ------    ---------
  Income before income taxes
   and extraordinary item...      20,287        53,648                  73,935
Income taxes................      (7,714)      (20,923)                (28,637)
                               ---------     ---------     ------    ---------
Income before extraordinary
item........................   $  12,573     $  32,725     $         $  45,298
                               =========     =========     ======    =========
Earnings per common share--
 basic:
  Income before
  extraordinary item........   $    0.48     $    1.15     $         $    0.72
                               =========     =========     ======    =========
Earnings per common share--
 diluted:
  Income before
  extraordinary item........   $    0.48     $    1.15     $         $    0.72
                               =========     =========     ======    =========
Weighted average shares
 outstanding:
  Basic.....................      26,345        28,473      8,542       63,360
  Diluted...................      26,349        28,473      8,542       63,364


   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                              MotivePower      WABCO      Proforma   Proforma
                             (as Reported) (as Reported) Adjustments Combined
                             ------------- ------------- ----------- ---------
                                   (in thousands, except per share data)
Net sales...................   $107,274      $ 191,204      $        $ 298,478
Cost of sales...............    (79,751)      (129,659)               (209,410)
                               --------      ---------      -----    ---------
  Gross profit..............     27,523         61,545                  89,068
                               --------      ---------      -----    ---------
Selling, general and
 administrative expenses....    (12,718)       (21,331)       971      (33,078)
Engineering expenses........        --          (8,907)                 (8,907)
Amortization expense........        --          (2,410)      (971)      (3,381)
                               --------      ---------      -----    ---------
  Total operating expenses..    (12,718)       (32,648)                (45,366)
                               --------      ---------      -----    ---------
  Operating income..........     14,805         28,897                  43,702
Other income (expense):
  Interest expense..........     (2,194)        (9,096)                (11,290)
  Other income (expense),
   net......................       (201)           (66)                   (267)
                               --------      ---------      -----    ---------
  Income before income taxes
   and extraordinary item...     12,410         19,735                  32,145
Income taxes................     (4,532)        (7,346)                (11,878)
                               --------      ---------      -----    ---------
Income before extraordinary
 item.......................   $  7,878      $  12,389      $        $  20,267
                               ========      =========      =====    =========
Earnings per common share--
 basic:
  Income before
   extraordinary item.......   $   0.29      $    0.49      $        $    0.34
                               ========      =========      =====    =========
Earnings per common share--
 diluted:
  Income before
   extraordinary item.......   $   0.28      $    0.48      $        $    0.33
                               ========      =========      =====    =========
Weighted average shares
 outstanding:
  Basic.....................     26,986         25,371      7,611       59,968
  Diluted...................     28,146         25,776      7,733       61,655


   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                              MotivePower      WABCO      Proforma   Proforma
                             (as Reported) (as Reported) Adjustments Combined
                             ------------- ------------- ----------- ---------
                                   (in thousands, except per share data)
Net sales...................   $ 82,853      $ 158,136      $        $ 240,989
Cost of sales...............    (61,497)      (106,340)               (167,837)
                               --------      ---------      -----    ---------
  Gross profit..............     21,356         51,796                  73,152
                               --------      ---------      -----    ---------
Selling, general and
 administrative expenses....    (10,353)       (18,498)       826      (28,025)
Engineering expenses........        --          (6,438)                 (6,438)
Amortization expense........        --          (2,105)      (826)      (2,931)
                               --------      ---------      -----    ---------
  Total operating expenses..    (10,353)       (27,041)                (37,394)
                               --------      ---------      -----    ---------
  Operating income..........     11,003         24,755                  35,758
Other income (expense):
  Interest expense..........     (1,213)        (7,373)                 (8,586)
  Other income (expense),
   net......................        957            131                   1,088
                               --------      ---------      -----    ---------
  Income before income taxes
   and extraordinary item...     10,747         17,513                  28,260
Income taxes................     (3,627)        (6,655)                (10,282)
                               --------      ---------      -----    ---------
Income before extraordinary
 item.......................   $  7,120      $  10,858      $        $  17,978
                               ========      =========      =====    =========
Earnings per common share--
 basic:
  Income before
   extraordinary item.......   $   0.27      $    0.43      $        $    0.30
                               ========      =========      =====    =========
Earnings per common share--
 diluted:
  Income before
   extraordinary item.......   $   0.26      $    0.42      $        $    0.29
                               ========      =========      =====    =========
Weighted average shares
 outstanding:
  Basic.....................     26,709         24,962      7,489       59,160
  Diluted...................     27,824         25,669      7,701       61,194


   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

   The unaudited pro forma condensed combined statements of income are based on the consolidated financial statements of MotivePower and WABCO for the years ended December 31, 1998, 1997 and 1996 and for the three months ended March 31, 1999 and 1998. The unaudited pro forma condensed combined balance sheet is based on the consolidated financial statements of MotivePower and WABCO at March 31, 1999.

   MotivePower and WABCO consolidated financial statements are prepared in conformity with generally accepted accounting principles and require MotivePower and WABCO management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. In the opinion of MotivePower and WABCO, the unaudited pro forma condensed combined financial statements include all adjustments necessary to present fairly the results of the periods presented. Actual results are not expected to differ materially from these estimates.

Note 2. Accounting Policies and Financial Statement Classifications

   The accounting policies of MotivePower and WABCO are substantially comparable. The unaudited pro forma combined condensed statements of income reflect reclassification adjustments to conform to the presentation of amortization expense. The unaudited pro forma combined condensed balance sheet reflects a reclassification adjustment to conform the presentation of income taxes receivable and payable.

   Certain revenues, costs and other deductions in the consolidated statements of income for MotivePower and WABCO have been reclassified to conform to the line item presentation in the pro forma condensed combined statements of income. Certain assets and liabilities in the consolidated balance sheets for MotivePower and WABCO have been reclassified to conform to the line item presentation in the pro forma condensed combined balance sheet.

Note 3. Earnings Per Share (as reported), Pro Forma Earnings Per Share and Dividends Per Share

   The MotivePower earnings per share (as reported) have been restated to reflect a three-for-two common stock split in the form of a 50 percent stock dividend effective April 2, 1999.

   The pro forma combined net income per common share is based on net income and the weighted average number of outstanding common shares. Net income per common share--diluted includes the dilutive effect of stock options and restricted stock awards. The pro forma combined weighted average number of outstanding common shares has been adjusted to reflect the exchange ratio of
1.3 shares of MotivePower common stock for each share of WABCO common stock.

   The pro forma combined dividends per share reflect the sum of the dividends paid by MotivePower and WABCO divided by the number of shares that would have been outstanding for the periods, after adjusting the WABCO shares for the exchange ratio of 1.3 shares of MotivePower common stock.

Note 4. Intercompany Transactions

   Intercompany sales and purchase transactions were not material between the two companies and therefore are not reflected as adjustments to the unaudited pro forma condensed combined financial statements.

Note 5. Merger-Related and Integration-Related Expenses

   Merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, are estimated to be approximately $20-25 million.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS--(Continued)

   We estimate that costs of approximately $35-$40 million will be incurred for severance and other integration-related expenses, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions. These expenditures are necessary to reduce costs and operate efficiently. The unaudited pro forma condensed combined financial statements do not reflect the benefits from the expected synergies.

   A one time pooling related charge of $41.0 million has been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1999 and is not reflected in the Unaudited Pro Forma Condensed Combined Statements of Income due to its non-recurring nature. The $41.0 million charge was based on the maximum estimate of the costs of merger-related and integration-related expenses, net of a 37% tax effect.

Note 6. Other Pro Forma Adjustments

   A pro forma adjustment has been made to reflect the cancellation of WABCO common stock accounted for as treasury stock and the assumed issuance of MotivePower common stock in exchange for all of the outstanding WABCO common stock (based on the exchange ratio of 1.3 shares of MotivePower shares of common stock for each WABCO share of common stock). The actual number of shares of MotivePower common stock to be issued in connection with the merger will be based on the number of shares of WABCO common stock issued and outstanding at the effective time.

                                   MANAGEMENT

   The following table provides information concerning our executive officers and directors as of April 1, 1999.

            Name              Age                     Title
            ----              ---                     -----
William E. Kassling..........  55 Director, Chairman of the Board and Chief
                                   Executive Officer
Emilio A. Fernandez..........  54 Director and Vice Chairman
Gregory T.H. Davies..........  52 Director, President and Chief Operating
                                   Officer
Robert J. Brooks.............  55 Director, Chief Financial Officer and Chief
                                   Accounting Officer
Kevin P. Conner..............  41 Vice President--Human Resources
Alvaro Garcia-Tunon..........  46 Vice President--Treasurer
Timothy J. Logan.............  46 Vice President--International
John M. Meister..............  51 Executive Vice President and General Manager,
                                   transit product group
George A. Socher.............  50 Vice President and Corporate Controller
Kim G. Davis.................  45 Director
James C. Huntington, Jr. ....  71 Director
James P. Kelley..............  44 Director
James V. Napier..............  62 Director

   William E. Kassling has been a director, Chairman and Chief Executive Officer of WABCO since the 1990 American Standard acquisition. Mr. Kassling was also our President from 1990 through February 1998. From 1984 until 1990, he headed the railway products group of American Standard Inc. Between 1980 and 1984, he headed American Standard's building specialties group and, between 1978 and 1980, he headed business planning for American Standard. Mr. Kassling is a director of Aearo Corporation, Scientific Atlanta, Inc. and Commercial Intertech, Inc.

   Emilio A. Fernandez was named Vice Chairman in March 1998. He has been a Director and was Executive Vice President of WABCO since our January 1995 acquisition of Pulse Electronics, Inc. which he co-founded in 1975. From 1996 to February 1998 he was Executive Vice President--Integrated Railway Systems. Mr. Fernandez is a director of PMI, Inc., a private corporation.

   Gregory T. H. Davies joined WABCO in March 1998 as President and Chief Operating Officer and in February 1999, became a director. Mr. Davies was formerly with Danaher Corporation since 1988, where he was Vice President and Group Executive responsible for its Jacobs Vehicle Systems, Delta Consolidated Industries and A.L. Hyde Corporation operating units. Danaher designs, manufactures and markets industrial and consumer products with strong brand names, proprietary technology and major market positions in both tolls and components and process/environmental controls. Prior to that, Mr. Davies held executive positions at Cummins Engine Company and Ford Motor Company.

   Robert J. Brooks has been a director and Chief Financial Officer of WABCO since the 1990 American Standard acquisition. From 1986 until 1990 he served as worldwide Vice President, Finance for the railway products group of American Standard. Mr. Brooks is a director of Crucible Materials Corp.

   Kevin P. Conner has been Vice President of Human Resources of WABCO since the 1990 American Standard acquisition. From 1986 until 1990, Mr. Conner was Vice President of Human Resources of the railway products group of American Standard.

   Alvaro Garcia-Tunon has been Vice President and Treasurer of WABCO since August 1995. From 1990 until August 1995 Mr. Garcia-Tunon was Vice President of Business Development of Pulse Electronics, Inc.

   Timothy J. Logan has been Vice President, International since August 1996. Previously, from 1987 until August 1996, Mr. Logan was Vice President, International Operations for Ajax Magnethermic Corporation and from 1983 until 1987, he was President of Ajax Magnethermic Canada, Ltd. Ajax Magnethermic manufactures and services electromagnetic inductive equipment that is used for the heating of, heat treating, and melting of metals.

   John M. Meister has been Vice President and General Manager of our passenger transit unit since the 1990 America Standard acquisition. In 1997, he was appointed to the newly created position of Executive Vice President and General Manager, transit products group. From 1985 until 1990 he was General Manager of the passenger transit business unit for the railway products group of American Standard.

   George A. Socher has been Vice President and Corporate Controller of WABCO since July 1995. From 1994 until June 1995, Mr. Socher was Corporate Controller and Chief Accounting Officer of Sulcus Computer Corp. From 1988 until 1994 he was Corporate Controller of Stuart Medical Inc.

   The executive officers are elected annually by our board of directors at an organizational meeting, which is held immediately after each Annual Meeting of Stockholders.

   Kim G. Davis has served as a director since 1997. Mr. Davis has served as the Managing Director of Charlesbank Capital Partners, LLC, which serves as the investment advisor to Harvard Private Capital Holdings, Inc., since 1998.
Mr. Davis was a private investor from 1994 to 1998, and was a partner of Kohlberg & Co. prior thereto.

   James C. Huntington, Jr. has served as a director since 1995. Mr. Huntington has been an independent businessman since prior to 1993. He was formerly Senior Vice President of American Standard, Inc. WABCO was formed in 1990 by acquiring American Standard's railway products group. Mr. Huntington retired from American Standard in 1994. He is also a former director of Cyprus Amax Minerals Company, Alumax, Inc. and Dravo Corporation.

   James P. Kelley has served as director since 1990. Mr. Kelley has served as the Managing Director of Vestar Capital Partners, Inc., a private equity investment firm since prior to 1993. Mr. Kelley also serves as a Director of LaPetite Academy, Inc. and Celestial Seasonings, Inc.

   James V. Napier has served as a director since 1995. Mr. Napier has served as the Chairman of Scientific Atlanta, Inc. since July 1994, and served as Chairman and interim Chief Executive Officer of Scientific Atlanta, Inc. from November 1993 to July 1994. Mr. Napier served as Chairman and Chief Executive Officer of Commercial Tel. Group from prior to 1993 to November 1993. Mr. Napier also serves as a director of Engelhard Corporation, Vulcan Materials Company, HBO and Company, Personnel Group of America, Inc. and Intelligent Systems, Inc.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

   The following table sets forth, as of December 31, 1998, information concerning each person believed to be the beneficial owner of more than 5% of our common stock, as well as information concerning the beneficial ownership of common stock by each named director, executive officer and all directors and executive officers as a group believed to be a beneficial owner of our common stock.

                                                  Number of
                      Name                          Shares          Percentage
                      ----                        ----------        ----------
U.S. Trust Company, N.A. ........................  9,297,409(1)       27.43%
 as trustee for Westinghouse Air Brake
 Company Employee Stock Ownership
 Plan and Trust
 515 S. Flower Street
 Suite 2700
 Los Angeles, CA 90071
William E. Kassling..............................  3,551,424(2)       10.48
 c/o Westinghouse Air Brake Company
 1001 Air Brake Avenue
 Wilmerding, PA 15148
RAC Voting Trust.................................  3,498,819(3)       10.40
 c/o Westinghouse Air Brake Company
 1001 Air Brake Avenue
 Wilmerding, PA 15148
James P. Kelley..................................  2,545,548(4)(5)     7.51
 c/o Westinghouse Air Brake Company
 1001 Air Brake Avenue
 Wilmerding, PA 15148
Kim G. Davis.....................................  2,407,000(5)(6)     7.10
 c/o Westinghouse Air Brake Company
 1001 Air Brake Avenue
 Wilmerding, PA 15148
Harvard Private Capital Holdings, Inc............  2,401,000           7.08
 c/o Charlesbank Capital Partners, LLC
 600 Atlantic Avenue, 26th Floor
 Boston, MA 02210
Vestar Equity Partners, L.P. ....................  2,400,000           7.08
 c/o Vestar Capital Partners, Inc.
 Seventeenth Street Plaza
 1225 17th Street, Suite 1660
 Denver, Colorado 80202
Shapiro Capital Management Company, Inc. ........  2,139,500           6.31
 3060 Peachtree Road,
 N.W. Atlanta, GA 30305
First Manhattan Co...............................  1,753,950           5.17
 437 Madison Avenue
 New York, NY 10022
Emilio A. Fernandez..............................    665,072(7)        1.96
John M. Meister..................................    455,216(8)        1.34
Robert J. Brooks.................................    381,589(9)        1.13
Gregory T.H. Davies..............................     59,192(5)           *
James C. Huntington, Jr..........................     18,000(5)           *
James V. Napier..................................     12,500(5)(10)       *
All directors and executive officers as a group   10,405,106(11)      30.70
 (13 persons)....................................

--------

 (1) Under the terms of the Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust, U.S. Trust Company, N.A., as sole trustee for the ESOP, is required to vote the shares held by the ESOP in accordance with the instructions from the ESOP participants for all shares allocated to such participants' accounts. Shares not allocated to the account of any employee are voted by the ESOP trustee in the same proportion as the votes for which participant instructions are given. Allocated shares for which the ESOP trustee does not receive instructions are voted in the manner directed by the ESOP Committee, an administrative committee comprised of persons appointed by the our board of directors (currently Messrs. Kassling, Brooks and Conner). As of December 31, 1998, 771,189 shares were allocated, including accrued amounts, to participants' accounts, and 8,564,811 shares were not allocated.
 (2) Includes 52,105 shares beneficially owned by William E. Kassling, of which 6,500 shares are deposited in the management voting trust. Also includes 1,443,336 shares beneficially owned by Davideco, a Pennsylvania business trust, which are all deposited in the management voting trust. Also includes 500 shares beneficially owned by Mr. Kassling's son, beneficial ownership of which shares is disclaimed, and 3,498,819 shares held of record by the management voting trust, of which Messrs. Kassling, Brooks and Conner are trustees, beneficial ownership of which shares is disclaimed. See note 2 for further discussion on the management voting trust.
 (3) Pursuant to the Second Amended Westinghouse Air Brake Company Voting Trust/Disposition Agreement dated as of December 13, 1995, certain of our employees have delivered their shares of our common stock to the trustees of the management voting trust. The current trustees are Messrs. Kassling, Brooks and Conner. The trustees of the management voting trust have sole voting power with respect to all shares reported as beneficially owned by the management voting trust. The amended management voting trust agreement expires January 1, 2000 and can be terminated by an affirmative vote of two-thirds of the shares held by the management voting trust or by the unanimous vote of the trustees.
 (4) Includes 105,548 shares beneficially owned by James P. Kelley. Also includes 40,000 shares beneficially owned by Vestar Capital Partners, Inc., of which Mr. Kelley is a Managing Director, beneficial ownership of which shares is disclaimed. Also includes 2,400,000 shares beneficially owned by Vestar Equity Partners, L.P., beneficial ownership of which shares is disclaimed. Vestar Associates, L.P. is the sole general partner of Vestar Equity Partners, L.P., and Vestar Associates Corporation is the sole general partner of Vestar Associates, L.P. Mr. Kelley is also Managing Director of Vestar Associates Corporation.
 (5) Includes options that are exercisable within 60 days of March 22, 1999.

 (6) Includes 2,401,000 shares beneficially owned by Harvard Private Capital Holdings, Inc. Charlesbank Capital Partners, LLC acts as the investment advisor to Harvard Private Capital Holdings. Kim G. Davis is a Managing Director of Charlesbank Capital Partners, beneficial ownership of which shares is disclaimed.
 (7) Includes 395,476 shares beneficially owned by Emilio A. Fernandez. Also includes 257,175 shares beneficially owned by Mr. Fernandez's wife and 12,421 shares beneficially owned by his son, beneficial ownership of which shares is disclaimed.
 (8) Includes 255,216 shares beneficially owned by John M. Meister, of which 250,000 shares are deposited in the management voting trust. Also includes 200,000 shares held in trust for Mr. Meister's children, beneficial ownership of which shares is disclaimed. Mr. Meister is trustee of such trust.
 (9) Includes 21,589 shares beneficially owned by Robert J. Brooks, of which 9,300 shares are deposited in the management voting trust. Also includes 360,000 shares beneficially owned by Suebro, Inc., a Delaware holding company, which are all deposited in the management voting trust. Does not include 3,498,819 shares held of record by the management voting trust. Such shares are included in the reported holdings of William E. Kassling.
(10) Includes 7,000 shares beneficially owned by James V. Napier and 500 shares held in Mr. Napier's Keogh account.
(11) Includes notes 2 and 4 through 10.
 *  Less than 1%

                        DESCRIPTION OF INDEBTEDNESS

Credit Agreement

   Our credit agreement with a consortium of banks provides for an aggregate credit facility of $350 million, consisting of up to $170 million of June 1998 term loans, up to $40 million of September 1998 term loans, and up to $140 million of revolving loans. The credit agreement provides for swingline loans, which are very short-term loans, of up to an aggregate amount of $5 million. It also provides for the issuance of letters of credit. The letters of credit are for an aggregate face amount of up to $50 million. Swingline loans and the issuance of letters of credit will reduce the amount of revolving loans that may be incurred under the revolving credit facility.

   As of December 31, 1998, we had outstanding $162.5 million of June 1998 term loans, $40.0 million of the September 1998 term loans and $105.6 million of the revolving loans, plus $24.5 million of outstanding letters of credit. We used the June 1998 term loans to:

  . refinance term loans originally made in 1995 which were used to purchase shares of common stock from existing stockholders;

  . make a $140 million loan to our ESOP which was used to fund purchases of common stock from the management voting trust established by our management shareholders;

  . pay the fees and expenses incurred in connection with such share purchase, ESOP loan and the acquisition of Pulse Electronics; and

  . repay a portion of the seller note issued in connection with the acquisition of Pulse.

   We used the September 1998 term loans to finance a portion of the acquisition of Rockwell Railroad Electronics. We used the revolving loans to repay the outstanding revolving loans under our 1995 revolving credit facility and to finance a portion of the Rockwell acquisition. We may use the balance of the revolving loans for general corporate purposes and the making of acquisitions. As of December 31, 1998, we had approximately $12.0 million of revolving loans availability.

   The net proceeds of the offering related to the old notes were used to repay a $30 million unsecured credit facility the proceeds of which were used to finance a portion of the Rockwell acquisition. The balance of the proceeds was used to reduce revolving credit borrowings under the credit agreement. See "Use of Proceeds."

   The following summary sets forth the principal terms of the credit agreement:

   The June 1998 term loans under the credit agreement are due in semi-annual payments, commencing on December 31, 1998 with the final payment due June 30, 2003. The September 1998 term loans will be due in semi-annual payments commencing on June 30, 2000 with the final payment due June 30, 2003. Revolving loans will be due December 31, 2003. Our scheduled debt payments under the credit agreement for the periods ending December 31, 1999, 2000, 2001, 2002 and 2003 will be $20.0 million, $32.5 million, $40.0 million, $50.0 million, and $60.0 million, respectively.

   For either term loans or revolving loans, we can choose from the following interest rate options:

  .  The alternate base rate, which is the greater of:

    .  Chase Manhattan Bank's prime rate;

    .  the Base CD Rate plus 1%; and

    . the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers plus .50 of 1%, plus an applicable margin ranging from 0% to .50% based on our leverage ratio, as described below, or

  . The adjusted LIBO rate, which is the London interbank overseas rate for dollar deposits, as adjusted for statutory reserve requirements, plus an applicable margin ranging from .625% to 1.50% based on our leverage ratio.

   Swingline loans are subject exclusively to the alternate base rate. Interest is payable periodically. In addition, we are required to pay fees to the administrative agents and participating lending institutions, including a commitment fee. This commitment fee ranges from .25% to .375% and is on the unborrowed amount of the revolving credit commitment based upon our leverage ratio. We also are required to pay fees relating to the issuance of letters of credit.

   In addition to the scheduled principal payments described above, the credit agreement requires principal prepayments equal to:

     (1) 100% of the net cash proceeds, as described below, of any prepayment event, as also described below, other than a prepayment event arising under clause (3) in the description below, in which case the credit agreement requires principal prepayments equal to 50% of the net cash proceeds therefrom, and

     (2) 50% of excess cash flow, as described below, for each fiscal year if the leverage ratio exceeds 3.25 to 1.00.

   The following is a general description of the definitions in the credit agreement of certain terms used above.

   A prepayment event is:

     (1) any sale, transfer or other disposition of any business units, assets or other properties of WABCO;

     (2) the issuance or incurrence of any indebtedness or debt securities by us; or

     (3) the issuance or sale of any equity securities by us, other than the sale, transfer or other disposition of used or surplus equipment in the ordinary course of business (except for sales, transfers or other dispositions in excess of $3 million in any year), sales of inventory in the ordinary course, the receipt of insurance or condemnation proceeds (except for receipt of proceeds in excess of $3 million in any year), the receipt of condemnation or insurance proceeds in respect of mortgaged properties, and the receipt of net cash proceeds in an aggregate amount not in excess of $150 million in respect to any of these events.

   Net cash proceeds are our gross cash proceeds from any prepayment event, less taxes, reserves and customary fees, commissions and expenses.

   Excess cash flow means, for any period, EBITDA, as defined in the credit agreement, for such period minus capital expenditures, increases in net working capital, decreases in long-term reserves, income taxes added back to net income to determine EBITDA, cash interest expense, scheduled debt amortization payments and certain other amounts for such period plus decreases in net working capital for such period and increases in long-term reserves for such period.

   Interest expense coverage ratio means, for any period, the ratio of EBITDA to cash interest expense for such period.

   Cash interest expense means, for any period, our gross interest expense for such period less our gross interest income for such period.

   Leverage ratio means, as of any day, the ratio of:

  . the sum of the aggregate amount of all loans under the credit agreement and all of our other indebtedness on such day to

  .  EBITDA for the 12-month period ending on such day.

  The credit agreement limits us with respect to declaring or making cash dividend payments and prohibits us from declaring or making other distributions whether in cash, property, securities or a combination thereof, with respect to any shares of our capital stock, subject to exceptions. These include an exception pursuant to which we will be permitted to pay cash dividends on our common stock in any fiscal year in an aggregate amount up to $15 million over the aggregate amount of prepayments of the Pulse seller note and the unsecured credit facility loans being repaid with the proceeds hereof during such fiscal year. We can do so so long as there is no default in the payment of interest or fees. The credit agreement contains various other covenants and restrictions including the following:

  .  a limitation on the incurrence of additional indebtedness;

  .  a limitation on mergers;

  . a limitation on consolidations and sales of assets and acquisitions other than mergers and consolidations with subsidiaries, sales of assets in the ordinary course of business, and acquisitions for which the consideration paid by WABCO does not exceed $50 million individually or $150 million in the aggregate;

  .  a limitation on liens;

  .  a limitation on sale and leasebacks;

  .  a limitation on investments, loans and advances;

  .  a limitation on debt payments;

  .  a limitation on capital expenditures;

  .  a minimum interest expense coverage ratio; and

  .  a maximum leverage ratio.

   All debt incurred under the credit agreement will be secured by substantially all of the our assets and those of our domestic subsidiaries and is guaranteed by our domestic subsidiaries.

   The credit agreement contains customary events of default, including:

  .  payment defaults;

  .  failure of representations to be true in any material respect;

  .  covenant defaults;

  .  defaults with respect to our other indebtedness;

  .  bankruptcy;

  .  judgments against us;

  .  ERISA defaults; and

  .  "change of control" of WABCO.

The occurrence of an event of default will give the lenders under the credit agreement the right to terminate the commitment to make additional loans and declare the outstanding loans to be due and payable, as well as the right to exercise foreclosure on the collateral granted to the lenders under the credit agreement and related security documents.

Existing Notes

  In June 1995, we issued $100 million of 9 3/8% Senior Notes due 2005. The proceeds of the notes were used to prepay term loans outstanding under our then existing credit agreement. The terms of the 1995 notes are the same in all material respects as the notes which are subject to the exchange offer. They were issued pursuant to an indenture which is substantially the same as the indenture pursuant to which the notes which are subject to the exchange offer were issued, subject to differences to reflect the manner of sale.

Pulse Notes

  As partial payment for the Pulse acquisition, we issued a $17.0 million note due January 31, 2004. Interest is payable semiannually, and:

  .  accrued until February 1, 1998 at the per annum rate of 9.5%;

  . accrues until January 31, 2001 at the prime rate charged by Chase Manhattan Bank on December 31, 1997 plus 1%; and

  . accrues from February 1, 2001 until January 31, 2004, at the prime rate charged by Chase Manhattan Bank on December 31, 2000 plus 1%.

                          TERMS OF THE EXCHANGE OFFER

   The exchange offer is being made by us to satisfy our obligations pursuant to the exchange and registration rights agreement, which requires us to use our best efforts to effect the exchange offer.

   We are making the exchange offer in reliance upon the position of the SEC's staff set forth in no-action letters addressed to other parties in other transactions, including Exxon Capital Holdings Corporation (available April 13,
1989), Morgan Stanley & Co., Inc. (available June 5, 1991) and Shearman & Sterling (available July 2, 1993). However, we have not sought our own no-action letter for this transaction so we cannot assure you that the SEC's staff would make a similar determination with respect to this exchange offer as in other circumstances. Based on these interpretations by the staff of the SEC, the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders, other than

  . any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act,

  . an initial purchaser who acquired the old notes directly from us solely in order to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or

  . a broker-dealer who acquired the old notes as a result of market making or other trading activities,

without compliance with the registration and prospectus delivery requirements of the Securities Act, but only if the old notes were acquired in the ordinary course of such holder's business and such holder was not participating and had no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of the notes. Any holder who tenders old notes in the exchange offer for the purpose of participating in a distribution of the notes can not rely on the above described interpretations by the SEC's staff. Instead, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements.

   Holders of old notes not tendered will not have continuing registration rights and the old notes not exchanged will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the markets for the old notes could be adversely affected.

   Neither our board of directors nor WABCO makes any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting their advisers, if any, based on their own financial position and requirements.

Period for Tendering Old Notes

   We will accept for exchange old notes properly tendered on or prior to the expiration date and not withdrawn as permitted below. The expiration date is
5:00 p.m., New York City time, on [      ], 1999. In our sole discretion, we
can extend the period of time for which the exchange offer is open, in which case, the expiration date will be the latest time and date to which the exchange offer is extended. We will not extend the exchange offer beyond [
 ], 1999. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer. We intend to conduct the exchange offer in accordance with applicable law.

   As of the date of this prospectus, there is $75,000,000 aggregate principal amount of the old notes outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about [ ], 1999, to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to conditions as set forth under "-- Conditions" below.

   The terms of the new notes and the old notes are identical in all material respects, except that the new notes will not contain terms with respect to transfer restrictions, and will be registered under the Securities Act. The old notes were, and the new notes will be, issued under the indenture and both the old notes and the new notes are entitled to the benefits of the indenture.

   Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "--Conditions." We will give oral or written notice of any amendment, nonacceptance or termination to the holders of the old notes as promptly as practicable. Any amendment to the exchange offer will not limit the right of holders to withdraw tendered old notes prior to the expiration date. See "--Withdrawal of Tenders."

Procedures For Tendering Old Notes

   The tender to us of old notes by a holder thereof as set forth below and the acceptance by us will constitute a binding agreement. The terms and conditions of such agreement are as set forth in this prospectus and in the accompanying letter of transmittal.

   A holder of old notes may tender the old notes by:

  . properly completing and signing the letter of transmittal or a facsimile thereof (all references in this prospectus to the letter of transmittal include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the old notes being tendered and any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent at its address set forth below on or prior to the expiration date;

  .  or complying with the procedure for book-entry transfer described below;

  .  or complying with the guaranteed delivery procedures described below.

   The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend that you use registered mail properly insured, with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Do not send old notes or letters of transmittal to WABCO.

   If tendered old notes are registered in the name of the signer of the letter of transmittal and the new notes to be issued in exchange therefor are to be issued in the name of the registered holder whose name appears on a security listing as the owner of old notes, the signature of such signer need not be guaranteed. In any other case, the tendered old notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible institution. An eligible institution may be a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934. If the new notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

   The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the old notes at the book-entry transfer facility for the purpose of facilitating the exchange offer. Subject to the establishment of these accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes. This can be done by causing such book-entry transfer facility to transfer such old notes into the exchange agent's account with respect to the old notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents must in each case be transmitted to, and received or confirmed by, the exchange agent on or prior to the expiration date.

   If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may still be effected. In such a case, an eligible institution must send the exchange agent on or prior to the expiration date a letter or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier). Such letter should set forth the following:

  .  the name and address of the tendering holder,

  .  the names in which the old notes are registered and,

  .  if possible, the certificate numbers of the old notes to be tendered,

and stating that the tender is being made. The letter must also guarantee that within three business days after the expiration date, the eligible institution will deliver such old notes in proper form for transfer, together with a properly completed and duly executed letter of transmittal. Unless old notes being tendered by the above-described method are deposited with the exchange agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. A form of the notice of guaranteed delivery that may be used by eligible institutions for the purposes described in this paragraph is attached as an exhibit to this prospectus.

   A tender will be deemed to have been received as of the date when:

  . the tendering holder's properly completed and duly signed letter of transmittal accompanied by the old notes, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility, is received by the exchange agent; or

  . a notice of guaranteed delivery or letter or facsimile transmission to similar effect, as provided above, from an eligible institution is received by the exchange agent. Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect, as provided above, by an eligible institution will be made only against deposit of the letter of transmittal, and any other required documents, and the tendered old notes.

   We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. Such determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or not to accept any particular old notes which acceptance might, in our or our counsel's judgment, be unlawful.

   We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, shall be final and binding on all parties. Unless waived, any defects or irregularities must be cured within such reasonable period of time as we shall determine. Neither WABCO, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them have any liability for failure to give such notification.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the old notes.

   If the letter of transmittal, any old notes, or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

   By tendering, each holder will represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder. Each holder will also represent that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes and that neither the holder nor any such other person is our "affiliate," as defined under Rule 405 of the Securities Act, or, if it is our affiliate, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

   Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Terms and Conditions of the Letter of Transmittal

   The letter of transmittal contains, among other things, the following terms and conditions:

  . The party tendering old notes for exchange transfers the old notes to us and irrevocably appoints the exchange agent as the transferor's agent and attorney-in-fact to cause the old notes to be exchanged.

  . The transferor represents that it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of such tendered notes.

  . The transferor represents that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

  . The transferor also represents that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the transfer of tendered old notes or transfer ownership of such old notes on the account books maintained by a book-entry transfer facility.

  . The transferor further agrees that acceptance of any tendered old notes by us and the issuance of new notes in exchange therefor constitutes performance in full by us of certain of our obligations under the exchange and registration rights agreement.

   All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such transferor.

   The transferor certifies that:

  . it is not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  . it is acquiring the new notes in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of such new notes; and

  . unless it is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of new notes.

   Each transferor which is a broker-dealer receiving new notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes if the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We will make copies of this prospectus available to any broker-dealer for use in connection with any such resale for a period of 90 days after the expiration date.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To withdraw a tender, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person having deposited the old notes to be withdrawn;

  . identify the old notes to be withdrawn, including the certificate number(s) and principal amount of such old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

  . be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender; and

  . specify the name in which any such old notes are to be registered, if different from that of the person withdrawing such tender.

   We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. Such determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the expiration date.

Conditions

   Notwithstanding any other term of the exchange offer, we are not required to accept for exchange, or exchange new notes and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes if:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

  . any law, statute, rule, regulation or interpretation by the SEC's staff is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

  . any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

   If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

  . refuse to accept any old notes and return all tendered old notes to the tendering holders;

  . extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes (see "--Withdrawal of Tenders"); or

  . waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

Exchange Agent

   The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:

     BY HAND/OVERNIGHT COURIER:                         BY MAIL:
        The Bank of New York                      The Bank of New York
         101 Barclay Street                   101 Barclay Street, Floor 7E
   Corporate Trust Services Window              New York, New York 10286
            Ground Level                       Attention: Nathalie Simon,
     Attention: Nathalie Simon,                      Reorganization
           Reorganization                                Section
               Section

                                 BY FACSIMILE:
                                 (212) 815-6339

   Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the address and telephone number set forth in the letter of transmittal.

   Delivery to an address other than as set forth on the letter of transmittal, or transmissions of instructions via a facsimile number other than the ones set forth on the letter of transmittal, will not constitute a valid delivery.

Fees and Expenses

   We will bear expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made by telecopy, telephone or in person by us and our affiliates' officers and regular employees.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with its services.

   We will pay cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The new notes will be recorded at the carrying value of the old notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange. Expenses incurred in connection with the issuance of the new notes will be amortized over the term of the new notes.

Consequences of Failure to Exchange

   The old notes that are not exchanged pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

  .  to us, upon redemption thereof or otherwise;

  . so long as the old notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer, commonly referred to as a "QIB," within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

  . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  . pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the New Notes

   With respect to resales of new notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holding Corporation (available April 13, 1989), Morgan Stanley Co., Inc. (available June 5, 1999) and Shearman & Sterling (available July 2,
1993), we believe that a holder or other person who receives new notes, whether or not such person is the holder, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. Such person must not be our "affiliate" within the meaning of Rule 405 under the Securities Act, must receive new notes in exchange for new notes in the ordinary course of business and must not be participating, must not intend to participate, and must have no arrangement or understanding with any person to participate, in the distribution of the new notes. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

   As contemplated by these no-action letters and the exchange and registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that:

  . the new notes are to be acquired by the holder or the person receiving such new notes, whether or not such person is the holder, in the ordinary course of business;

  . the holder or any such other person, other than a broker-dealer referred to in the next paragraph, is not engaging and does not intend to engage, in the distribution of the new notes;

  . the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the new notes;

  . neither the holder nor any such other person is our "affiliate" within the meaning of Rule 405 under the Securities Act; and

  . if such holder or other person participates in the exchange offer for the purpose of distributing the new notes, it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes and will not rely on those no-action letters.

   As indicated above, each participating broker-dealer that receives an new note for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. For a description of the procedures for such resales by participating broker-dealers, see "Plan of Distribution."

                          DESCRIPTION OF THE NEW NOTES

Generally

   The old notes were and the new notes offered hereby will be issued under an indenture dated as of January 12, 1999 by and among WABCO and The Bank of New York, as trustee. References to the notes include the new notes unless the context otherwise requires. The following is a summary of the material provisions of the indenture, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus is a part, and which may be obtained upon request to us or Chase Securities. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." For purposes of this section, references to "WABCO," "we," "us," and "our" include only WABCO and not our subsidiaries.

   On January 12, 1999, we issued $75 million aggregate principal amount of old notes under the indenture. The terms of the new notes are identical in all material respects to the old notes, except for transfer restrictions and registration and other rights relating to the exchange of the old notes for new notes. The trustee under the indenture will authenticate and deliver new notes for original issue only in exchange for a like principal amount of old notes. Any old notes that remain outstanding after the consummation of the exchange offer, together with the new notes, will be treated as a single class of securities under the indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding new notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the old notes and new notes then outstanding.

   The notes will be our unsecured obligations. The notes are not guaranteed by our subsidiaries. Our credit agreement is unconditionally guaranteed by all of our domestic subsidiaries. So long as the old notes remain outstanding, this guarantee is limited to $250 million in the aggregate. See "Risk Factors--The notes are effectively subordinated . . . ."

Optional Redemption

   The notes will be redeemable, at our option, in whole or in part, at any time on or after June 15, 2000, and prior to maturity, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each note holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after June 15 of the years set forth below:

                                                                      Redemption
     Year                                                               Price
     ----                                                             ----------
     2000............................................................  104.688%
     2001............................................................  102.344%
     2002 and thereafter.............................................  100.000%

   In the case of any redemption of notes or the existing notes issued in 1995, we will redeem notes or the existing notes, as the case may be, on a pro rata basis.

   In the case of any partial redemption, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Ranking

   The notes will:

  .  be our senior unsecured obligations;

  . rank pari passu in right of payment with all of our existing and future unsecured Senior Indebtedness; and

  .  be senior in right of payment to our future Subordinated Indebtedness.

   The notes will be effectively subordinated to liabilities of our subsidiaries, including trade payables, and to the debt under our senior secured credit facility. See "Risk Factors--The notes are effectively subordinated . . . ."

   The indenture limits the amount of indebtedness that may be incurred by us and our subsidiaries which may rank pari passu in right of payment with the notes or which may be secured. See "Description of Indebtedness."

Certain Definitions

   We have included herein certain key definitions from the indenture, but not definitions of all the capitalized terms used therein. Reference is made to the indenture for the definition of terms not defined herein.

   "Additional Assets" means:

  . any property or assets, other than Indebtedness and Capital Stock, in a Related Business;

  . the capital stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such capital stock by WABCO or another Restricted Subsidiary; or

  . capital stock constituting a minority interest in any person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in this and the immediately preceding clause is primarily engaged in a related business.

   "Asset Disposition" means any sale, lease, transfer or other disposition, or series of related sales, leases, transfers or dispositions by WABCO or any Restricted Subsidiary, other than permitted Sale/Leaseback Transactions, including any disposition by means of a merger, consolidation or similar transaction, each referred to for the purposes of this definition as a "disposition", of:

  . any shares of capital stock of a Restricted Subsidiary, other than directors' qualifying shares or shares required by applicable law to be held by a person other than WABCO or a Restricted Subsidiary;

  . all or substantially all the assets of any division or line of business of WABCO or any Restricted Subsidiary; or

  . any other assets of WABCO or any Restricted Subsidiary outside of the ordinary course of business of WABCO or such Restricted Subsidiary.

Asset Disposition does not include in the case of the above clauses:

  . a disposition by a Restricted Subsidiary to WABCO or by WABCO or a Subsidiary to a wholly-owned subsidiary; and

  . for purposes of the covenant described under "Certain Covenants-- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "Certain Covenants--Limitation on Restricted Payments".

The receipt of any insurance proceeds in connection with any casualty, however, will not be included within the meaning of "Asset Disposition" except to the extent more than $3,000,000 in the aggregate in any fiscal year. To the extent that WABCO reinvests on the date of any required Excess Proceeds Offer, or certified to the trustee that it intends to reinvest within 180 days of such Excess Proceeds Offer, any of such excess proceeds in equipment, vehicles or other assets used in WABCO's principal lines of business, however, the resultant Excess Proceeds Offer is reduced by the amount so reinvested or to be reinvested.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value, discounted at the interest rate borne by the notes, compounded annually of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.

   "Average Life" means, as of the date of determination, with respect to any Indebtedness or preferred stock, the quotient obtained by dividing

  . the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

  .  the sum of all such payments.

   "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Cash Equivalents" means, at any time:

  . any evidence of Indebtedness with a maturity of 180 days or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

  . certificates of deposit or acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $300,000,000 and a Keefe Bank Watch (or successor) Rating of B (or subsequent equivalent rating) or better;

  . commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not an affiliate of WABCO organized under the laws of any state of the United States or the District of Columbia and rated at least A-1, or subsequent equivalent rating, by Standard & Poor's Corporation and its successors or at least P-1, or subsequent equivalent rating, by Moody's Investors Service, Inc. and its successors; and

  . repurchase agreements and reverse repurchase agreements with terms of more than 30 days relating to obligations of the types described in the first clause above entered into with a financial institution of the type described in the second clause above, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

   "Change of Control" means the occurrence of any of the following events:

  . any "person", as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act, other than any Designated Person or combination of Designated Persons, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of voting stock;

  . during any period of two consecutive years, individuals who at the beginning of such period constituted board of directors, together with any new directors whose election by such board of directors or whose nomination for election by WABCO's stockholders was approved by a vote of a majority of WABCO's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of WABCO's board of directors then in office;

  . WABCO conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between WABCO and a wholly-owned subsidiary; or

  . the stockholders of WABCO shall approve any plan or proposal for the liquidation or dissolution of WABCO.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Consolidated Coverage Ratio" as of any date of determination means the ratio of the aggregate amount of Adjusted EBITDA for the four most recent fiscal quarters for which WABCO has filed financial statements with the SEC pursuant to the requirements of the Exchange Act prior to the date of such determination to Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if WABCO or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness has been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, except that, in making such calculation, Indebtedness incurred under a revolving credit or similar arrangement to finance seasonal fluctuations in working capital needs shall be computed on the average daily balance of such Indebtedness during such period unless such Indebtedness is projected in the reasonable judgment of senior management of WABCO to remain outstanding for a period in excess of 12 months from the date of incurrence of such Indebtedness, in which case such Indebtedness will be assumed to have been incurred on the first day of such coverage period,

     (2) if since the beginning of such period WABCO or any Restricted Subsidiary shall have made any Asset Disposition, the Adjusted EBITDA for such period shall be reduced by an amount equal to the Adjusted EBITDA, if positive, directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Adjusted EBITDA, if negative, directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of WABCO or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to WABCO and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period, or, if the capital stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent WABCO and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale,

     (3) if since the beginning of such period WABCO or any Restricted Subsidiary, by merger or otherwise, shall have made an investment in any Restricted Subsidiary, or any person which becomes a Restricted Subsidiary, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the incurrence of any Indebtedness, as if such Investment or acquisition occurred on the first day of such period, and

     (4) if since the beginning of such period any person that subsequently became a Restricted Subsidiary or was merged with or into WABCO or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by WABCO or a Restricted Subsidiary during such period, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of WABCO. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months.

   "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of WABCO and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities, including taxes accrued as estimated, on a consolidated basis, after eliminating all intercompany items between WABCO and any Restricted Subsidiary and between Restricted Subsidiaries, and all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

   "Consolidated Interest Expense" means, for any period, the total interest expense of WABCO and its consolidated Restricted Subsidiaries,

  . plus to the extent not included in such total interest expense, and to the extent incurred by WABCO or its Restricted Subsidiaries,

    .  interest expense attributable to capital leases,

    . amortization of debt discount and debt issuance cost, excluding debt issuance cost relating to the notes,

    .  capitalized interest,

    .  non-cash interest payments,

    . commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

    . net costs under Interest Rate Protection Agreements including amortization of fees,

    . Preferred Stock dividends in respect of all Preferred Stock held by persons other than WABCO or a Wholly-Owned Subsidiary,

    . interest incurred in connection with Investments in discontinued operations, and

    .  interest actually paid by WABCO or any of its consolidated
       Restricted Subsidiaries under any Guarantee of Indebtedness of any person,

  . and minus, to the extent included in such total interest expense, any amortization by WABCO and its consolidated Restricted Subsidiaries of capitalized interest or commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

   Consolidated Net Income" means, for any period, the net income of WABCO and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income of any person if such person is not a Restricted Subsidiary, except that

    . subject to the limitations contained in clause (4) below, WABCO's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to WABCO or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below and

    . WABCO's equity in a net loss of any person, other than an Unrestricted Subsidiary, for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (or loss) of any person acquired by WABCO or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) the net income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to WABCO, except that WABCO's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of WABCO or its consolidated Restricted Subsidiaries, including pursuant to any sale-and-leaseback arrangement, which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of any person;

     (5) extraordinary gains or losses; and

     (6) the cumulative effect of a change in accounting principles.

   "Consolidated Net Tangible Assets" as of any date of determination means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items, which would appear on a consolidated balance sheet of WABCO and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

  .  Consolidated Current Liabilities;

  . minority interests in consolidated Subsidiaries held by persons other than WABCO or a Restricted Subsidiary;

  . excess of cost over fair value of assets of businesses acquired, as determined in good faith by the board of directors;

  . any revaluation or other write-up in book value of assets subsequent to the Existing Notes Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

  . unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items, if included in total assets;

  .  treasury stock, if included in total assets;

  .  Unallocated ESOP Shares; and

  . cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

   "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of WABCO and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which WABCO has filed financial statements with the SEC pursuant to the requirements of the Exchange Act, prior to the taking of any action for the purpose of which the determination is being made, as

  .  the par or stated value of all outstanding capital stock of WABCO, plus

  .  paid-in capital or capital surplus relating to such capital stock, plus

  . any retained earnings or earned surplus, less, to the extent otherwise included,

    .  any accumulated deficit,

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    .  any amounts attributable to Disqualified Stock,

    .  Unallocated ESOP Shares,

    .  treasury stock, and

    .  any cumulative translation adjustment.

   "Credit Agreement" means the Credit Agreement dated as of January 31, 1995, as amended and restated as of February 15, 1995, among WABCO, the financial institutions named therein, Chemical Bank, as Swingline Lender, Issuing Bank, Administrative Agent and Collateral Agent, Chemical Bank Delaware, as Issuing Bank, The Bank of New York and Credit Suisse, as Co-Administrative Agents, and The Bank of New York, as Documentation Agent, as the same may be amended or modified from time to time, and any agreement evidencing any refunding, replacement, refinancing or renewal, in whole or in part, of the Credit Agreement.

   "Designated Person" means Incentive AB, a corporation organized under the laws of the Kingdom of Sweden, or any of its subsidiaries, Vestar or Vestar Capital or any of their respective Controlled Affiliates, the ESOP, the Pulse Shareholders and any of their respective Affiliates, the Voting Trust and any person or entity holding a beneficial interest in the Voting Trust or the Capital Stock of WABCO held by the Voting Trust on the Existing Notes Issue Date, or, in the case of any such person or entity, their permitted transferees.

   "Disqualified Stock" means, with respect to any person, any capital stock which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event:

  . matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

  .  is convertible or exchangeable for Indebtedness or Disqualified Stock or

  . is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the notes.

   "Adjusted EBITDA" for any period means Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income:

  .  all income tax expense of WABCO;

  .  Consolidated Interest Expense;

  .  depreciation expense;

  .  amortization expense; and

  . other noncash charges, including any charges resulting from the write-up of inventory, deducted in determining Consolidated Net Income, and not already excluded from the definition of the term "Consolidated Net Income", in each case for such period.

   "ESOP Loan" means the loan made by WABCO to the ESOP in an aggregate principal amount equal to $140,040,000 pursuant to the ESOP Loan Agreement, dated as of January 31, 1995, between WABCO and the trust, as such loan may be amended, modified, extended, renewed, replaced or refinanced from time to time without increase in such aggregate principal amount.

   "Fully Traded Common Stock" means common stock issued by any corporation whose common stock is listed on either The New York Stock Exchange or The American Stock Exchange or included for trading privileges in the National Market System of the National Association of Securities Dealers Automated Quotation System; provided, however, that either such common stock is freely tradable under the Securities Act upon issuance or the holder thereof has contractual registration rights that will permit the sale of such common stock pursuant to an effective registration statement not later than nine months after issuance to WABCO or

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


one of its Subsidiaries, and provided, further such common stock is also so listed or included for trading privileges.

   "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any person and any obligation, direct or indirect, contingent or otherwise, of such person:

  . to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

  . entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, however, that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

   "Indebtedness" of any person means, without duplication,

     (1) the principal of and premium, if any, in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

     (2) all Capital Lease Obligations of such person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

     (3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

     (5) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, but excluding, in each case, any accrued dividends;

     (6) all obligations of the type referred to in clauses (1) through (5) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as Guarantor or otherwise; and

     (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property and assets or the amount of the obligation so secured.

   "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect WABCO or any Restricted Subsidiary against fluctuations in interest rates.

   "Net Available Cash" from an Asset Disposition means cash payments, Cash Equivalents and Fully Traded Common Stock received therefrom, including any cash payments, Cash Equivalents and Fully Traded Common Stock received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or

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received in any other noncash form, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

   "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Permitted Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and, in the case of investments in excess of $100,000 in any one bank or trust company, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000, or the foreign currency equivalent thereof, and has outstanding debt which is rated "A", or such similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of WABCO) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" or higher according to Moody's Investors Service, Inc. or "A-l" or higher according to Standard and Poor's Corporation; and

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

   "Permitted Liens" means, with respect to any person,

     (1) Liens existing on the date of the Indenture, including Liens securing borrowings up to the amount of the commitments under the Credit Agreement on the Existing Notes Issue Date and other obligations under or expressly permitted by the Credit Agreement;

     (2) Liens subsequently created, whether under the Credit Agreement or otherwise; provided that such Liens, together with any Liens under clause
  (1) that secure Indebtedness under the Credit Agreement, do not secure Indebtedness with a principal amount that is greater than the amount of the commitments under the Credit Agreement on the Existing Notes Issue Date except to the extent such Liens are permitted under any of clauses (3) through (20) of this definition of Permitted Liens;


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     (3) Liens securing borrowings of up to $60 million permitted pursuant to item (6) of the second paragraph of the covenant described under "Certain Covenants--Limitation on Indebtedness";

     (4) Liens on property at the time such person or any of its subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such person or a subsidiary of such person; provided, however, that the Liens may not extend to any other property owned by such person or any of its subsidiaries;

     (5) Liens securing Purchase Money Indebtedness;

     (6) additional Liens for any purpose of up to 15% of WABCO's
  Consolidated Net Tangible Assets;

     (7) pledges or deposits by such person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts, other than for the payment of Indebtedness or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (8) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review;

     (9) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

     (10) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of its business; provided, however, that such letters of credit, and reimbursement obligations thereunder, do not constitute Indebtedness;

     (11) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

     (12) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such person; provided, however, that the Lien may not extend to any other property owned by such person or any of its Restricted Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (13) Liens on inventory and receivables and the products and proceeds thereof;

     (14) Liens on property or shares of stock of another person at the time such other person becomes a subsidiary of such person; provided, however, that any such Lien may not extend to any other property owned by such person or any of its Restricted Subsidiaries;

     (15) Liens securing Indebtedness or other obligations of a subsidiary of such person owing to such person or a wholly-owned subsidiary of such person (other than an Unrestricted Subsidiary);

     (16) Liens Incurred by another person on assets that are the subject of a Capital Lease Obligation to which such person or a subsidiary of such person is a party; provided, however, that any such Lien may not secure Indebtedness of such person or any of its Restricted Subsidiaries (except by virtue of clause (vii) of the definition of "Indebtedness") and may not extend to any other property owned by such person or any subsidiary of such person;

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


     (17) Liens securing Interest Rate Protection Agreements so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement;

     (18) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (12) and (14); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the Refinancing of such Indebtedness);

     (19) Liens incurred in connection with any Sale/Leaseback Transaction permitted pursuant to the covenant described under "Certain Covenants-- Limitation on Sale/Leaseback Transactions" securing borrowings of up to $10 million; and

     (20) Liens with respect to any Indebtedness Incurred by any Restricted Subsidiary pursuant to clause (7) of the covenant described under "Certain Covenants--Limitation on Indebtedness and Capital Stock of Restricted Subsidiaries;" provided that such Lien shall only be a "Permitted Lien" so long as such Indebtedness requires a restriction on distributions referred to under clause (7) of the covenant described under "Certain Covenants-- Limitation on Restrictions on Distributions from Restricted Subsidiaries."


   "Purchase Money Indebtedness" means Indebtedness

  . consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, including borrowings, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

  . Incurred to finance the acquisition or construction by any subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that the principal amount of such Indebtedness does not exceed the lesser of 85% of the cost or 85% of the fair market value of the asset being financed (such fair market value as determined in good faith by the board of directors, as evidenced by a resolution).

   "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of WABCO or any Restricted Subsidiary existing on the date of the Existing Notes Indenture or incurred in compliance with the Indenture; provided, however, that

  . such Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being Refinanced,

  . such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,

  . such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include

    . Indebtedness of a subsidiary that refinances Indebtedness of WABCO, or

    . Indebtedness of WABCO or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, and


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


  . such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the extent that the Indebtedness to be Refinanced is subordinated in right of payment to the notes.

   "Restricted Payment" with respect to any person means:

  . the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock, including any payment in connection with any merger or consolidation involving such person) or similar payment to the direct or indirect holders of its capital stock, other than dividends or distributions payable solely in its capital stock, other than Disqualified Stock, or rights to acquire its capital stock, other than Disqualified Stock, and dividends or distributions payable solely to WABCO or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a subsidiary to minority stockholders or owners of an equivalent interest in the case of a subsidiary that is an entity other than a corporation,

  . the purchase, redemption or other acquisition or retirement for value of any capital stock of WABCO or of any Restricted Subsidiary held by any person or of any capital stock of a Restricted Subsidiary held by any Affiliate of WABCO, other than a wholly-owned subsidiary, including the exercise of any option to exchange any capital stock (other than into capital stock of WABCO that is not Disqualified Stock),

  . any principal payment on, or purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Indebtedness, other than the purchase, repurchase or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, or

  . the making of any Investment in any person, other than a Permitted Investment or any Investment made to acquire a Restricted Subsidiary.

   "Restricted Subsidiary" means any subsidiary of WABCO that is not an Unrestricted Subsidiary.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby WABCO or a Restricted Subsidiary transfers such property to a person and leases it back from such person, other than leases for a term of not more than 12 months or between WABCO and a wholly-owned subsidiary or between wholly-owned subsidiaries.

   "Senior Indebtedness" means:

  . Indebtedness of WABCO, whether outstanding on the date of the existing notes indenture or thereafter incurred, and

  . accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to WABCO, to the extent post-filing interest is allowed in such proceeding, in respect of

    .  indebtedness of WABCO for money borrowed, and

    . indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which WABCO is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes.

   Provided, however, that Senior Indebtedness shall not include:

  .  any obligation of WABCO to any subsidiary,

  . any liability for federal, state, local or other taxes owed or owing by WABCO,


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


  . any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities,

  . any Indebtedness of WABCO, and any accrued and unpaid interest in respect thereof, which is expressly subordinate in right of payment to any other Indebtedness or other obligation of WABCO, or

  . that portion of any Indebtedness which at the time of incurrence is incurred in violation of the indenture.

   "Subordinated Indebtedness" means any Indebtedness of WABCO, whether outstanding on the existing notes issue date or thereafter incurred, which is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

   "Unallocated ESOP Shares" means shares of common stock of WABCO which are held by the ESOP but have not yet been allocated to participants' accounts.

   "Unrestricted Subsidiary" means:

  . any subsidiary of WABCO that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below, and

  .  any subsidiary of an Unrestricted Subsidiary.

The board of directors may designate any subsidiary of WABCO, including any newly acquired or newly formed subsidiary, to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any capital stock or Indebtedness of, or holds any lien on any property of, WABCO or any other subsidiary of WABCO that is not a subsidiary of the subsidiary to be so designated; provided, however, that either:

  . the subsidiary to be so designated has total assets of $1,000 or less, or

  . if such subsidiary has assets greater than $1,000, such designation would be permitted under the covenant entitled "Certain Covenants-- Limitation on Restricted Payments".

The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  . WABCO could incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under "Certain Covenants--Limitation on Indebtedness", and

  .  no Default shall have occurred and be continuing.

   Any such designation by the board of directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

Certain Covenants

   The indenture contains covenants including, among others, the covenants described below.

   Limitation on Indebtedness. We agree not to, and not to permit any Restricted Subsidiary to, incur any Indebtedness unless the Consolidated Coverage Ratio at the date of such incurrence exceeds 2.5 to 1.0; and no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

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


   Notwithstanding the foregoing paragraph, we may incur any or all of the following Indebtedness:

     (1) Indebtedness incurred pursuant to the Credit Agreement so long as the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $250 million;

     (2) Subordinated Indebtedness owed to and held by a wholly-owned subsidiary; provided, however, that any subsequent issuance or transfer of any capital stock or any other event which results in any such wholly-owned subsidiary ceasing to be a wholly-owned subsidiary or any subsequent transfer of such Subordinated Indebtedness, other than to another wholly-owned subsidiary, is deemed, in each case, to constitute the incurrence of such Subordinated Indebtedness by WABCO;

     (3) the notes and the existing 1995 notes;

     (4) Indebtedness outstanding on the date of the Existing Notes Indenture, other than Indebtedness described in clause (1), (2) or (3) of this covenant;

     (5) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to foregoing paragraph or pursuant to clause (3) or (4) or this clause (5) of this covenant;

     (6) additional Indebtedness in an aggregate principal amount outstanding at any time not exceeding $60 million incurred pursuant to the Credit Agreement or any replacement thereof;

     (7) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of our company then outstanding, other than Indebtedness permitted by clauses (1) through (5) above of this covenant does not exceed $80 million, less the aggregate amount of any Indebtedness incurred pursuant to clause (6) of this covenant; and

     (8) Indebtedness arising out of Capital Lease Obligations, Purchase Money Indebtedness and Sale/Leaseback Transactions permitted pursuant to the covenant described under "Limitation on Sale/Leaseback Transactions" in an aggregate principal amount outstanding at any one time not exceeding $20 million.

   Notwithstanding the foregoing, we agree not to incur any Indebtedness pursuant to the foregoing paragraph if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Indebtedness.

   Limitation on Indebtedness and Capital Stock of Restricted Subsidiaries. We agree not to permit any Restricted Subsidiary to incur, directly or indirectly, any Indebtedness or capital stock except:

     (1) Indebtedness or capital stock issued to and held by us or a wholly-owned subsidiary; provided, however, that any subsequent issuance or transfer of any capital stock or any other event which results in any such wholly-owned subsidiary ceasing to be a wholly-owned subsidiary or any subsequent transfer of such Indebtedness or capital stock (other than to WABCO or a wholly-owned subsidiary) is deemed, in each case, to constitute the issuance of such Indebtedness or capital stock by the issuer thereof;

     (2) Indebtedness or capital stock of a subsidiary incurred and outstanding on or prior to the date on which such subsidiary was acquired by us, other than Indebtedness or capital stock incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such subsidiary became a subsidiary or was acquired by us, and Refinancing Indebtedness incurred in respect thereof; provided, however, that such Refinancing Indebtedness is only permitted under this clause (2) to the extent incurred by the subsidiary that originally incurred such Indebtedness;

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


     (3) Indebtedness or capital stock issued and outstanding on or prior to the date of the Existing Notes Indenture other than Indebtedness described in clauses (1) or (2) of this covenant;

     (4) Purchase Money Indebtedness; provided, however, that the aggregate amount of Purchase Money Indebtedness outstanding after giving pro forma effect to any incurrence of Purchase Money Indebtedness may not exceed $30 million unless, after giving effect to the incurrence of such Purchase Money Indebtedness, we would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under "Limitation on Indebtedness";

     (5) Indebtedness incurred by any Restricted Subsidiary that is a Foreign Subsidiary; provided, however, that any such Indebtedness incurred by such Restricted Subsidiary cannot exceed 20% of the Consolidated Net Tangible Assets of such Restricted Subsidiary;

     (6) Refinancing Indebtedness incurred in respect of Indebtedness or capital stock referred to in clauses (3) or (4) or this clause (6); and

     (7) Indebtedness incurred by any Restricted Subsidiary that is a Foreign Subsidiary for the purpose of acquiring a Restricted Subsidiary that is a Foreign Subsidiary; provided, the principal amount of such Indebtedness may not exceed the purchase price for such subsidiary; provided further, that after giving effect to the incurrence of such Indebtedness, we would be able to incur an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under "Limitation on Indebtedness."

   Limitation on Restricted Payments. We agree not to, and agree not to permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time we make or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default or Event of Default shall have occurred and be continuing or would result therefrom; or

     (2) we are not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under "Limitation on Indebtedness"; or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Existing Notes Issue Date would exceed the sum of

    (A) 50% of the Consolidated Net Income accrued during the period, treated as one accounting period, from April 1, 1995 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment, or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit, and

    (B) the aggregate Net Cash Proceeds received by us from the issuance or sale of our capital stock, excluding Disqualified Stock and including capital stock issued upon conversions of convertible debt or upon exercise of options or warrants, subsequent to the Existing Notes issue date, excluding an issuance or sale to our Subsidiary and excluding an issuance or sale to the ESOP. As of September 30, 1998, we would have been able to make a Restricted Payment of $15.1 million.

   The provisions of the foregoing paragraph do not prohibit:

     (1) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default has occurred and be continuing, or result therefrom; provided further, however, that such dividend will be included in the calculation of the amount of Restricted Payments;

     (2) WABCO and its Restricted Subsidiaries from making loans or advancements to, or investments in, any Joint Venture in an aggregate amount not exceeding $15 million plus the lesser of any amounts received as repayment of any such loan, advancement or investment and the initial amount thereof;

     (3) the declaration or payment of dividends on our common stock following a public offering of its common stock of up to 6% per annum of the Net Cash Proceeds received by us in such public offering;

     (4) WABCO and its Restricted Subsidiaries from making any contribution to the ESOP or refinancing the ESOP Loan;

     (5) any purchase or redemption of our capital stock or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, our capital stock (other than Disqualified Stock and other than capital stock issued or sold to our subsidiary or the ESOP); provided, however, that (A) such purchase or redemption is excluded in the calculation of the amount of Restricted Payments and (B) the net cash proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of the paragraph above;

     (6) any purchase or redemption of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, our Indebtedness which is permitted to be incurred pursuant to the covenant described under "Limitation on Indebtedness"; provided, however, that such purchase or redemption is excluded in the calculation of the amount of Restricted Payments;

     (7) loans and advances to our employees or any of our Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $5 million;

     (8) the redemption of up to 4,000,000 shares of common stock from Scandinavian Incentive Holdings, B.V. on or prior to April 30, 1997 at an aggregate price that, together with Restricted Payments otherwise permitted under clause (3) of the paragraph above, would not exceed $44,000,000; provided, however, that Restricted Payments made pursuant to this clause
  (8) are included in the calculation of Restricted Payments for all purposes under clause (3) of the paragraph above (this redemption occurred in March
  1997); and

     (9) up to an aggregate amount of $2,000,000 of additional Restricted Payments from and after March 21, 1997 until such time as we have the authority under the paragraph above to make such Restricted Payments; provided, however, that Restricted Payments made pursuant to this clause
  (9) shall be included in the calculation of Restricted Payments for all purposes under clause (3) of the paragraph above. For purposes of performing the calculation specified in clause (3) of the paragraph above, amounts paid in respect of clauses (1) and (3) of this paragraph shall be counted as Restricted Payments and amounts paid in respect of clauses (2),
  (4) and (5) of this paragraph shall not be counted as a Restricted Payments. Any sale or transfer of property by an Unrestricted Subsidiary to our company or a Restricted Subsidiary with the intention of taking back a lease of that property will be considered a loan to that Unrestricted Subsidiary for this purpose.

   Limitation on Restrictions on Distributions from Restricted Subsidiaries. We agree not to, and agree not to permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary:

  . to pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to our company or any Restricted Subsidiary;

  .  to make any loans or advances to WABCO or any Restricted Subsidiary;

  . to transfer any of its property or assets to WABCO or any Restricted Subsidiary; or

  . to make payments in respect of any Indebtedness owed to us or any Restricted Subsidiary, except

    (1) any such encumbrance or restriction pursuant to an agreement in effect at or entered into on the Existing Notes Issue Date,

    (2) any such encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by us (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by us) and outstanding on such date,

    (3) any such encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the noteholders than any such encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements,

    (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder,

    (5) in the case of the third bullet point above, encumbrances and restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages,

    (6) any such encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

    (7) any such encumbrance or restriction with respect to any Restricted Subsidiary that is a Foreign Subsidiary pursuant to an agreement relating to Indebtedness permitted to be incurred pursuant to clause
        (7) of the covenant described under "Limitation on Indebtedness and Capital Stock of Restricted Subsidiaries," and

    (8) restrictions imposed by applicable law.

   Limitation on Sales of Assets. We agree not to, and agree not to permit any Restricted Subsidiary to, make any Asset Disposition unless:

  . we or our Restricted Subsidiary, as the case may be, receive consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof;

  . at least 75% of the consideration received by us or such Restricted Subsidiary, as the case may be, consists of cash or Cash Equivalents or Fully Traded Common Stock; provided, however, that the amount of any Senior Indebtedness of us or such Restricted Subsidiary that is assumed by the transferee in any such transaction is deemed to be cash for purposes of this provision and

  . the Net Available Cash received by us or such Restricted Subsidiary, as the case may be, from such Asset Disposition is applied in accordance with the following paragraphs.

   In the event and to the extent that we make one or more Asset Dispositions on or after the Existing Notes Issue Date in any period of 12 consecutive months with respect to assets the Fair Market Value of which exceeds $20 million as of the beginning of such 12-month period, then we will:

     (1) within 365 days after the date the Net Available Cash so received from such Asset Dispositions exceeds $20 million (such excess being referred to as "Excess Net Available Cash") and to the extent we elect (or are required by the terms of any Indebtedness) (A) apply an amount equal to such Excess Net Available Cash to repay Senior Indebtedness or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets; and

     (2) apply such Excess Net Available Cash to the extent not applied pursuant to clause (1) as provided in the following paragraphs of this covenant. The amount of such Excess Net Available Cash required to be applied during the applicable period and not applied as so required by the end of such period shall constitute "Excess Proceeds."

   If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer, as defined below, totals at least $5 million, we must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of notes equal to the Excess Proceeds, rounded down to the nearest multiple of $1,000, on such date, at a purchase price equal to 100% of the principal amount of such notes, plus, in each case, accrued interest, if any, to the date of purchase (the "Excess Proceeds Payment").

   If any Excess Net Available Cash is used to repay either notes or existing 1995 notes, we will make an offer to repurchase existing 1995 notes or notes, as the case may be, on a pro rata basis.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and any other applicable laws or regulations thereunder in the event that such Excess Proceeds are received by us under this covenant and we are required to repurchase notes as described above. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this covenant, we shall comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

   In the event of the transfer of substantially all, but not all, of our property and assets as an entirety to a person in a transaction permitted under "Merger and Consolidation," the Successor Company, as defined therein, shall be deemed to have sold our properties and assets not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition and the Successor Company shall be deemed to have received Net Available Cash in an amount equal to the fair market value, as determined in good faith by the board of directors, of the properties and assets not so transferred or sold.

   Limitation on Affiliate Transactions. We agree not to, and agree not to permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of transactions, including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service, with any affiliate of us (an "Affiliate Transaction") unless the terms thereof are no less favorable to us or such Restricted Subsidiary than those which could be obtained at the time of such transaction in arm's-length dealings with a person who is not such an affiliate.

   In addition, we agree not to, and agree not to permit any Restricted Subsidiary to, enter into any Affiliate Transaction unless:

  . with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $1 million but less than or equal to $5 million, we have obtained approval of a majority of our board of directors, including a majority of the disinterested directors; and

  . with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $5 million, we have delivered to the trustee an opinion of a nationally recognized investment banking firm to the effect that such Affiliate Transaction is fair to us or such Restricted Subsidiary, as the case may be, from a financial point of view.

   The provisions of the foregoing paragraph shall not prohibit:

  . any Restricted Payment permitted to be paid pursuant to the covenant described under "Limitation on Restricted Payments;"

  . any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors;

  . the grant of stock options or similar rights to our employees and directors pursuant to plans approved by the board of directors;

  . any Affiliate Transaction between us and a wholly-owned subsidiary or between wholly-owned subsidiaries; and

  . any transaction entered into by us or any Restricted Subsidiary with the Plan.

   Change of Control. Upon the occurrence of a Change of Control, each holder shall have the right to require that we repurchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date, in accordance with the terms contemplated in the paragraph below.

   Within 30 days following any Change of Control, we will mail a notice to each holder with a copy to the trustee stating:

  . that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date;

  . the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

  . the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

  . the instructions determined by us, consistent with this covenant, that a holder must follow in order to have its notes purchased.

   We agree to comply, to the extent applicable, with the requirements of
Section 14(e) of the Securities Exchange Act of 1934 and any other applicable laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this covenant, we shall comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

   The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of WABCO and, thus, the removal of incumbent management. In addition, we may be prohibited under the terms of its other financing instruments from repurchasing the notes upon a Change of Control. Finally, we can not assure that we will have the financial ability to purchase the notes upon a Change of Control.

   Limitation on Liens. We agree not to, and agree not to permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including capital stock of a Restricted Subsidiary), whether owned at the Existing Notes Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

   Limitation on Sale/Leaseback Transactions. We agree not to, and agree not to permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

  . we or such Restricted Subsidiary would be entitled to create a Lien on such property without equally and ratably securing the notes pursuant to the covenant described under "Limitation on Liens"; or

  . the net proceeds of such sale are at least equal to the fair value, as determined by the board of directors, of such property and we or such Restricted Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 30 days of the effective date of such Sale/Leaseback Transaction, of our Senior Indebtedness, including the notes, or Indebtedness or Preferred Stock of a Restricted Subsidiary.

   Merger and Consolidation. We agree not to consolidate with or merge with or into, or convey, transfer or lease all or substantially all our assets to, any person, unless:

  . the resulting, surviving or transferee person (the "Successor Company") shall be a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company, if not us, shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of WABCO under the notes and the indenture;

  . immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any subsidiary as a result of such transaction as having been incurred by such Successor Company or such subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

  . immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company is at least 1:1; provided, however, that, if our Consolidated Coverage Ratio before giving effect to such transaction is within a range set forth in column (A) below, then the Consolidated Coverage Ratio of the Successor Company shall be at least equal to the lesser of the ratio determined by multiplying the relevant percentage set forth in column (B) below by the Consolidated Coverage Ratio prior to such transaction and the relevant ratio set forth in column (C) below:

                  (A)                         (B)                                     (C)
           -----------------                  ---                                 -----------
           1.11:1 to 1.99:1                   90%                                 1.50:1
           2.00:1 to 2.99:1                   80%                                 2.10:1
           3.00:1 to 3.99:1                   70%                                 2.40:1
           4.00:1 or greater                  60%                                 2.50:1; and

  . immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than our Consolidated Net Worth prior to such transaction.

   We agree to deliver to the trustee prior to the consummation of the proposed transaction an officer's certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with the indenture.

   The Successor Company shall be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but the predecessor company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes.

   SEC Reports. Notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act, we agree to file with the SEC and provide the trustee and noteholders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

Defaults

   An Event of Default is defined in the indenture as:

  . a default in the payment of interest on the notes when due, continued for 30 days;

  . a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

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


  . the failure by WABCO to comply for 30 days after notice with its obligations under "Certain Covenants" and its other agreements contained in the indenture, except in the case of a default with respect to the covenants described under "Certain Covenants--Change of Control" and "Certain Covenants--Merger and Consolidation," which will constitute Events of Default with notice but without passage of time;

  . our Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness accelerated exceeds $5 million, or its foreign currency equivalent, with respect to any individual Indebtedness or, together with all Indebtedness unpaid or accelerated, aggregates $10 million, or its foreign currency equivalent (the "cross acceleration provision");

  . certain events of bankruptcy, insolvency or reorganization of our company (the "bankruptcy provisions"); or

  . any judgment or decree for the payment of money in excess of $5 million, or its foreign currency equivalent, to the extent not covered by insurance, with respect to any individual judgment or decree or aggregating $10 million, or its foreign currency equivalent, is rendered against us or any Restricted Subsidiary and is not discharged within a period of 60 days following such judgment (the "judgment default provision").

   If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of WABCO occurs and is continuing, the principal of and interest on all the notes will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

   Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  . such holder has previously given the trustee notice that an Event of Default is continuing;

  . holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  . such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  . the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  . the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the trustee in personal liability.

   The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

   Subject to certain exceptions, the indenture may be amended with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding, subject to certain exceptions. However, without the consent of each affected holder of an outstanding note, no amendment may, among other things:

  . reduce the principal amount of notes whose holders must consent to an amendment;

  . reduce the rate of or change the time for payment of interest on any note;

  . reduce the principal of, any installment of interest on or any premium with respect to any note, change the stated maturity of any note or change the periods during which any note may be redeemed as described under "Optional Redemption" above;

  .   make any note payable in currency other than that stated in the note;

  . impair the right of any holder of the notes to receive payment of principal of and interest on notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  . reduce the percentage in principal amount of outstanding notes the consent of the holders of which is necessary to amend the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults.

   Without the consent of any holder of the notes, we and the trustee may amend the indenture to cure any ambiguity, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of our company under the indenture, to provide for uncertificated notes in addition to or in place of certificated notes, to secure the notes, to provide for a replacement trustee, to add to our covenants and agreements for the benefit of the holders of the notes or to surrender any right or power conferred upon, or to make any change that does not adversely affect the legal rights of any holder of the notes.

   After an amendment, supplemental indenture or waiver under the indenture becomes effective, we are required to mail to holders of the notes affected thereby a copy of such amendment, supplemental indenture or waiver and a notice briefly describing such amendment, supplemental indenture or waiver. However, the failure to give such notice, or any defect therein, will not impair or affect the validity of the amendment, supplemental indenture or waiver.

Transfer

   The old notes were issued in registered form and are transferable only upon the surrender of the old notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

   The indenture will cease to be of further effect as to all outstanding notes, except as to


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    .  rights of registration of transfer and exchange and our right of optional redemption,

    . substitution of apparently mutilated, defaced, destroyed, lost or stolen notes,

    . rights of holders of the notes to receive payments of principal and interest on the notes,

    . rights, obligations and immunities of the trustee under the indenture, and

    . rights of the holders of the notes as beneficiaries of the indenture with respect to the property so deposited with the trustee payable to all or any of them.

   if

  . we will have paid or caused to be paid the principal of and interest on the notes as and when the same will have become due and payable,

  . all outstanding notes, except lost, stolen or destroyed notes which have been replaced or paid, have been delivered to the trustee for cancellation, or

  . the notes not previously delivered to the trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the trustee upon delivery of notice and we will have irrevocably deposited with the trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding notes, to maturity or redemption, as the case may be. Such trust may only be established if such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which we are party or by which it is bound and we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions related to such defeasance have been complied with.

   The indenture will also cease to be in effect, except as described in the arrows in the immediately preceding paragraph, and the Indebtedness on all outstanding notes will be discharged on the 123rd day after the irrevocable deposit by us with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, of cash, U.S. government obligations, or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay the principal of and interest on the notes then outstanding in accordance with the terms of the indenture and the notes. Such a trust may only be established if:

  . such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which it is bound;

  . we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

  . we have delivered to the trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  . we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions related to the defeasance have been complied with.

   We may also be released from its obligations under "Certain Covenants" and shall cease to be subject to third, fourth and sixth bullet point of the first paragraph under "Defaults," with respect to the notes outstanding on the 123rd day after our irrevocable deposit with the trustee, in trust, specifically pledged as

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


security for, and dedicated solely to, the benefit of the holders of the notes, cash, U.S. government obligations, or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay the principal of and interest on the notes then outstanding in accordance with the terms of the indenture and the notes ("covenant defeasance"). Such covenant defeasance may only be effected if:

  . such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which it is bound;

  . we deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

  . we have delivered to the trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  . we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions related to the covenant defeasance have been complied with.

   Following such covenant defeasance, we may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in such sections of the indenture, whether directly or indirectly by reason of any reference elsewhere in the indenture to such sections or by reason of any reference in such sections to any other provisions in the indenture or in any other document, and such omission will not constitute an Event of Default.

Transfer and Exchange

   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. We are also not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

   The registered holder will be treated as the owner of it for all purposes.

Governing Law

   The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                         BOOK-ENTRY; DELIVERY AND FORM

   The old notes offered and sold in connection with the initial offering were sold solely to QIBs, as defined in Rule 144A under the Securities Act, pursuant to Rule 144A and in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act ("non-U.S. Persons"), in reliance on Regulation S. Following the offering of the old notes, the old notes may have been sold to QIBs pursuant to Rule 144A, non-U.S. Persons in reliance on Regulation S and pursuant to other exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, as described under "Transfer

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


Restrictions," including sales to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act ("institutional accredited investors"), that are not QIBs.

The Global Notes

   Rule 144A Global Note. The old notes offered and sold to QIBs pursuant to Rule 144A were issued in the form of one or more registered notes in global form, without interest coupons. The Rule 144A global note was deposited on the date of the closing of the sale of the old notes with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, but remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

   Regulation S Global Notes. The old notes offered and sold in the initial offering in offshore transactions to non-U.S. Persons in reliance on Regulation S were issued in the form of one or more registered notes in global form, without interest coupons. The Regulation S global note was deposited upon issuance with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraph for credit to the respective accounts of the purchasers, or to such other accounts as they may have directed, at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme.

   Investors may hold their interests in the Regulation S global note directly through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Investors may also hold such interests through organizations other than Euroclear or Cedel that are participants in the DTC system. Euroclear and Cedel hold such interests in the Regulation S global note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. Such depositories, in turn, hold such interests in the Regulation S global note in customers' securities accounts in the depositories' names on the books of DTC.

   Institutional Accredited Investor Global Note. In connection with the sale of the old notes to an Institutional Accredited Investor in the initial offering, beneficial interests in any of the Global Notes (as defined below) may have been exchanged for interests in a separate note in registered form, without interest coupons, which were deposited on the Closing Date with, or on behalf of, a custodian for DTC in the manner described in the preceding paragraphs.

   Except as set forth below, the Rule 144A global note, the Regulation S global note and the Institutional Accredited Investor global note (collectively, the "Global Notes") may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

   The old notes are subject to restrictions on transfer and bear a restrictive legend as set forth under "Transfer Restrictions."

   All interests in the Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

Form of New Notes

   The new notes will be available initially only in book-entry form. We expect that the new notes will be represented by a global note which will be deposited with, or on behalf of, DTC (with links to Euroclear and Cedel) and registered in its name or in the name of its nominee. Beneficial interests in the global note representing the new notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the global note, notes in certificated form will be issued in exchange for the global note only under limited circumstances described below.


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


Book-Entry Procedures for the Global Notes

   The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither WABCO nor Chase Securities take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

   DTC has advised us that it is

  . a limited purpose trust company organized under the laws of the State of New York,

  .  a "banking organization" within the meaning of the New York Banking Law,

  .  a member of the Federal Reserve System,

  . a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

  .  a "clearing agency" registered pursuant to Section 17A of the Exchange
     Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including Chase Securities, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or entities with indirect access to DTC's system.

   We expect that pursuant to procedures established by DTC

  . upon deposit of each Global Note, DTC will credit the accounts of its participants designated by Chase Securities with an interest in the Global Note and

  . ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of its participants, and the records of its participants and the entities with indirect access to its system, with respect to the interests of persons other than its participants.

   The laws of some jurisdictions may require that purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through such participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

   So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or an entity with indirect access to DTC's system, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial

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


interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize its participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither WABCO nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

   Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by DTC's participants and the entities with indirect access to its system to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those persons and DTC.

   Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

   Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

   Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither WABCO nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


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

Certificated Notes

   If

  . we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation,

  . we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture, or

  . upon the occurrence of certain other events as provided in the indenture,

then, upon surrender by DTC of the Global Notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

   Neither WABCO nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                        EXCHANGE AND REGISTRATION RIGHTS

   In connection with the issuance of the old notes, we entered into the exchange and registration rights agreement with Chase Securities, the initial purchaser of the old notes.

   We encourage note holders to review all provisions of the exchange and registration rights agreement. We will provide a copy of the exchange and registration rights agreement to prospective purchasers of notes identified to us by Chase Securities upon request.

   We entered into the exchange and registration rights agreement with Chase Securities concurrently with the issuance of the old notes. Pursuant to the exchange and registration rights agreement, we agreed to

  . file with the SEC on or prior to 105 days after the date of issuance of the old notes a registration statement on Form S-1 or Form S-4, if the use of such form is then available relating to this registered exchange offer for the old notes under the Securities Act, and

  . use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the issue date.

As soon as practicable after the effectiveness of the exchange offer registration statement, we will offer to the holders of Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the SEC from participating in the exchange offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes (i.e., the new notes) that are identical in all material respects to the old notes, except that the new notes do not contain terms with respect to transfer restrictions, and that would be registered under the Securities Act. We will keep the exchange offer open for not less than 30 days or longer, if required by applicable law after the date on which notice of the exchange offer is mailed to the holders of the old notes.

   If

  . because of any change in law or applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer as contemplated hereby,

  . any old notes validly tendered pursuant to the exchange offer are not exchanged for new notes within 180 days after the issue date,

  . Chase Securities so requests with respect to old notes not eligible to be exchanged for new notes in the exchange offer,

  . any applicable law or interpretations do not permit any holder of old notes to participate in the exchange offer,

  . any holder of old notes that participates in the exchange offer does not receive freely transferable new notes in exchange for tendered old notes, or

  .  we so elect,

then we will file with the SEC a shelf registration statement to cover resales of Transfer Restricted Securities by such holders who satisfy conditions relating to the provision of information in connection with the shelf registration statement. For purposes of the foregoing, "Transfer Restricted Securities" means each note until

  . the date on which such note has been exchanged for a freely transferable new note in the exchange offer,

  . the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement, or

  . the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

   We agreed to use our reasonable best efforts to have the exchange offer, registration statement or, if applicable, the shelf registration statement (each, a "registration statement") declared effective by the SEC as promptly as practicable after the filing thereof. Unless the exchange offer would not be permitted by a policy of the SEC, we will commence the exchange offer and will use our reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event prior to 180 days after the issue date. If applicable, we will use our reasonable best efforts to keep the shelf registration statement effective for a period ending on the earliest of

  . two years from the issue date or such shorter period that will terminate when all the transfer restricted securities covered by the registration statement have been sold pursuant thereto, and

  . the date on which the securities become eligible for resale without volume restrictions pursuant to Rule 144.

   If

  . the registration statement has not been filed with the SEC on or prior to 90 days after the issue date;

  . the exchange offer registration statement or the shelf registration statement, as the case may be, has not been declared effective within 150 days after the issue date, or in the case of a shelf registration statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 45 days after publication of the change in law or interpretation;

  . the exchange offer is not consummated on or prior to 180 days after the issue date or

  . the shelf registration statement is filed and declared effective within 150 days after the issue date, or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, within 45 days after publication of the change in law or interpretation, but shall thereafter cease to be effective at any time that we are obligated to maintain the effectiveness thereof without being succeeded within 30 days by an additional registration statement filed and declared effective (each such event referred to in the above clauses, a "registration default"), we would have been, or will be, obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such registration defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the notes constituting Transfer Restricted Securities held by such holder until the applicable registration statement has been filed, the exchange offer registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the notes on semi-annual payment dates which correspond to interest payment dates for the notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

   Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the exchange and registration rights agreement in order to have their Transfer Restricted Securities included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.

                      FEDERAL INCOME TAX CONSEQUENCES

   The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion applies only to those persons who acquire the notes for cash and is limited to investors who hold the notes as capital assets. Furthermore, this discussion does not address all aspects of United States federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under United States federal income tax law. Such investors include without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who have acquired notes as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the United States dollar, persons owning notes through partnerships or other pass-through entities, or former citizens or residents of the United States.

   Except as the context otherwise requires, reference in this Section to the notes shall apply to both the old notes and the new notes received therefor. See "Exchange and Registration Rights".

   Each prospective investor should consult its tax advisor as to the particular tax consequences to such purchaser of the purchase, ownership and disposition of the notes, including the applicability of any federal estate or gift tax laws or any state, local or foreign tax laws, any changes in applicable tax laws and any pending or proposed legislation or regulations.

United States Taxation of United States Holders

   As used herein, the term "United States Holder" means a beneficial owner of a note that is, for United States federal income tax purposes,

  .  a citizen or resident of the United States,

  . a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,

  . an estate the income of which is subject to United States federal income taxation regardless of its source and

  . a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States Fiduciaries have the authority to control all substantial decisions of such trust; and

the term "Non-U.S. Holder" means a beneficial owner of a note that is not a United States Holder.


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

 Payments of Interest

   Stated interest payable on the notes generally will be included in the gross income of a United States Holder as ordinary interest income at the time accrued or received, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

 Market Discount

   If a United States Holder purchases a note for an amount that is less than its "stated redemption price at maturity" (which, in the case of the notes, will be their principal amount), the amount of the difference will be treated as "market discount" for the federal income tax purposes, unless such difference is less than a specified de minimus amount. Under the market discount rules, a United States Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount which has not previously been included in income at the time of such payment or disposition. In addition, such a United States Holder may be required to defer until maturity of the notes or its earlier disposition in a taxable transaction the deduction of all or a portion of the interest expense of any indebtedness incurred or continued to purchase or carry such note.

   Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States Holder elects to accrue the market discount on a constant interest method. A United States Holder of a note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

 Bond Premium

   If a United States Holder purchases a note (in the Offering or at any time thereafter) for an amount that exceeds the sum of all amounts payable on the instrument after the purchase date (other than qualified stated interest), the note has "bond premium." A United States Holder may elect to amortize such bond premium over the remaining term of such note (or if it results in a smaller amount of amortizable bond premium, until an earlier call date) using a constant yield method.

   If bond premium is amortized, the amount of interest that must be included in the United States Holder's income for each period ending on an interest payment date or at the stated maturity, as the case may be, will be reduced by the portion of premium allocable to such period based on the note's yield to maturity. If such an election to amortize bond premium is not made, a United States Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing such United States Holder's gain or loss upon the sale or other disposition or payment of the principal amount of the note.

   An election to amortize premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includable in the United States Holder's gross income, held at the beginning of the United States Holder's first taxable year to which the election applies or which election applies or that there are thereafter acquired and may be revoked only with the consent of the IRS.

   Solely for purpose of applying the foregoing rules on bond premium, if an issuer of a note has an option to redeem the note prior to maturity, it will be assumed that the issuer will exercise the option in a manner that maximizes the yield to maturity on the note (the "Deemed Exercise Rule"). If the Deemed Exercise Rule applies, the amount of amortizable bond premium with respect to the notes will be determined as if the notes matured on the deemed exercise date (as opposed to the stated maturity date). If the Deemed Exercise Rule applies and the optional redemption does not occur by the date that it was deemed to occur, the notes will be treated (solely for purposes of computing amortizable bond premium) as if the notes were retired on the deemed exercise date and immediately reissued for their adjusted acquisition price on such date. The adjusted acquisition price is the amount the Holder paid for the notes less any previously amortized bond premium.

 Disposition of the Notes

   A United States Holder's adjusted tax basis in a note generally will equal the purchase price paid therefor, increased by market discount previously included in income by such U.S. Holder and reduced by any amortized premium on the note. Upon the sale, exchange, retirement at maturity or other disposition of a note (collectively, a "disposition"), a United States Holder generally will recognize gain or loss equal to the difference between the amount realized by such holder (except to the extent such amount is attributable to accrued interest, which will be treated as ordinary interest income) and such holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss, except to the extent that the market discount rules otherwise provide. Under current law, net capital gain of individuals for property held for more than one year is generally subject to a maximum Federal tax rate of 20%. The deductibility of capital losses is subject to limitation.

   The exchange of an old note for an new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for United States federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result,

  . a holder will not recognize taxable gain or loss as a result of exchanging old notes for Exchange notes pursuant to the exchange offer,

  . the holding period of the new notes will include the holding period of the old notes exchanged therefor and

  . the adjusted tax basis of the new notes immediately after the exchange will be the same as the adjusted tax basis immediately prior to the exchange of the old notes exchanged therefor.

United States Taxation of Non-U.S. Holders

 Payments of Interest

   In general, under the "portfolio interest" exception payments of interest received or accrued by a Non-U.S. Holder will not be subject to United States federal withholding tax, provided;

  .  that,

    . the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of WABCO entitled to vote,

    . the Non-U.S. Holder is not a controlled foreign corporation that is related to WABCO actually or constructively through stock ownership, and

    . the beneficial owner of the note, under penalties of perjury, provides WABCO or its agent with the beneficial owner's name and address and certifies, under penalties of perjury, that it is not a United States Holder, or otherwise satisfies applicable certification requirements;

  . that the interest received on the note is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and the Non-U.S. Holder complies with reporting requirements (effectively connected interest income will, however, be subject to regular United States federal income tax unless exempt under an applicable income tax treaty); or

  . that the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the Non-U.S. Holder complies with reporting requirements. Payments of interest not exempt from United States federal withholding tax as described above will be subject to such withholding tax at the rate of 30% (subject to reduction under an applicable income tax treaty).

 Disposition of the Notes

   A Non-U.S. Holder generally will not be subject to United States federal income tax (and generally no tax will be withheld) with respect to gain realized on the disposition of a note, unless (i) the gain is effectively connected with a United States trade or business conducted by the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied. In addition, an exchange of a note for an Exchange Note pursuant to the exchange offer will not constitute a taxable exchange of the note for Non-U.S. Holders. See "United States Taxation of United States Holders--Disposition of the Notes."

 Effectively Connected Income

   If interest and other payments received by a Non-U.S. Holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or the Non-U.S. Holder is otherwise subject to United States federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. Holder will generally be subject to the rules described above under "United States Taxation of United States Holders" (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the "branch profits tax" if such holder is a non-U.S. corporation. The branch profits tax is a United States income tax imposed upon the "dividend equivalent amount" and the interest expense allocable to a United States trade or business operated by the unincorporated branch or division of a foreign corporation with the result that the United States federal income tax treatment of such an unincorporated branch or division is comparable to the treatment of a foreign corporation that owns its United States trade or business operations through a subsidiary incorporated within the United States.

Backup Withholding and Information Reporting

   Certain non-corporate United States Holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of the disposition of, the notes. In general, backup withholding will be imposed only if the United States Holder

  . fails to furnish its taxpayer identification number, which, for an individual, would be his or her Social Security number,

  .  furnishes an incorrect tax identification number,

  . is notified by the IRS that it has failed to report payments of interest or dividends or

  . under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct tax identification number and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

In addition, such payments of principal and interest to United States Holders will generally be subject to information reporting. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

   WABCO must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

   Backup withholding and other information reporting generally will not apply to payments made to a Non-U.S. Holder of a note who provides the requisite certification or otherwise establishes an exemption from backup withholding. Payments by a United Stares office of a broker of the proceeds of a disposition of the notes generally will be subject to backup withholding at a rate of 31% unless the Non-U.S. Holder certifies it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

   The amount of any backup withholding imposed on a payment to a holder of a note will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Recently Issued Treasury Regulations

   The U.S. Treasury Department recently issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Holders after December 31, 1999. The new Treasury regulations generally would not alter the treatment of Non-U.S. Holders described above. The new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a note. Prospective investors should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in the notes.

   WABCO believes that the exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging old notes for new notes pursuant to the exchange offer.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. A broker-dealer may not participate in the exchange offer with respect to old notes acquired other than as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed for a period of 90 days after the date of this prospectus, will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents
in the letter of transmittal. In addition, until [      ], 1999, 90 days after
the date of this prospectus, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealers, subject to prescribed limitations, and will indemnify the holders of the old notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

   By its acceptance of the exchange offer, any broker-dealer that receives new notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of new notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have notified such broker-dealer that delivery of the prospectus may resume and has furnished copies of any amendment or supplement to the prospectus to such broker-dealer.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

   We have filed a registration statement on Form S-4 to register the new notes with the SEC. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances.

   WABCO SEC Filings (File No. 001-
   13782)                                           Period
   --------------------------------                 ------
   Annual Report on Form 10-K         Fiscal Year ended December 31, 1998
   Proxy Statement                    Filed on March 31, 1999
   Quarterly Report on Form 10-Q      Filed on May 5, 1999
   Current Report on Form 8-K         Filed on June 3, 1999

   We are also incorporating by reference additional documents that we file with the SEC between the date of this prospectus and the date of the exchange offer.

   If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the SEC or us. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

                     Westinghouse Air Brake Company
                     1001 Air Brake Avenue
                     Wilmerding, PA 15148
                     Tel: (412) 825-1000
                     Attention: Alvaro Garcia-Tunon

   If you would like to request documents from us, please do so by       ,
1999, five business days prior to the expiration date, to receive them before the exchange offer.

   You can also get more information by visiting our web site at www.wabco-rail.com. Web site materials are not part of this prospectus.

   In addition to the foregoing, you can find more information about our pending merger with MotivePower in a registration statement that MotivePower has filed with the SEC. That document is available from the SEC as described in the first paragraph of this section.

   You should rely only on the information contained or incorporated by reference in this prospectus to determine whether to complete the exchange offer. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The date of this prospectus is set forth at the bottom of the front and back cover. You should not assume that the information contained in the prospectus is accurate as of any date other than such date.

                                 LEGAL MATTERS

   The validity of the new notes offered hereby will be passed upon for us by Reed Smith Shaw & McClay LLP, Pittsburgh, Pennsylvania.

                                    EXPERTS

   WABCO's consolidated financial statements and schedules as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 incorporated in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts in giving said reports.

   MotivePower's financial statements as of December 31, 1998 and 1997, and for each of the years in the period ended December 31, 1998 included in this prospectus which is part of this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

   The financial statements, financial statement schedule and exhibits listed below are filed as part of this prospectus:

                         WESTINGHOUSE AIR BRAKE COMPANY

                                                                           Page
                                                                           ----
Financial Statements of WABCO

Condensed Consolidated Balance Sheet as of March 31, 1999 and December
 31, 1998................................................................   F-2

Condensed Consolidated Statement of Operations for the three months ended
 March 31, 1999 and 1998.................................................   F-3

Condensed Consolidated Statement of Cash Flows for the three months ended
 March 31, 1999 and 1998.................................................   F-4

Notes to Condensed Consolidated Financial Statements.....................   F-5

Report of Independent Public Accountants.................................   F-9

Consolidated Balance Sheet as of December 31, 1998 and 1997..............  F-10

Consolidated Statement of Operations for the three years ended December
 31, 1998, 1997 and 1996.................................................  F-11

Consolidated Statement of Cash Flows for the three years ended December
 31, 1998, 1997 and 1996.................................................  F-12

Consolidated Statement of Shareholders' Equity for the three years ended
 December 31, 1998, 1997 and 1996........................................  F-13

Notes to Consolidated Financial Statements...............................  F-14

Financial Statement Schedule

Report of Independent Public Accountants.................................  F-34

Schedule II--Valuation and Qualifying Accounts...........................  F-35

                          MOTIVEPOWER INDUSTRIES, INC.

Financial Statements of MotivePower

Condensed Consolidated Statements of Income for the three months ended
 March 31, 1999 and 1998 (Unaudited)..................................... F-36

Condensed Consolidated Balance Sheets as of March 31, 1999 (Unaudited)
 and December 31, 1998................................................... F-37

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1999 and 1998 (Unaudited)............................... F-38

Notes to Condensed Consolidated Financial Statements (Unaudited)......... F-39

Independent Auditors' Report............................................. F-43

Consolidated Statements of Income for the three years ended December 31,
 1998, 1997 and 1996..................................................... F-44

Consolidated Balance Sheets as of December 31, 1998 and 1997............. F-45

Consolidated Statements of Cash Flows for the three years ended December
 31, 1998, 1997 and 1996................................................. F-46

Consolidated Statements of Changes in Stockholders' Equity for the three years ended December 31, 1998, 1997 and 1996............................ F-48

Notes to Consolidated Financial Statements............................... F-49


                         WESTINGHOUSE AIR BRAKE COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                         March 31   December 31
                                                           1999        1998
                                                        ----------- -----------
                                                        (Unaudited)
                                                         Dollars in thousands,
                                                           except par value
                        Assets
Current Assets
  Cash                                                   $   4,627   $   3,323
  Accounts receivable..................................    137,921     132,901
  Inventories..........................................    107,703     103,560
  Other................................................     21,573      23,177
                                                         ---------   ---------
    Total current assets...............................    271,824     262,961
Property, plant and equipment..........................    223,849     214,461
Accumulated depreciation...............................    (95,783)    (89,480)
                                                         ---------   ---------
    Property, plant and equipment, net.................    128,066     124,981
Other Assets
  Prepaid pension costs................................      6,526       5,724
  Goodwill.............................................    151,797     151,658
  Other intangibles....................................     44,738      46,021
  Other noncurrent assets..............................      6,509       4,839
                                                         ---------   ---------
    Total other assets.................................    209,570     208,242
                                                         ---------   ---------
      Total Assets.....................................  $ 609,460   $ 596,184
                                                         =========   =========
         Liabilities and Shareholders' Equity
Current Liabilities
  Current portion of long-term debt....................  $  20,264   $  30,579
  Accounts payable.....................................     51,347      62,974
  Accrued income taxes.................................     10,039       8,352
  Accrued interest.....................................      5,240       1,616
  Customer deposits....................................     17,310      20,426
  Other accrued liabilities............................     46,562      43,603
                                                         ---------   ---------
    Total current liabilities..........................    150,762     167,550
Long-term debt.........................................    450,226     437,238
Reserve for postretirement benefits....................     16,543      16,238
Accrued pension costs..................................      3,911       3,631
Other long-term liabilities............................      7,380       5,380
                                                         ---------   ---------
    Total liabilities..................................    628,822     630,037
Shareholders' Equity
  Preferred stock, 1,000,000 shares authorized, no
   shares issued.......................................        --          --
  Common stock, $.01 par value; 100,000,000 shares
   authorized:
   47,426,600 shares issued............................        474         474
  Additional paid-in capital...........................    108,066     107,720
  Treasury stock, at cost, 13,482,148 and 13,532,092
   shares..............................................   (187,014)   (187,654)
  Unearned ESOP shares, at cost, 8,493,131 and
   8,564,811 shares....................................   (127,397)   (128,472)
  Retained earnings....................................    193,965     182,291
  Unamortized restricted stock award...................       (103)       (162)
  Accumulated other comprehensive income (loss)........     (7,353)     (8,050)
                                                         ---------   ---------
    Total shareholders' equity.........................    (19,362)    (33,853)
                                                         ---------   ---------
      Liabilities and Shareholders' Equity.............  $ 609,460   $ 596,184
                                                         =========   =========

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                          Three Months Ended
                                                               March 31
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
                                                              (Unaudited)
                                                         In thousands, except
                                                            per share data
Net sales............................................... $  191,204  $  158,136
Cost of sales...........................................    129,659     106,340
                                                         ----------  ----------
    Gross profit........................................     61,545      51,796
Selling and marketing expenses..........................      8,503       6,914
General and administrative expenses.....................     12,828      11,584
Engineering expenses....................................      8,907       6,438
Amortization expense....................................      2,410       2,105
                                                         ----------  ----------
    Total operating expenses............................     32,648      27,041
    Income from operations..............................     28,897      24,755
Other income and expenses
  Interest expense......................................      9,096       7,373
  Other expense (income), net...........................         66        (131)
                                                         ----------  ----------
    Income before income taxes and extraordinary item...     19,735      17,513
Income taxes............................................      7,346       6,655
                                                         ----------  ----------
    Income before extraordinary item....................     12,389      10,858
Loss on early extinguishment of debt, net of tax........        469         --
                                                         ----------  ----------
    Net income.......................................... $   11,920  $   10,858
                                                         ==========  ==========
Earnings Per Common Share
  Basic
    Income before extraordinary item.................... $      .49  $      .43
    Extraordinary item..................................       (.02)        --
                                                         ==========  ==========
    Net income.......................................... $      .47  $      .43
                                                         ==========  ==========
  Diluted
    Income before extraordinary item.................... $      .48  $      .42
    Extraordinary item..................................       (.02)        --
                                                         ----------  ----------
    Net income.......................................... $      .46  $      .42
                                                         ==========  ==========
  Weighted Average Shares Outstanding
    Basic...............................................     25,371      24,962
    Diluted.............................................     25,776      25,669
                                                         ==========  ==========

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                          Three Months Ended
                                                               March 31
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
                                                              (Unaudited)
                                                             In thousands
Operating Activities
 Net income.............................................. $  11,920  $  10,858
 Adjustments to reconcile net income to cash provided by
  operations
  Extraordinary loss on extinguishment of debt...........       469
  Depreciation and amortization..........................     6,785      6,384
  Provision for ESOP contribution........................     1,380      1,188
  Changes in operating assets and liabilities, net of
   acquisitions
   Accounts receivable...................................    (5,427)   (11,327)
   Inventories...........................................    (4,020)    (3,941)
   Accounts payable......................................   (11,542)     5,407
   Accrued income taxes..................................     1,882      5,038
   Accrued liabilities and customer deposits.............     2,899       (443)
   Other assets and liabilities..........................     1,569       (697)
                                                          ---------  ---------
    Net cash provided by operating activities............     5,915     12,467
Investing Activities
 Purchase of property, plant and equipment, net..........    (6,533)    (5,329)
 Acquisitions of businesses, net of cash acquired........      (960)    (3,900)
                                                          ---------  ---------
    Net cash used for investing activities...............    (7,493)    (9,229)
Financing Activities
 Proceeds from Senior Note offering......................    76,875
 Debt issuance costs.....................................    (1,926)
 Net (repayments of) proceeds from revolving credit
  facility...............................................   (31,955)       120
 Repayments of other borrowings..........................   (40,372)      (135)
 Cash dividends..........................................      (246)      (244)
 Proceeds from exercise of stock options and employee
  stock purchases........................................       577        544
                                                          ---------  ---------
    Net cash provided by financing activities............     2,953        285
Effect of changes in currency exchange rates.............       (71)        33
                                                          ---------  ---------
 Increase in cash........................................     1,304      3,556
  Cash, beginning of year................................     3,323        836
                                                          ---------  ---------
  Cash, end of year...................................... $   4,627  $   4,392
                                                          =========  =========

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999
                                  (Unaudited)

1. Business

   Westinghouse Air Brake Company (the "Company") is North America's largest manufacturer of value-added equipment for locomotives, railway freight cars and passenger transit vehicles. The Company's products, which are sold to both the original equipment manufacturer market ("OEM") and the aftermarket, are intended to enhance safety, improve productivity and reduce maintenance costs for its customers. The Company's products include electronic controls and monitors, air brakes, couplers, door controls, draft gears and brake shoes. The Company's primary manufacturing operations are in the United States and Canada, and the Company's revenues have been primarily from North America. The Company's customer base consists of freight transportation (railroad) companies, locomotive and freight car original equipment manufacturers, transit car builders and public transit systems.

2. Accounting Policies

   Basis of Presentation. The unaudited condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission and include the accounts of Westinghouse Air Brake Company and its majority owned subsidiaries ("WABCO"). These condensed interim financial statements do not include all of the information and footnotes required for complete financial statements. In management's opinion, these financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results for the interim periods presented. Results for these interim periods are not necessarily indicative of results to be expected for the full year. Certain prior period amounts have been reclassified, where necessary, to conform to the current period presentation.

   The notes included herein should be read in conjunction with the audited consolidated financial statements included in WABCO's Annual Report on Form 10-K for the year ended December 31, 1998.

   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from the estimates.

   Other Comprehensive Income. Comprehensive income is defined as net income and all nonowner changes in shareholders' equity. The Company's accumulated other comprehensive income (loss) consists entirely of foreign currency translation adjustments. Total comprehensive income for the first quarter ending March 31, 1999 and 1998 was $12.6 million and $10.9 million respectively.

3. Acquisitions

   On October 5, 1998, the Company purchased the railway electronics business of Rockwell Collins, Inc. ("RRE"), a wholly owned subsidiary of Rockwell International Corporation, for approximately $80 million in cash. The purchase was initially financed by obtaining additional term debt of $40 million through an amendment to the Company's existing credit facility, an unsecured bank loan of $30 million and additional borrowings under the Company's revolving credit agreement. RRE is a leading manufacturer and supplier of mobile electronics (display and positioning systems), data communications, and electronic braking systems for the railroad industry and its operations are in the United States. Revenues of the acquired business for its fiscal year ended September 30, 1998 were approximately $46 million.

                         WESTINGHOUSE AIR BRAKE COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999 (Unaudited)--(Continued)


   The Company also completed the following:

       i) The October 1998 acquisition of the United States railway service center business of Comet Industries, Inc. ("Comet"), for $13.2 million, financed through the issuance of $12.2 million of promissory notes. Annual revenue for its most recent fiscal year was approximately $20 million.

       ii) In July 1998, the purchase of assets and assumption of certain liabilities of U.S.-based Lokring Corporation ("Lokring"), for $5.1 million in cash. Lokring develops, manufactures and markets patented non-welded connectors and sealing, products for railroad and other industries. Annual sales in 1997 were approximately $10 million.

       iii) The acquisition in April 1998, of 100% of the stock of RFS (E) Limited ("RFS") of England, for approximately $10.0 million including the assumption of certain debt. RFS is a leading provider of vehicle overhaul, conversion and maintenance services to Britain's railway industry. Annual revenue for its most recent fiscal year was approximately $27.5 million.

       iv) The acquisition in April 1998, of the transit coupler product line of Hadady Corporation ("Hadady") located in the United States for $4.6 million in cash.

       v) In February 1999, the acquisition of the mass transit electrical inverter and converter product line of AGC System & Technologies, Inc. of Canada for approximately $960 thousand.

   All of the above acquisitions were accounted for under the purchase method. Accordingly, the results of operations of the applicable acquisition are included in the Company's financial statements prospectively from the acquisition date.

4. Inventories

   Inventories are stated at the lower of cost or market. Cost is determined under the first-in, first-out (FIFO) method. Inventory costs include material, labor and overhead. The components of inventory, net of reserves, were:

                                                            March 31 December 31
                                                              1999      1998
                                                            -------- -----------
                                                            Dollars in thousands
   Raw materials........................................... $ 48,455  $ 47,853
   Work-in-process.........................................   40,741    29,965
   Finished goods..........................................   18,507    25,742
                                                            --------  --------
     Total inventory....................................... $107,703  $103,560
                                                            ========  ========

5. Debt Offering and Extraordinary Item

   In January 1999, WABCO completed the private placement of $75 million of 9 3/8% Senior Notes which mature in June 2005. The Senior Notes were issued at a premium resulting in an effective rate of 8.5%. The premium is being amortized over the life of the instruments.

   The issuance improved WABCO's financial liquidity by i) using a portion of the proceeds to repay $30 million of debt associated with the RRE acquisition that bore interest at 9.56%, and; ii) using a portion of the proceeds to repay variable-rate revolving credit borrowings thereby increasing amounts available under the revolving credit facility. As a result of the issuance and retirement of certain term debt, the Company wrote-off previously capitalized debt issuance costs of approximately $469 thousand, ($.02 per diluted share), net of tax, in the first quarter of 1999.

                         WESTINGHOUSE AIR BRAKE COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999 (Unaudited)--(Continued)


6. Earnings Per Share

   The computation of earnings per share is as follows:

                                                               Three Months
                                                              Ended March 31
                                                             -----------------
                                                               1999     1998
                                                             -------- --------
                                                               In thousands,
                                                             except per share
   Basic earnings per share
   Income before extraordinary item applicable to common
    shareholders............................................ $ 12,389 $ 10,858
   Divided by
     Weighted average shares outstanding....................   25,371   24,962
   Basic earnings per share before extraordinary item....... $    .49 $    .43
                                                             -------- --------
   Diluted earnings per share
   Income before extraordinary item applicable to common
    shareholders............................................ $ 12,389 $ 10,858
   Divided by sum of
     Weighted average shares outstanding....................   25,371   24,962
     Conversion of dilutive stock options...................      405      707
                                                             -------- --------
     Diluted shares outstanding.............................   25,776   25,669
   Diluted earnings per share before extraordinary item..... $    .48 $    .42
                                                             ======== ========

7. Legal Proceedings

   On February 12, 1999, GE Harris Railway Electronics, LLC and GE Harris Railway Electronic Services, LLC (collectively, "GE Harris") brought suit against the Company for alleged patent infringement and unfair competition related to a communications system installed in one of the Company's products. GE Harris is seeking to prohibit the Company from future infringement and is seeking an unspecified amount of money damages to recover, in part, royalties. While this lawsuit is in the earliest stages, the Company believes the technology developed by the Company does not infringe on the GE Harris patents. The Company plans to contest the infringement claims vigorously, in order to present alternative product lines to customers in the rail industry.

8. Segment Information

   The Company evaluates its business segments' operating results based on income from operations. Corporate activities include general corporate expenses, elimination of intersegment transactions, interest income and expense and other unallocated charges. Since certain administrative and other operating expenses and other items have not been allocated to business segments, the results in the below tables are not necessarily a measure computed in accordance with generally accepted accounting principles and may not be comparable to other companies.

   WABCO has three reportable segments--Railroad Group, Transit Group and Molded Products Group. The key factors used to identify these reportable segments are the organization and alignment of the Company's internal operations, the nature of the products and services and customer type. The business segments are:

   Railroad Group consists of products geared to the production of freight cars and locomotives, including braking control equipment and train couplers as well as operating freight railroads. Revenues are derived from OEM and aftermarket sales and from repairs and services.

                         WESTINGHOUSE AIR BRAKE COMPANY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999 (Unaudited)--(Continued)


   Transit Group consists of products for passenger transit vehicles (typically subways, rail and buses) that include braking, coupling, electrification and monitoring equipment, climate control and door equipment that are engineered to meet individual customer specifications. Revenues are derived from OEM and aftermarket sales as well as from repairs and services.

   Molded Products Group include manufacturing and distribution of brake shoes and discs and other rubberized products. Revenues are generally derived from the aftermarket.

   Segment financial information for the three months ended March 31, 1999 is as follows:

                                                    Molded
                                  Railroad Transit Products Corporate
                                   Group    Group   Group   Activities  Total
                                  -------- ------- -------- ---------- --------
                                                  In thousands
Sales to external customers...... $118,316 $54,862 $18,026             $191,204
Intersegment sales...............    2,255      41   2,591   $ (4,887)      --
                                  -------- ------- -------   --------  --------
  Total sales.................... $120,571 $54,903 $20,617   $ (4,887) $191,204
                                  ======== ======= =======   ========  ========
Income from operations........... $ 22,423 $ 4,370 $ 5,446   $ (3,342) $ 28,897
Interest expense and other.......                               9,162     9,162
                                  -------- ------- -------   --------  --------
  Income before income taxes and
   extraordinary item............ $ 22,423 $ 4,370 $ 5,446   $(12,504) $ 19,735
                                  ======== ======= =======   ========  ========

   Segment financial information for the three months ended March 31, 1998 is as follows:

                                                    Molded
                                  Railroad Transit Products Corporate
                                   Group    Group   Group   Activities  Total
                                  -------- ------- -------- ---------- --------
                                                  In thousands
Sales to external customers...... $87,686  $51,531 $18,919             $158,136
Intersegment sales...............   2,061      119   2,504   $(4,684)       --
                                  -------  ------- -------   -------   --------
  Total sales.................... $89,747  $51,650 $21,423   $(4,684)  $158,136
                                  =======  ======= =======   =======   ========
Income from operations........... $17,494  $ 4,382 $ 5,500   $(2,621)  $ 24,755
Interest expense and other.......     --       --      --      7,242      7,242
                                  -------  ------- -------   -------   --------
  Income before income taxes and
   extraordinary item............ $17,494  $ 4,382 $ 5,500   $(9,863)  $ 17,513
                                  =======  ======= =======   =======   ========

9. Subsequent Event

   On June 2, 1999 WABCO agreed to merge with MotivePower Industries, Inc. MotivePower will be the surviving corporation. Each share of our common stock will be converted into 1.3 shares of MotivePower's common stock. Immediately upon completion of the merger, WABCO stockholders will own approximately 55% of MotivePower's common stock. The merger is intended to be a tax-free reorganization for federal income tax purposes. For accounting purposes, it will be accounted for as a pooling of interests. Completion of the merger is subject to various conditions, including approval by WABCO stockholders and the stockholders of MotivePower.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Westinghouse Air Brake Company:

   We have audited the accompanying consolidated balance sheet of Westinghouse Air Brake Company (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westinghouse Air Brake Company and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Pittsburgh, Pennsylvania,
February 17, 1999

                         WESTINGHOUSE AIR BRAKE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                                             December 31
                                                        ----------------------
                                                           1998        1997
                                                        ----------  ----------
                                                        Dollars in thousands,
                                                          except par value
                        Assets
Current Assets
  Cash................................................. $    3,323  $      836
  Accounts receivable..................................    132,901      91,438
  Inventories..........................................    103,560      69,297
  Deferred taxes.......................................     13,006      11,169
  Other................................................     10,171       7,759
                                                        ----------  ----------
    Total current assets...............................    262,961     180,499
Property, plant and equipment..........................    214,461     186,534
Accumulated depreciation...............................    (89,480)    (78,167)
                                                        ----------  ----------
    Property, plant and equipment, net.................    124,981     108,367
Other Assets
  Prepaid pension costs................................      5,724       5,061
  Goodwill.............................................    151,658      66,599
  Other intangibles....................................     46,021      42,466
  Other noncurrent assets..............................      4,839       7,887
                                                        ----------  ----------
    Total other assets.................................    208,242     122,013
                                                        ----------  ----------
      Total Assets..................................... $  596,184  $  410,879
                                                        ==========  ==========
         Liabilities and Shareholders' Equity
Current Liabilities
  Current portion of long-term debt.................... $   30,579  $   32,600
  Accounts payable.....................................     62,974      37,582
  Accrued income taxes.................................      8,352         488
  Customer deposits....................................     20,426      21,210
  Accrued compensation.................................     12,769      13,080
  Accrued warranty.....................................     12,657      12,851
  Accrued interest.....................................      1,616       3,038
  Other accrued liabilities............................     18,177      10,931
                                                        ----------  ----------
    Total current liabilities..........................    167,550     131,780
Long-term debt.........................................    437,238     332,334
Reserve for postretirement benefits....................     16,238      14,860
Accrued pension costs..................................      3,631       4,700
Deferred income taxes..................................      3,463       5,561
Other long-term liabilities............................      1,917         907
                                                        ----------  ----------
    Total liabilities..................................    630,037     490,142
Shareholders' Equity
  Preferred stock, 1,000,000 shares authorized, no
   shares issued.......................................        --          --
  Common stock, $.01 par value; 100,000,000 shares
   authorized: 47,426,600 shares issued................        474         474
  Additional paid-in capital...........................    107,720     105,522
  Treasury stock, at cost, 13,532,092 and 13,743,924
   shares..............................................   (187,654)   (190,657)
  Unearned ESOP shares, at cost, 8,564,811 and
   8,751,531 shares....................................   (128,472)   (131,273)
Retained earnings......................................    182,291     141,617
Unamortized restricted stock award.....................       (162)        --
Accumulated other comprehensive income (loss)..........     (8,050)     (4,946)
                                                        ----------  ----------
    Total shareholders' equity.........................    (33,853)    (79,263)
                                                        ----------  ----------
      Liabilities and Shareholders' Equity............. $  596,184  $  410,879
                                                        ==========  ==========

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                               Year Ended December 31
                                         -------------------------------------
                                            1998         1997         1996
                                         -----------  -----------  -----------
                                         In thousands, except per share data
Net sales............................... $   670,909  $   564,441  $   453,512
Cost of sales...........................     451,730      378,323      300,163
                                         -----------  -----------  -----------
    Gross profit........................     219,179      186,118      153,349
Selling and marketing expenses..........      30,711       25,364       18,643
General and administrative expenses.....      45,337       38,153       28,890
Engineering expenses....................      30,436       24,386       18,244
Amortization expense....................       8,029        8,240        7,854
                                         -----------  -----------  -----------
    Total operating expenses............     114,513       96,143       73,631
    Income from operations..............     104,666       89,975       79,718
Other income and expenses
  Interest expense......................      31,217       29,729       26,152
  Other expense (income), net...........         919         (344)         (82)
                                         -----------  -----------  -----------
    Income before income taxes and
     extraordinary item.................      72,530       60,590       53,648
Income taxes............................      27,561       23,327       20,923
                                         -----------  -----------  -----------
    Income before extraordinary item....      44,969       37,263       32,725
Loss on early extinguishment of debt,
 net of tax.............................       3,315          --           --
                                         -----------  -----------  -----------
    Net income.......................... $    41,654  $    37,263  $    32,725
                                         ===========  ===========  ===========
Earnings Per Common Share
  Basic
    Income before extraordinary item.... $      1.79  $      1.45  $      1.15
    Extraordinary item..................        (.13)         --           --
                                         -----------  -----------  -----------
    Net income.......................... $      1.66  $      1.45  $      1.15
                                         ===========  ===========  ===========
  Diluted
    Income before extraordinary item.... $      1.75  $      1.42  $      1.15
    Extraordinary item..................        (.13)         --           --
                                         -----------  -----------  -----------
    Net income.......................... $      1.62  $      1.42  $      1.15
                                         ===========  ===========  ===========
  Weighted Average Shares Outstanding
    Basic...............................      25,081       25,693       28,473
    Diluted.............................      25,708       26,173       28,473
                                         ===========  ===========  ===========

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                     Year Ended December 31
                                                    --------------------------
                                                      1998     1997     1996
                                                    --------  -------  -------
                                                      Dollars in thousands
Operating Activities
 Net income........................................ $ 41,654  $37,263  $32,725
 Adjustments to reconcile net income to cash
  provided by operations
  Extraordinary loss on extinguishment of debt.....    3,315
  Depreciation and amortization....................   25,208   24,624   22,249
  Provision for ESOP contribution..................    4,472    3,229    2,870
  Deferred income taxes............................   (3,935)  (3,506)   2,456
  Changes in operating assets and liabilities, net
   of acquisitions
   Accounts receivable.............................  (26,161)  (6,623)  (9,868)
   Inventories.....................................  (16,957)   1,817    8,100
   Accounts payable................................   20,385    5,900   (6,574)
   Accrued income taxes............................   12,025   (1,349)    (411)
   Accrued liabilities and customer deposits.......  (11,856)   5,522    9,740
   Other assets and liabilities....................   (6,083)      97   (2,376)
                                                    --------  -------  -------
    Net cash provided by operating activities......   42,067   66,974   58,911
Investing Activities
 Purchase of property, plant and equipment, net....  (28,957) (29,196) (12,855)
 Acquisitions of businesses, net of cash acquired.. (112,514) (13,492) (78,890)
                                                    --------  -------  -------
    Net cash used for investing activities......... (141,471) (42,688) (91,745)
Financing Activities
 Proceeds from term debt obligations...............   64,500            65,000
 Repayments of term debt...........................   (7,500) (18,200) (26,300)
 Net proceeds from (repayments of) revolving credit
  arrangements.....................................    4,675   39,880   (2,935)
 Proceeds from other borrowings....................   43,208
 Repayments of other borrowings....................   (2,000)    (555)     (10)
 Debt issuance fees................................   (2,251)  (2,068)    (492)
 Purchase of treasury stock........................           (44,000)  (1,629)
 Cash dividends....................................     (980)  (1,009)  (1,127)
 Proceeds from exercise of stock options and
  employee stock purchases.........................    2,546    3,513
                                                    --------  -------  -------
    Net cash provided by (used for) financing
     activities....................................  102,198  (22,439)  32,507
Effect of changes in currency exchange rates.......     (307)  (1,629)     735
                                                    --------  -------  -------
  Increase in cash.................................    2,487      218      408
    Cash, beginning of year........................      836      618      210
                                                    --------  -------  -------
    Cash, end of year.............................. $  3,323  $   836  $   618
                                                    ========  =======  =======
Supplemental Cash Flow Disclosures
 Interest paid during the year..................... $ 32,639  $30,223  $25,624
 Income taxes paid during the year.................   19,471   28,182   20,452
                                                    ========  =======  =======

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                        Accumulated
                                               Additional            Unallocated           Unamortized     Other
                          Comprehensive Common  Paid-in   Treasury      ESOP     Retained  Restricted  Comprehensive
                             Income     Stock   Capital     Stock      Shares    Earnings  Stock Award Income (Loss)
                          ------------- ------ ---------- ---------  ----------- --------  ----------- -------------
                                                      In thousands, except share data
Balance, December 31,
 1995...................                 $474   $104,776  $(147,702)  $(137,239) $ 73,765     $ --        $(2,772)
Cash dividends ($.04 per
 share).................                                                           (1,127)
Purchase of treasury
 stock..................                                     (1,629)
Allocation of ESOP
 shares.................                            (455)                 3,325
Net income..............     $32,725                                               32,725
Translation adjustment..        (336)                                                                        (336)
                             -------            --------  ---------   ---------  --------     -----       -------
                             $32,389
                             =======
Balance, December 31,
 1996...................                  474    104,321   (149,331)   (133,914)  105,363       --         (3,108)
Cash dividends ($.04 per
 share).................                                                           (1,009)
Purchase of treasury
 stock..................                                    (44,000)
Stock issued under
 option, benefit and
 other plans............                             839      2,674
Allocation of ESOP
 shares.................                             362                  2,641
Net income..............     $37,263                                               37,263
Translation adjustment..      (1,838)                                                                      (1,838)
                             -------            --------  ---------   ---------  --------     -----       -------
                             $35,425
                             =======
Balance, December 31,
 1997...................                  474    105,522   (190,657)   (131,273)  141,617       --         (4,946)
Cash dividends ($.04 per
 share).................                                                             (980)
Stock issued under
 option, benefit and
 other plans............                           1,162      3,003                            (162)
Allocation of ESOP
 shares.................                           1,036                  2,801
Net income..............     $41,654                                               41,654
Translation adjustment..      (3,104)                                                                      (3,104)
                             -------            --------  ---------   ---------  --------     -----       -------
                             $38,550
                             =======
Balance, December 31,
 1998...................                 $474   $107,720  $(187,654)  $(128,472) $182,291     $(162)       (8,050)
                                         ====   ========  =========   =========  ========     =====       =======


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business

   Westinghouse Air Brake Company (the Company) is North America's largest manufacturer of value-added equipment for locomotives, railway freight cars and passenger transit vehicles. The Company's products, which are sold to both the original equipment manufacturer market and the after-market, are intended to enhance safety, improve productivity and reduce maintenance costs for its customers. The Company's products include electronic controls and monitors, air brakes, couplers, door controls, draft gears and brake shoes. The Company's primary manufacturing operations are in the United States and Canada, and the Company's revenues have been primarily from North America. The Company's customer base consists of railroad transportation companies, locomotive and freight car original equipment manufacturers, railroads and transit car builders and public transit systems.

   A portion of the Company's Railroad Group's operations and revenue base is generally dependent on the capital replacement cycles for locomotives and freight cars of the large North American-based railroad companies. The Company's passenger transit operations are dependent on the budgeting and expenditure appropriation process of federal, state and local governmental units for mass transit needs established by public policy.

2. Summary of Significant Accounting Policies

   Principles of Consolidation The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. Such statements have been prepared in accordance with generally accepted accounting principles. All intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified, where necessary, to conform to the current year presentation.

   Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from the estimates.

   Inventories Inventories are stated at the lower of cost or market. Cost is determined under the first-in, first-out (FIFO) method. Inventory costs include material, labor and overhead. The components of inventory, net of reserves, were:

                                                                December 31
                                                            ---------------------
                                                               1998      1997
                                                            ---------- ----------
                                                            Dollars in thousands
   Raw materials........................................... $   47,853 $  27,395
   Work-in-process.........................................     29,965    26,640
   Finished goods..........................................     25,742    15,262
                                                            ---------- ---------
     Total inventory....................................... $  103,560 $  69,297
                                                            ========== =========

   Property, Plant and Equipment Property, plant and equipment additions are stated at cost. Expenditures for renewals and betterments are capitalized. Expenditures for ordinary maintenance and repairs are expensed as incurred. The Company provides for book depreciation principally on the straight-line method over the following estimated useful lives of plant and equipment.

                                                                         Years
                                                                        --------
   Land improvements................................................... 10 to 20
   Buildings........................................................... 20 to 40
   Machinery and equipment.............................................  4 to 15

                         WESTINGHOUSE AIR BRAKE COMPANY

   Accelerated depreciation methods are utilized for income tax purposes.

   Intangible Assets Goodwill is amortized on a straight-line basis over 40 years. Other intangibles are amortized on a straight-line basis over their estimated economic lives. Goodwill and other intangible assets, including patents and tradenames, are periodically reviewed for impairment based on an assessment of future operations (see Note 4).

   Revenue Recognition Revenue is recognized when products have been shipped to the respective customers and the price for the product has been determined. The percentage of completion method of accounting for revenues on long-term sales contracts is applied on a relatively small amount of contracts when appropriate. Sales returns are infrequent and not material in relation to the Company's net sales.

   Stock-Based Compensation The Company accounts for stock-based compensation, including stock options and employee stock purchases, under APB Opinion No. 25, "Accounting for Stock Issued to Employees." See Note 11 for related pro forma disclosures.

   Research and Development Research and development costs are charged to expense as incurred. Such costs totaled $30.4 million, $24.4 million and $18.2 million in 1998, 1997 and 1996, respectively.

   Warranty Costs Warranty costs are accrued based on management's estimates of repair or upgrade costs per unit and historical experience. In recent years, the Company has introduced several new products. The Company does not have the same level of historical warranty experience for these new products as it does for its continuing products. Therefore, warranty reserves have been established for these new products based upon management's estimates. Actual future results may vary from such estimates. Warranty expense was $6.2 million, $9.9 million and $5.5 million for 1998, 1997 and 1996, respectively. Warranty reserves were $12.7 million and $12.9 million at December 31, 1998 and 1997, respectively.

   Financial Derivatives The Company periodically enters into interest rate swap agreements to reduce the impact of interest rate changes on its variable rate borrowings. Interest rate swaps are agreements with a counterparty to exchange periodic interest payments (such as pay fixed, receive variable) calculated on a notional principal amount. The interest rate differential to be paid or received is accrued to interest expense (see Note 5). In addition, the Company periodically enters into foreign currency exchange forward and options contracts to mitigate the effects of fluctuations in foreign exchange rates in countries where it has significant operations.

   Income Taxes Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The provision for income taxes includes federal, state and foreign income taxes (see Note 8).

   Foreign Currency Translation The financial statements of the Company's foreign subsidiaries are translated into U.S. currency under the guidelines set forth in SFAS No. 52, "Foreign Currency Translation." The effects of currency exchange rate changes on intercompany transactions of a long-term investment nature are accumulated and carried as a component of shareholders' equity. The effects of currency exchange rate changes on intercompany transactions that are non U.S. dollar amounts are charged or credited to earnings.

   Earnings Per Share Basic earnings per common share are computed by dividing net income applicable to common shareholders by the weighted-average number of shares of common stock outstanding during the

                         WESTINGHOUSE AIR BRAKE COMPANY
year. Diluted earnings per common share are computed by dividing net income applicable to common shareholders by the weighted average number of shares of common stock outstanding adjusted for the assumed conversion of all dilutive securities (such as employee stock options) (See Note 11).

   Other Comprehensive Income In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" which established standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as net income and all other nonowner changes in shareholders' equity. The Company's accumulated other comprehensive income (loss) consists entirely of foreign currency translation adjustments.

   Significant Customers and Concentrations of Credit Risk The Company's trade receivables are primarily from rail and transit industry original equipment manufacturers, railroad carriers and commercial companies that utilize rail cars in their operations, such as utility and chemical companies. No one customer accounted for more than 10% of the Company's sales in 1998, 1997 or 1996. The allowance for doubtful accounts was $2.9 million and $2.0 million as of December 31, 1998 and 1997, respectively.

   Employees As of December 31, 1998, approximately 28% of the Company's workforce is covered by collective bargaining agreements. These agreements are generally effective through 2001 and 2002.

   Recent Accounting Pronouncements In June 1998, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement establishes accounting and reporting standards requiring that every derivative instrument be measured at its fair value and the changes in fair value be recorded currently in earnings unless specific hedge accounting criteria are met. Statement No. 133 is effective for fiscal years beginning after June 15, 1999, and accordingly, the Company anticipates adopting this standard January 1, 2000. Management continues to evaluate the impact this standard will have on results of operations and financial condition.

3. Acquisitions

   On October 5, 1998, the Company purchased the railway electronics business (Rockwell Railroad Electronics) (RRE) of Rockwell Collins, Inc., a wholly-owned subsidiary of Rockwell International Corporation, for approximately $80 million in cash. The purchase was initially financed by obtaining additional term debt of $40 million through an amendment to the Company's existing credit facility, an unsecured bank loan of $30 million and additional borrowings under the Company's revolving credit agreement. RRE is a leading manufacturer and supplier of mobile electronics (display and positioning systems), data communications, and electronic braking systems for the railroad industry and its operations are in the United States. Revenues of the acquired business for its fiscal year ended September 30, 1998 were approximately $46 million. The acquisition was accounted for under the purchase accounting method and, accordingly, its results are included in WABCO's consolidated financial statements since the date of acquisition.

   The excess of the purchase price over the fair value of the net assets acquired was approximately $63 million and was allocated to goodwill. This amount is based upon an independent appraisal and may decrease as a result of adjustments to purchase price.

                         WESTINGHOUSE AIR BRAKE COMPANY

   The following unaudited pro forma results of operations, including the effects of pro forma adjustments related to the acquisition of RRE have been prepared as if this transaction had occurred at the beginning of 1997:

                                                        Year ended December 31
                                                        -----------------------
                                                           1998        1997
                                                        ----------- -----------
                                                         Dollars in thousands,
                                                           except per share
                                                              (Unaudited)
   Net sales........................................... $   707,840 $   597,948
   Income before extraordinary income..................      41,414      32,575
   Net income..........................................      38,099      32,575
   Diluted earnings per share
     As reported.......................................        1.62        1.42
     Pro forma.........................................        1.48        1.24
                                                        =========== ===========

   The pro forma financial information above does not purport to present what the Company's results of operations would have been if the acquisition of RRE had actually occurred on January 1, 1997, or to project the Company's results of operations for any future period, and does not reflect anticipated cost savings through the combination of these operations.

   In the past three years, the Company also completed the following acquisitions:

       i) The October 1998 acquisition of the United States railway service center business of Comet Industries, Inc., for $13.2 million, financed through the issuance of $12.2 million of promissory notes. Annual revenue for its most recent fiscal year was approximately $20 million.

       ii) On July 30, 1998, purchased assets and assumed certain liabilities of U.S.-based Lokring Corporation, for $5.1 million in cash. Lokring develops, manufactures and markets patented non-welded connectors and sealing products for railroad and other industries. Annual sales in 1997 were approximately $10 million.

       iii) Acquired in April 1998, 100% of the stock of RFS (E) Limited ("RFS(E)") of England, for approximately $10.0 million including the assumption of certain debt. RFS(E) is a leading provider of vehicle overhaul, conversion and maintenance services to Britain's railway industry. Annual revenue for its most recent fiscal year was approximately $27.5 million.

       iv) Acquired in April 1998, the transit coupler product line of Hadady Corporation located in the United States for $4.6 million in cash.

       v) In October 1997, the Company purchased the rail products business and related assets of Sloan Valve Company for $2.5 million.

       vi) Effective July 31, 1997 the Company acquired 100% of the stock of HP s.r.l. ("HP"), an Italian transit company, for a total purchase price of $5.8 million, which included the assumption of $2.3 million in debt. HP is located in Sassuolo, Italy and is a leading supplier of door controls for transit rail cars and buses in the Italian market. Annual revenues approximated $9 million.

       vii) Acquired in May 1997 Stone Safety Service Corporation, New Jersey, and Stone U.K. Limited ("Stone"), a supplier of transit air conditioning equipment and in June 1997, the Company acquired the heavy rail air conditioning business of Thermo King Corporation ("Thermo King") from Westinghouse Electric. The aggregate purchase price for the Stone and Thermo King acquisitions was approximately $7.7 million. Annual revenues of the these acquisitions prior to purchase were approximately $30 million.

                         WESTINGHOUSE AIR BRAKE COMPANY

       viii) On September 19, 1996, the Company purchased the Vapor Group ("Vapor") for approximately $63.9 million in cash. Vapor is the leading manufacturer of door controls for transit rail cars and metropolitan buses in the United States. Annual revenues for its most recent fiscal year prior to the acquisition totaled $65 million.

       ix) In January 1996, the Company acquired Futuris Industrial Products Pty. Ltd., an Australian molded products manufacturer, for approximately $15 million. Annual revenues prior to acquisition were approximately $10.5 million.

   All of these other acquisitions were accounted for under the purchase method. Accordingly, the results of operations of the applicable acquisition are included in the Company's financial statements prospectively from the acquisition date. The excess of the purchase price over the fair value of net assets was allocated to goodwill. Such recorded amounts totaled approximately $24 million, $7 million and $17 million, in 1998, 1997 and 1996, respectively.

4. Intangibles

   Intangible assets of the Company, other than goodwill, consist of the following:

                                                                December 31
                                                           ---------------------
                                                              1998       1997
                                                           ---------- ----------
                                                           Dollars in thousands
   Patents, tradenames and trademarks, net of accumulated
    amortization of $22,874 and $19,768 (4-40 years).....  $   35,251 $   35,942
   Covenants not to compete, net of accumulated
    amortization of $10,144 and $9,333 (5 years).........       6,092      1,133
   Other intangibles, net of accumulated amortization of
    $7,356 and $7,052 (3-7 years)........................       4,678      5,391
                                                           ---------- ----------
                                                           $   46,021 $   42,466
                                                           ========== ==========

   At December 31, 1998 and 1997, goodwill, net of accumulated amortization of $7.7 million and $5.4 million, respectively, totaled $151.7 million and $66.6 million, respectively. The Company evaluates the recoverability of intangible assets, including goodwill, at each balance sheet date based on forecasted future operations, undiscounted cash flows and other subjective criteria. Based upon historical information, management believes that the carrying amount of these intangible assets will be realizable over the respective amortization periods.

                         WESTINGHOUSE AIR BRAKE COMPANY

5. Long-Term debt

   Long-term debt consisted of the following:

                                                               Year Ended
                                                               December 31
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
                                                          Dollars in thousands
Credit Agreement
  Revolving credit....................................... $  105,555 $  100,880
  Term loan..............................................    202,500    145,500
9 3/8% Senior notes due June 5, 2005.....................    100,000    100,000
Unsecured credit facility................................     30,000        --
Pulse....................................................     16,990     16,990
Comet....................................................     10,200        --
Other....................................................      2,572      1,564
                                                          ---------- ----------
  Total..................................................    467,817    364,934
  Less--current portion..................................     30,579     32,600
                                                          ---------- ----------
  Long-term portion...................................... $  437,238 $  332,334
                                                          ========== ==========

 Credit Agreement

   In June 1998, the Company refinanced its credit facility with a consortium of commercial banks and amended it in October 1998 in connection with the RRE acquisition. The credit agreement provides for an aggregate credit facility of $350 million, consisting of up to $170 million of June 1998 term loans, up to $40 million of September 1998 term loans, and up to $140 million of revolving loans. In addition, the credit agreement provides for swingline loans of up to an aggregate amount of $5 million, and for the issuance of letters of credit in an aggregate face amount of up to $50 million. Swingline loans and the issuance of letters of credit will reduce the amount of revolving loans which may be incurred under the revolving credit facility.

   At December 31, 1998, the Company had available borrowing capacity, net of letters of credit, of approximately $12 million. The Company repaid a portion of its borrowings under the credit agreement in January 1999 with proceeds of the offering of $75 million of 9 3/8% Senior Notes, as further described below, resulting in increased borrowing capacity of $47 million. (See Note 19).

   The credit agreement limits the Company with respect to declaring or making cash dividend payments and prohibits the Company from declaring or making other distributions whether in cash, property, securities or a combination thereof, with respect to any shares of the Company's capital stock subject to certain exceptions, including an exception pursuant to which the Company will be permitted to pay cash dividends on its Common Stock in any fiscal year in an aggregate amount up to $15 million minus the aggregate amount of prepayments of the Pulse note during such fiscal year so long as no default in the payment of interest or fees has occurred thereunder. The credit agreement contains various other covenants and restrictions including, without limitation, the following: a limitation on the incurrence of additional indebtedness; a limitation on mergers, consolidations and sales of assets and acquisitions (other than mergers and consolidations with certain subsidiaries, sales of assets in the ordinary course of business, and acquisitions for which the consideration paid by the Company does not exceed $50 million individually or $150 million in the aggregate); a limitation on liens; a limitation on sale and leasebacks; a limitation on investments, loans and advances; a limitation on certain debt payments; a limitation on capital expenditures; a minimum interest expense coverage ratio; and a maximum leverage ratio. All debt incurred under the credit agreement is secured by substantially all of the assets of the Company and its domestic subsidiaries and is guaranteed by the Company's domestic subsidiaries.

                         WESTINGHOUSE AIR BRAKE COMPANY

   The credit agreement contains customary events of default, including payment defaults, failure of representations to be true in any material respect, covenant defaults, defaults with respect to other indebtedness of the Company, bankruptcy, certain judgments against the Company, ERISA defaults and "change of control" of the Company.

   Credit agreement borrowings bear variable interest rates indexed to common indexes such as LIBOR. The weighted-average contractual interest rate on credit agreement borrowings was 6.71% on December 31, 1998. To reduce the impact of interest rate changes on a portion of this variable-rate debt, the Company entered into interest rate swaps which effectively convert a portion of the debt from variable to fixed-rate borrowings during the term of the swap contracts. On December 31 1998, the notional value of interest rate swaps outstanding totaled $50 million and effectively changed the Company's interest rate from a variable rate to a fixed rate of 7.09%. The interest rate swap agreements mature in 2000 and 2001. The Company is exposed to credit risk in the event of nonperformance by the counterparties. However, since only the cash interest payments are exchanged, exposure is significantly less than the notional amount. The counterparties are large financial institutions and the Company does not anticipate nonperformance.

   Scheduled term loan principal repayments required under the credit agreement as of December 31, 1998 are as follows:

                                                             Dollars in millions
                                                             -------------------
   1999.....................................................       $ 20.0
   2000.....................................................         32.5
   2001.....................................................         40.0
   2002.....................................................         50.0
   2003.....................................................         60.0
                                                                   ------
                                                                   $202.5
                                                                   ======

 9 3/8% Senior Notes Due June 2005

   In June 1995 the Company issued $100 million of 9 3/8% Senior Notes due 2005 (the "Existing Notes"). In January 1999, the Company issued an additional $75 million of 9 3/8% Senior Notes due 2005 (the "Additional Notes"; the Existing Notes and the Additional Notes are collectively, the "Notes"). See "Subsequent Event" Note 19.

   The terms of the Existing Notes and the Additional Notes are substantially the same, and the Existing Notes and the Additional Notes were issued pursuant to indentures that are substantially the same. The Notes bear interest at the rate of 9 3/8% and mature in June 2005. The net proceeds of the Existing Notes were used to prepay term loans outstanding under the then existing credit agreement. The net proceeds of the Additional Notes were used to repay the unsecured credit facility and to reduce revolving credit borrowings.

   The Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all existing and future indebtedness under (i) capitalized lease obligations, (ii) the credit agreement, (iii) indebtedness of the Company for money borrowed and (iv) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of clause (iii) or (iv), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes.

 Unsecured Credit Facility

   In October 1998, the Company obtained a $30 million unsecured credit facility from a group of commercial banks for the purpose of financing the RRE acquisition. At December 31, 1998, the interest rate on

                         WESTINGHOUSE AIR BRAKE COMPANY
the note was 9.75% per annum. In January 1999, this facility was repaid with proceeds of the Additional Note offering. See "Subsequent Event" Note 19.

 Pulse Note

   As partial payment for the Pulse acquisition, the Company issued a $17.0 million note due January 31, 2004. Interest is payable semiannually and accrues at 9.5% until February 1, 2001; and from February 1, 2001 until January 31, 2004, interest will accrue at the prime rate charged by Chase Manhattan Bank on December 31, 2000 plus 1%.

 Comet Notes

   In connection with the Comet acquisition, the Company issued notes totaling $12.2 million, of which unsecured notes totaling $6.2 million were delivered by the Company and a note in the amount of $6 million was delivered by a subsidiary of the Company and secured by the acquired assets. The notes bore interest at the rate of 10% per annum and were scheduled to mature on October 8, 1999. These notes were repaid in January 1999 (See Note 19).

   Capitalized debt issuance costs of $4.8 million, net of accumulated amortization, are being amortized over the terms of the borrowings.

                         WESTINGHOUSE AIR BRAKE COMPANY

6. Employee Benefit Plans

                                            Pension Plans     Postretirement Plan
                                          ------------------  --------------------
As of or for the year ended December 31     1998      1997      1998       1997
---------------------------------------   --------  --------  ---------  ---------
                                                  Dollars in thousands
Change in benefit obligation
  Benefit (obligation) at beginning of
   year.................................. $(39,424) $(34,126) $ (17,750) $ (14,980)
  Service cost...........................   (1,363)   (1,176)      (300)      (289)
  Interest cost..........................   (2,904)   (2,720)    (1,273)    (1,226)
  Participant contributions..............      (32)      (35)
  Actuarial gain (loss)..................   (4,796)   (3,964)    (1,348)    (1,526)
  Plan amendments........................   (1,480)   (1,025)
  Benefits paid..........................    2,725     2,797        392        271
  Effect of currency rate changes........    1,748       825
                                          --------  --------  ---------  ---------
    Benefit (obligation) at end of year.. $(45,526) $(39,424) $ (20,279) $ (17,750)
                                          ========  ========  =========  =========
Change in plan assets
  Fair value of plan assets at beginning
   of year............................... $ 37,884  $ 33,702  $     --   $     --
  Actual return on plan assets...........    5,335     5,519
  Employer contribution..................    3,688     2,550
  Participant contribution...............       32        35
  Administrative expenses................     (116)     (213)
  Benefits paid..........................   (2,725)   (2,797)
  Effect of currency rate changes........   (1,741)     (912)
                                          --------  --------  ---------  ---------
    Fair value of plan assets at end of
     year................................ $ 42,357  $ 37,884  $     --   $     --
                                          ========  ========  =========  =========
Funded status
  Funded status at year end.............. $ (3,169) $ (1,540) $ (20,279) $ (17,750)
  Unrecognized net actuarial (gain)
   loss..................................    2,111      (261)     3,960      2,856
  Unrecognized prior service cost........    3,151     2,162       (221)      (290)
  Unrecognized transition obligation.....                           302        324
                                          --------  --------  ---------  ---------
    Prepaid (accrued) benefit cost....... $  2,093  $    361  $ (16,238) $ (14,860)
                                          ========  ========  =========  =========

                                    Pension Plans        Postretirement Plan
                                 ----------------------  ----------------------
                                  1998    1997    1996    1998    1997    1996
                                 ------  ------  ------  ------  ------  ------
Net periodic benefit cost
  Service cost.................. $1,505  $1,305  $1,054  $  340  $  289  $  267
  Interest cost.................  2,904   2,675   2,394   1,351   1,226     935
  Expected return on plan
   assets....................... (3,717) (4,463) (2,482)
  Net amortization/deferrals....    755   1,865     302     195     155      13
  Special event.................                    696
                                 ------  ------  ------  ------  ------  ------
    Net periodic benefit cost... $1,447  $1,382  $1,964  $1,886  $1,670  $1,215
                                 ======  ======  ======  ======  ======  ======
Assumptions
  Discount rate.................   6.75%   7.25%   8.50%   6.75%   7.25%   7.50%
  Expected long-term rate of
   return.......................  10.00    9.25    9.25     --      --      --

   The Company sponsors defined benefit pension plans which cover substantially all union employees and certain non-union Canadian employees and provide pension benefits of stated amounts for each year of service

                         WESTINGHOUSE AIR BRAKE COMPANY
of the employee. In connection with the establishment of the ESOP (see Note 7) in January 1995, the pension plan for U.S. salaried employees was modified to eliminate any credit (or accrual) for current service costs for any future periods, effective March 31, 1995. The Company's 401(k) savings plan was also amended to provide for the Company's future matching contributions to be made to the ESOP in the form of the Company's Common Stock. The Company's funding methods, which are primarily based on the ERISA requirements, differ from those used to recognize pension expense, which is primarily based on the projected unit credit method, in the accompanying financial statements.

   Within the analysis above, the pension plan for U.S. salaried employees has a benefit obligation of $22,338 and plan assets of $20,708 as of December 31, 1998. In 1996, as the result of an early retirement package offered to certain union employees, the Company incurred a charge of $696,000 reflected as a special event.

   In addition to providing pension benefits, the Company had provided certain unfunded postretirement health care and life insurance benefits for substantially all U.S. employees. In conjunction with the establishment of the ESOP in January 1995 (see Note 7), the postretirement health care and life insurance benefits for salaried employees were modified to discontinue benefits for employees who had not attained the age of 50 by March 31, 1995. The Company is not obligated to pay health care and life insurance benefits to individuals who had retired prior to 1990.

   A one percentage point increase in the assumed health care cost trend rates for each future year increases annual postretirement benefit expense by $290,832 and the accumulated postretirement benefit obligation by $3.3 million. A one percentage point decrease in the assumed health care cost trends for each future year decreases annual postretirment benefit expense by $230,163 and the accumulated postretirement benefit obligation by $2.6 million.

7. Employee Stock Ownership Plan and Trust (ESOP)

   Effective January 31, 1995, the Company established the ESOP to enable participating employees to obtain ownership interests in the Company. Employees eligible to participate in the ESOP primarily include the salaried U.S. employees and, as described in Note 6, the ESOP contributions are intended to supplement or replace other salaried employee benefit plans.

   In connection with the establishment of the ESOP, the Company made a $140 million loan to the ESOP, which was used to purchase 9,336,000 shares of the Company's outstanding common stock. The ESOP loan initially had a term of 50 years with interest at 8.5% and was collateralized by the shares purchased by the ESOP. Company contributions to the ESOP will be used to repay the ESOP loan's annual debt service requirements of approximately $12 million. The Company is obligated to contribute amounts sufficient to repay the ESOP loan. The ESOP uses such Company contributions to repay the ESOP loan. Approximately 187,000 shares were to be allocated annually to participants over a 50-year period. These transactions occur simultaneously and, for accounting purposes, offset each other. Unearned ESOP shares of $128.5 million at December 31, 1998, is reflected as a reduction in shareholders' equity in the accompanying financial statements and will be amortized to compensation expense coterminous with the ESOP loan. Total compensation expense recognized for allocated ESOP shares was $4.5 million, $3.2 million and $2.9 million in 1998, 1997 and 1996, respectively.

                         WESTINGHOUSE AIR BRAKE COMPANY

8. Income Taxes

   The provision for income taxes consisted of the following:

                                                      Year ended December 31
                                                      -------------------------
                                                       1998     1997     1996
                                                      -------  -------  -------
                                                       Dollars in thousands
   Current taxes
     Federal......................................... $19,629  $18,490  $17,498
     State...........................................   1,330    1,849    2,138
     Foreign.........................................  10,537    6,494    2,372
                                                      -------  -------  -------
                                                       31,496   26,833   22,008
   Deferred taxes
     Federal.........................................  (1,964)  (1,375)  (2,432)
     State...........................................    (282)    (137)    (278)
     Foreign.........................................  (1,689)  (1,994)   1,625
                                                      -------  -------  -------
                                                       (3,935)  (3,506)  (1,085)
                                                      -------  -------  -------
       Total provision............................... $27,561  $23,327  $20,923
                                                      =======  =======  =======

   The 1998 provision excludes a $2.0 million income tax effect on the extraordinary loss (see Note 9) related to the early extinguishment of certain debt obligations.

   The components of income before taxes on income for U.S. and foreign operations, primarily Canada, were $49.9 million and $22.6 million, respectively, for 1998, $47.9 million and $12.7 million, respectively, for 1997, and $42.4 million and $11.3 million, respectively, for 1996.

   A reconciliation of the United States federal statutory income tax rate to the effective income tax rate is provided below:

                                                      Year ended December 31
                                                      -------------------------
                                                       1998     1997     1996
                                                      -------  -------  -------
   U.S. federal statutory rate.......................    35.0%    35.0%    35.0%
   State taxes.......................................     2.1      2.7      3.5
   Foreign...........................................      .9       .8       .5
                                                      -------  -------  -------
   Effective rate....................................    38.0%    38.5%    39.0%
                                                      =======  =======  =======

   The sources of deferred income taxes were as follows:

                                                     Year ended December 31
                                                     -------------------------
                                                      1998     1997     1996
                                                     -------  -------  -------
                                                      Dollars in thousands
   Deferred debt costs.............................. $(1,673)     --       --
   ESOP.............................................  (1,513) $(1,150) $  (919)
   Depreciation.....................................    (964)     176      782
   Postretirement benefits..........................    (593)    (851)    (171)
   Inventory........................................    (350)     451   (1,450)
   Accrued warranty.................................   1,157   (1,697)    (497)
   Pension..........................................      31      958     (319)
   Other liabilities and reserves...................     (30)  (1,393)   1,489
                                                     -------  -------  -------
   Deferred tax benefits............................ $(3,935) $(3,506) $(1,085)
                                                     =======  =======  =======

                         WESTINGHOUSE AIR BRAKE COMPANY

   Components deferred tax assets and liabilities were as follows:

                                                             December 31
                                                        ----------------------
                                                           1998        1997
                                                        ----------  ----------
                                                        Dollars in thousands
   ESOP................................................ $    4,539  $    3,026
   Postretirement benefits.............................      3,508       2,915
   Inventory...........................................      3,461       3,111
   Accrued warranty....................................      3,021       4,178
   Deferred debt costs.................................      1,673         --
   Pension.............................................        749         780
   Depreciation........................................     (7,458)     (8,422)
   Other...............................................         50          20
                                                        ----------  ----------
     Net deferred tax asset............................ $    9,543  $    5,608
                                                        ==========  ==========

9. Extraordinary Item

   In June 1998, the Company refinanced its credit agreement and subsequently amended the agreement in October 1998. This resulted in a write off of previously deferred financing costs of approximately $3.3 million, net of tax ($.13 per diluted share), which has been reported as an extraordinary item.

10. Earnings Per Share

   The computation of earnings per share is as follows:

                                                       Year ended December 31
                                                       -----------------------
                                                        1998    1997    1996
                                                       ------- ------- -------
                                                        Dollars in thousands,
                                                          except per share
   Basic
     Income before extraordinary item applicable to
      common shareholders............................. $44,969 $37,263 $32,725
   Divided by
     Weighted average shares outstanding..............  25,081  25,693  28,473
     Basic earnings per share, before extraordinary
      item............................................ $  1.79 $  1.45 $  1.15
                                                       ------- ------- -------
   Diluted
     Income before extraordinary item applicable to
      common shareholders............................. $44,969 $37,263 $32,725
   Divided by sum of
     Weighted average shares outstanding..............  25,081  25,693  28,473
     Conversion of dilutive stock options.............     627     480
                                                       ------- -------
     Diluted shares outstanding.......................  25,708  26,173  28,473
     Diluted earnings per share, before extraordinary
      item............................................ $  1.75 $  1.42 $  1.15
                                                       ======= ======= =======

   Options to purchase .2 million, .5 million and 2.2 million shares of common stock were outstanding in 1998, 1997, and 1996, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price exceeded the average market price of the common shares.

                         WESTINGHOUSE AIR BRAKE COMPANY

11. Stock-Based Compensation Plans

   Stock Options Under the 1995 Stock Incentive Plan, as amended in 1998, the Company may grant options to employees of Westinghouse Air Brake Company and Subsidiaries for up to 4.7 million shares of Westinghouse Air Brake Company Common Stock. The 1998 amendment increased the number of stock options available for grant, from 3.1 million to 4.7 million. Options to purchase approximately 3.8 million shares of Westinghouse Air Brake Company Common Stock under the plan have been granted to employees of Westinghouse Air Brake Company at, or in excess of, fair market value at the date of grant. Generally, the options become exercisable over three and five-year vesting periods and expire ten years from the date of grant.

   As part of a long-term incentive program, in 1998 and 1996 the Company granted options to purchase up to 500,020 and 684,206 shares, respectively, to certain executives under the 1995 Stock Incentive Plan. The option price per share is the greater of the market value of the stock on the date of grant or $20 and $14, respectively. The options vest 100% after eight years and are subject to accelerated vesting after three years if the Company achieves certain earnings targets as established by the compensation committee of the board of directors.

   The Company also has a nonemployee directors stock option plan under which 100,000 shares of common stock are reserved for issuance at a price not less than $14. Through year-end 1998, the Company granted nonstatutory stock options to nonemployee directors to purchase a total of 35,000 shares.

   Employee Stock Purchase Plan In 1998, the Company adopted an employee stock purchase plan (ESPP). The ESPP has 500,000 shares available for issuance. Participants purchase the Corporation's Common Stock at 85% of the lesser of fair market value on the first or last day of each offering period. Shares issued pursuant to the ESPP in 1998 were 6,998 shares and the average purchase price per share was $16.575.

   The Company applies APB 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation expense has been recognized under these plans. Had compensation expense for these plans been determined based on the fair value at the grant dates for awards the method set forth under SFAS No. 123, the Company's net income and earnings per share would be as set forth in the following table. For purposes of pro forma disclosures, the estimated fair value is amortized to expense over the options' vesting period.

                                                        Year ended December 31
                                                        -----------------------
                                                         1998    1997    1996
                                                        ------- ------- -------
                                                         Dollars in thousands,
                                                           except per share
   Net income
     As reported....................................... $41,654 $37,263 $32,725
     Pro forma.........................................  38,324  34,007  31,117
   Diluted earnings per share
     As reported....................................... $  1.62 $  1.42 $  1.15
     Pro forma.........................................    1.49    1.30    1.09

   Since compensation expense associated with option grants would be recognized over the vesting period, the initial impact of applying SFAS No. 123 on pro forma net income is not representative of the potential impact on pro forma net income in future years. In each subsequent year, pro forma compensation expense would include the effect of recognizing a portion of compensation expense from multiple awards.

                         WESTINGHOUSE AIR BRAKE COMPANY

   For purposes of presenting pro forma results, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                      Year ended December 31
                                                      -------------------------
                                                       1998     1997     1996
                                                      -------  -------  -------
   Dividend yield....................................     .20%     .23%     .32%
   Risk-free interest rate...........................    4.56     5.80     6.25
   Stock price volatility............................   29.10    29.22    30.43
   Expected life (years).............................     5.0      5.3      7.3

   The Black-Scholes option valuation model was developed for use in estimating fair value of traded options, which are significantly different than employee stock options. Although this valuation model is an acceptable method for use in presenting pro forma information, because of the differences in traded options and employee stock options, the Black-Scholes model does not necessarily provide a single measure of the fair value of employee stock options.

   A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                   1998                1997                1996
                            ------------------- ------------------- -------------------
                                       Weighted            Weighted            Weighted
                                       Average             Average             Average
                                       Exercise            Exercise            Exercise
                             Options    Price    Options    Price    Options    Price
                            ---------  -------- ---------  -------- ---------  --------
   Beginning of year....... 2,778,443   $14.64  2,222,456   $13.63  1,279,500   $14.00
     Granted...............   813,520    20.99    748,126    17.84    958,956    13.14
     Exercised.............  (169,025)   14.39   (135,139)   13.75
     Canceled..............  (134,951)   15.86    (57,000)   14.00    (16,000)   14.00
                            ---------           ---------           ---------
     End of year........... 3,287,987    16.29  2,778,443    14.64  2,222,456    13.63
                            =========           =========           =========
   Exercisable at end of
    year................... 1,148,134             671,971             332,992
   Available for future
    grant.................. 1,107,849             186,418             877,544
   Weighted average fair
    value of options
    granted during the
    year................... $    8.98           $    8.07           $    4.05

   Exercise prices for options outstanding as of December 31, 1998 ranged from $11.00 to $27.66. The weighted-average remaining contractual life of those options is 8 years.

   Restricted Stock Award In 1998, the Company granted 15,000 shares of restricted Common Stock to an officer. The shares vest according to a vesting schedule over a three-year period. The grant date market value totaled $372 thousand and is being amortized to expense over the vesting period. Unamortized compensation is recorded as a component of shareholders' equity.

   Executive Retirement Plan Under the 1997 Executive Retirement Plan, the Company may award its Common Stock to certain employees including certain executives who do not participate in the ESOP. Through December 31, 1998, 19,555 shares have been awarded with a fair market value of approximately $400 thousand.

   With respect to the Restricted Stock Award and the Executive Retirement Plan, compensation expense is recognized in the consolidated statement of operations.

                         WESTINGHOUSE AIR BRAKE COMPANY

12. Operating Leases

   Minimum annual rentals payable under noncancelable leases in each of the next five years and beyond are as follows:

                                                             Dollars in millions
                                                             -------------------
   1999.....................................................        $ 3.2
   2000.....................................................          2.6
   2001.....................................................          2.2
   2002.....................................................          1.2
   2003.....................................................           .7
   Thereafter...............................................          2.1
                                                                    -----
                                                                    $12.0
                                                                    =====

   Rental expense under all leases was approximately $3.8 million, $3.3 million and $2.8 million for the years ended December 31, 1998, 1997 and 1996, respectively. Operating leases relate principally to facilities, transportation equipment and communication systems.

13. Stock Repurchase

   In March 1997, the Company repurchased from Scandinavian Incentive Holdings, B.V., ("SIH"), 4 million shares of the Company's Common Stock for an aggregate purchase price of $44 million plus fees and expenses of approximately $2 million (the "Redemption"). The Redemption was effected pursuant to a Redemption Agreement (the "Redemption Agreement") dated as of March 5, 1997 among the Company, SIH and Incentive AB, the sole shareholder of SIH. Concurrently therewith, SIH sold its remaining 6 million shares of WABCO Common Stock to investors consisting of Vestar Equity Partners, L.P., Charlesbank Capital Partners, LLC, f/k/a Harvard Private Capital Holdings, Inc., American Industrial Partners Capital Fund II, L.P. and certain members of management of the Company (the "Management Purchasers") for a purchase price of $11 per share in cash, pursuant to a Stock Purchase Agreement dated as of March 5, 1997, which sale was effective as of March 31, 1997 (the "SIH Purchase").

   To finance the Redemption, the Company amended its credit agreement to increase the revolving credit availability by $15 million (from $125 million to $140 million) and to obtain a waiver of the requirement to make a prepayment in an aggregate principal amount equal to 50% of excess cash flow for 1996, or approximately $11.5 million. The Company obtained consents from record owners as of March 3, 1997 of the Existing Notes to certain amendments to a covenant contained in the Indenture dated as of June 20, 1995 among the Company, as issuer, and The Bank of New York, as trustee, pursuant to which the Notes were issued (the "Indenture"). The Company borrowed $46 million to fund the Redemption and related expenses.

   The following presents the Company's results for the year ended December 31, 1997 on a pro forma basis as if the stock repurchase had occurred on January 1, 1997:

                                                              Reported Pro Forma
                                                              -------- ---------
                                                                In thousands,
                                                               except per share
   Net income................................................ $37,263   $36,774
   Basic earnings per share..................................    1.45      1.49
   Diluted earnings per share................................    1.42      1.46
   Average shares used for
     Basic...................................................  25,693    24,718
     Diluted.................................................  26,173    25,198

                         WESTINGHOUSE AIR BRAKE COMPANY

14. Stockholders' and Voting Trust Agreements

   As of December 31, 1998, the approximate ownership interests in the Company's common stock are held by management and the ESOP (58%), the investors referred to in Note 13 (17%), and all others including public shareholders (25%). The investors referred to in Note 13 and certain members of senior management purchased 6 million shares of WABCO common stock from SIH. The seller is a successor in interest to Incentive AB (a Swedish corporation) which acquired Investment AB Cardo, an original equity owner at the time of the 1990 acquisition of the Railway Products Group of American Standard, Inc. ("1990 Acquisition"). A Stockholders Agreement exists between management and the investors referred to in Note 13 that provides for, among other things, the composition of the Board of Directors as long as certain minimum stock ownership percentages are maintained, restrictions on the disposition of shares and rights to request the registration of the shares.

   The active original management owners have entered into an Amended Voting Trust/Disposition Agreement effective December 13, 1995, as amended. The agreement provides for, among other matters, the stock to be voted as one block and restrictions on the sale or transfer of such stock. The agreement expires on January 1, 2000 and can be terminated by an affirmative vote of two-thirds of the stock shares held by the trust. In connection with this Voting Trust, the Company has entered into an Indemnification Agreement with the trustees, which is covered by the Company's directors and officers liability insurance.

   The shares held by the ESOP (established January 31, 1995) are subject to the terms of the related ESOP Loan Agreement, Employee Stock Ownership Trust Agreement, Employee Stock Ownership Plan and the Pledge Agreement. The ESOP is further described in Note 7.

15. Preferred Stock

   The Company's authorized capital stock includes 1,000,000 shares of preferred stock. The Board of Directors has the authority to issue the preferred stock and to fix the designations, powers, preferences and rights of the shares of each such class or series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, without any further vote or action by the Company's shareholders. The rights and preferences of the preferred stock would be superior to those of the common stock. At December 31, 1998 and 1997 there was no preferred stock issued or outstanding.

16. Commitments and Contingencies

   Under the terms of the purchase agreement and related documents for the 1990 Acquisition, American Standard, Inc. ("ASI"), has indemnified the Company for certain items including, among others, environmental claims. The indemnification provisions of the agreement expire at various dates through 2000. If ASI was unable to honor or meet these indemnifications, the Company would be responsible for such items. In the opinion of management, ASI currently has the ability to meet its indemnification obligations. ASI has not disputed any coverage or reimbursement under these provisions.

   The Company, through one of its operating subsidiaries, has been named, along with other parties, as a Potentially Responsible Party (PRP) under the North Carolina Inactive Sites Response Act because of an alleged release or threat of release of hazardous substances at the "Old James Landfill" site in North Carolina. The Company believes that any costs associated with the cleanup activities at this site which it may be held responsible for, if any, are covered by (a) the ASI indemnification referred to above, as ASI previously owned 50% of the subsidiary and (b) a related insurance policy which expires January 2002 for environmental claims provided by the other former 50% owner of the involved operating subsidiary. The Company has submitted a claim under the policy for any costs of clean up imposed on or incurred by the Company in connection with

                         WESTINGHOUSE AIR BRAKE COMPANY
the "Old James Landfill" and Rocky Mountain International Insurance, Ltd. has acknowledged coverage under the policy, subject to the stated policy exclusions. In addition, management believes that such costs, if any, attributable to the Company will not be material and, therefore, has not established a reserve for such costs.

   The Company's operations do not use and its products do not contain any asbestos. The operations acquired by the Company from ASI discontinued the use of asbestos in 1980. The Company is named as a codefendant in asbestos claims filed by third parties against ASI relating to events occurring prior to 1981 (which is significantly prior to the 1990 acquisition). These claims are covered by the indemnification agreement and the insurance policy referred to above. ASI has taken complete responsibility in administering, defending and settling the claims. The Company is not involved with, nor has it incurred any costs related to, these claims. ASI has not claimed that the Company has any responsibility for these cases. Management believes that these claims are not related to the Company and that such costs, if any, attributable to the Company and will not be material; therefore, the financial statements accordingly do not reflect any costs or reserves for such claims.

   In the opinion of management, based on available information, environmental matters and asbestos claims do not presently represent any material contingencies to the Company.

   On February 12, 1999, GE Harris Railway Electronics, LLC and GE Harris Railway Electronic Services, LLC (collectively, "GE Harris") brought suit against the Company for alleged patent infringement and unfair competition related to a communications system installed in one of the Company's products. GE Harris is seeking to prohibit the Company from future infringement and is seeking an unspecified amount of money damages to recover, in part, royalties. While this lawsuit is in the earliest stages, the Company believes the technology developed by the Company does not infringe on the GE Harris patents.

   From time to time the Company is involved in litigation relating to claims arising out of its operations in the ordinary course of business. As of the date hereof, the Company is involved in no litigation that the Company believes will have a material adverse effect on its financial condition, results of operations or liquidity. The Company historically has not been required to pay any material liability claims.

17. Segment Information

   WABCO has three reportable segments--Railroad Group, Transit Group and Molded Products Group. The key factors used to identify these reportable segments are the organization and alignment of the Company's internal operations, the nature of the products and services and customer type. The business segments are:

   Railroad Group consists of products geared to the production of freight cars and locomotives, including braking control equipment and train coupler systems and operating freight railroads. Revenues are derived from OEM and after-market sales and from repairs and services.

   Transit Group consists of products for passenger transit vehicles (typically subways, rail and busses) that include braking and monitoring systems, climate control and door equipment, that are engineered to meet individual customer specifications. Revenues are derived from OEM and after-market sales as well as from repairs and services.

   Molded Products Group include manufacturing and distribution of brake shoes and other rubberized products. Revenues are generally derived from the after-market.

   The Company evaluates its business segments' operating results based on income from operations. Corporate activities include general corporate expenses, elimination of intersegment transactions, interest

                         WESTINGHOUSE AIR BRAKE COMPANY
income and expense and other unallocated charges. Since certain administrative and other operating expenses and other items have not been allocated to business segments, the results in the below tables are not necessarily a measure computed in accordance with generally accepted accounting principles and may not be comparable to other companies.

   Segment financial information for 1998 is as follows:

                                                    Molded
                                 Railroad Transit  Products Corporate
                                  Group    Group    Group   Activities  Total
                                 -------- -------- -------- ---------- --------
                                                  In thousands
   Sales to external
    customers..................  $388,797 $211,801 $70,311             $670,909
   Intersegment sales..........    14,137    1,276   8,805   $(24,218)
                                 -------- -------- -------   --------
     Total sales...............  $402,934 $213,077 $79,116   $(24,218) $670,909
                                 ======== ======== =======   ========  ========
   Income from operations......  $ 78,987 $ 16,047 $20,713   $(11,081) $104,666
   Interest expense and other..                                32,136    32,136
                                                             --------  --------
     Income before income taxes
      and extraordinary item...  $ 78,987 $ 16,047 $20,713   $(43,217) $ 72,530
                                 ======== ======== =======   ========  ========
   Depreciation and
    amortization...............  $  7,401 $  4,742 $ 1,952   $ 11,113  $ 25,208
   Capital expenditures........    12,111    8,470   5,393      2,983    28,957
   Working capital.............    75,516   41,856   9,762    (31,723)   95,411
   Segment assets..............   325,585  182,398  48,550     39,651   596,184

   Segment financial information for 1997 is as follows:

                                                    Molded
                                 Railroad Transit  Products Corporate
                                  Group    Group    Group   Activities  Total
                                 -------- -------- -------- ---------- --------
                                                  In thousands
   Sales to external
    customers..................  $310,295 $189,541 $64,605             $564,441
   Intersegment sales..........     8,977    1,247   7,323   $(17,547)
                                 -------- -------- -------   --------
     Total sales...............  $319,272 $190,788 $71,928   $(17,547) $564,441
                                 ======== ======== =======   ========  ========
   Income from operations......  $ 63,840 $ 19,907 $18,364   $(12,136) $ 89,975
   Interest expense and other..                                29,385    29,385
                                                             --------  --------
     Income before income taxes
      and extraordinary item...  $ 63,840 $ 19,907 $18,364   $(41,521) $ 60,590
                                 ======== ======== =======   ========  ========
   Depreciation and
    amortization...............  $  6,284 $  4,168 $ 2,029   $ 12,143  $ 24,624
   Capital expenditures........    19,236    5,341   3,254      1,365    29,196
   Working capital.............    42,485   29,553   8,401    (31,720)   48,719
   Segment assets..............   175,586  149,669  42,865     42,759   410,879

                         WESTINGHOUSE AIR BRAKE COMPANY

   Segment financial information for 1996 is as follows:

                                                    Molded
                                 Railroad Transit  Products Corporate
                                  Group    Group    Group   Activities  Total
                                 -------- -------- -------- ---------- --------
                                                  In thousands
   Sales to external
    customers..................  $294,021 $100,902 $58,589             $453,512
   Intersegment sales..........    12,707      863   6,089   $(19,659)
                                 -------- -------- -------   --------
     Total sales...............  $306,728 $101,765 $64,678   $(19,659) $453,512
                                 ======== ======== =======   ========  ========
   Income from operations......  $ 62,839 $ 12,865 $15,057   $(11,043) $ 79,718
   Interest expense and other..                                26,070    26,070
                                                             --------  --------
     Income before income taxes
      and extraordinary item...  $ 62,839 $ 12,865 $15,057   $(37,113) $ 53,648
                                 ======== ======== =======   ========  ========
   Depreciation and
    amortization...............  $  5,893 $  2,785 $ 1,563   $ 12,008  $ 22,249
   Capital expenditures........     8,759    2,306   1,663        127    12,855
   Working capital.............    46,705   21,862   7,922    (28,313)   48,176
   Segment assets..............   157,768  117,274  40,890     47,304   363,236

   The following geographic area data include trade revenues based on product shipment destination and long-lived assets consists of plant, property and equipment, net of depreciation, that are resident in their respective countries.

                                      Sales                Long-Lived Assets
                            -------------------------- -------------------------
Year ended December 31        1998     1997     1996     1998     1997    1996
----------------------      -------- -------- -------- -------- -------- -------
                                                In thousands
United States.............. $486,010 $421,057 $333,405 $ 78,720 $ 71,030 $63,348
Canada.....................   74,066   72,618   76,301   38,775   34,529  30,178
Other international........  110,833   70,766   43,806    7,486    2,808   2,318
                            -------- -------- -------- -------- -------- -------
  Total.................... $670,909 $564,441 $453,512 $124,981 $108,367 $95,844
                            ======== ======== ======== ======== ======== =======

18. Fair Value of Financial Instruments

   The estimated fair values of the Company's financial instruments approximate their related carrying values, except for the following:

                                                       1998          1997
                                                    ------------  ------------
                                                    Carry  Fair   Carry  Fair
                                                    Value  Value  Value  Value
                                                    -----  -----  -----  -----
                                                      Dollars in millions
   9 3/8% Senior Notes............................. $(100) $(106) $(100) $(106)
   Unsecured credit facility.......................   (30)   (30)   --     --
   Note Payable Pulse 9 1/2%.......................   (17)   (18)   (17)   (18)
   Comet Notes.....................................   (10)   (10)   --     --
   Interest rate swaps.............................   --      (1)   --      (1)

   Fair values of the fixed rate obligations were estimated using discounted cash flow analyses. The fair value of the Company's interest rate swaps (see
Note 5) were based on dealer quotes and represent the estimated amount the Company would pay to the counterparty to terminate the swap agreements.

                         WESTINGHOUSE AIR BRAKE COMPANY

19. Subsequent Event

   In January 1999, WABCO completed the private placement of $75 million of 9 3/8% Senior Notes which mature in 2005. The Senior Notes were issued at a premium resulting in an effective rate of 8.5%. The issuance improved WABCO's financial liquidity by i) using a portion of the proceeds to repay $30 million of debt associated with the RRE acquisition that bore interest at 9.56%; ii) using a portion of the proceeds to repay variable-rate revolving credit borrowings thereby increasing amounts available under the revolving credit facility; and iii) repay the remaining unpaid principal of $10.2 million from the Comet acquisition. As result of the issuance, the Company will write-off previously capitalized debt issuance costs of approximately $.02 per diluted share, in the first quarter of 1999.

20. Selected Quarterly Financial Data

                                      First      Second     Third      Fourth
                                     Quarter    Quarter    Quarter    Quarter
                                    ---------- ---------- ---------- ----------
                                                    (Unaudited)
                                    Dollars in thousands, except per share data
1998
  Net sales........................ $  158,136 $  172,052 $  160,476 $  180,245
  Operating income.................     24,755     26,084     25,181     28,646
  Income before taxes..............     17,513     18,871     17,493     18,653
  Income before extraordinary
   item............................     10,858     11,700     10,846     11,565
  Net income.......................     10,858      8,970     10,846     10,980
  Diluted earnings per common share
   before extraordinary item.......       0.42       0.45       0.42       0.45
  Diluted earnings per common
   share...........................       0.42       0.34       0.42       0.43
1997
  Net sales........................ $  136,508 $  138,066 $  142,761 $  147,106
  Operating income.................     22,542     22,784     22,036     22,613
  Income before taxes..............     15,719     15,279     14,486     15,106
  Net income.......................      9,589      9,320      8,836      9,518
  Diluted earnings per common
   share...........................       0.34       0.37       0.35       0.37

   In the second quarter of 1998, the Company refinanced its credit agreement and wrote-off deferred financing costs of approximately $2.7 million, net of tax, or $.11 per diluted share. In the fourth quarter of 1998, the Company amended its credit agreement and wrote-off deferred financing costs of approximately $.6 million, net of tax, or $.02 per diluted share. Such charges were recorded as extraordinary items.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Westinghouse Air Brake Company:

   We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Westinghouse Air Brake Company, and have issued our report thereon dated February 17, 1999. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index to the financial statements and schedules is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Pittsburgh, Pennsylvania,
February 17, 1999

                                                                     SCHEDULE II

                         WESTINGHOUSE AIR BRAKE COMPANY

                       VALUATION AND QUALIFYING ACCOUNTS
                 For each of the three years ended December 31

                          Balance at    Charged/                      Deductions   Balance
                         beginning of (credited) to Charged to other     from     at end of
                            period       expense      accounts (1)   reserves (2)  period
                         ------------ ------------- ---------------- ------------ ---------
                                                Dollars in thousands
1998
  Accrued warranty......   $12,851       $6,238          $4,936        $11,368     $12,657
  Allowance for doubtful
   accounts.............     2,045          528             712            428       2,857
1997
  Accrued warranty......   $ 8,172       $9,893          $2,281        $ 7,495     $12,851
  Allowance for doubtful
   accounts.............     1,347          812              36            150       2,045
1996
  Accrued warranty......   $ 3,655       $5,459          $3,802        $ 4,744     $ 8,172
  Allowance for doubtful
   accounts.............       831          406             210            100       1,347

--------
(1) Reserves of acquired companies.
(2) Actual disbursements and/or charges

                          MOTIVEPOWER INDUSTRIES, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             THREE MONTHS ENDED MARCH 31, 1999 AND 1998 (UNAUDITED)
                      (In thousands except per share data)

                                                         Three Months Ended
                                                              March 31,
                                                         --------------------
                                                           1999       1998
                                                         ---------  ---------
Net sales...............................................  $107,274  $  82,853
Cost of sales...........................................   (79,751)   (61,497)
                                                         ---------  ---------
Gross profit............................................    27,523     21,356
Selling, general and administrative expenses............   (12,718)   (10,353)
                                                         ---------  ---------
Operating income........................................    14,805     11,003
Investment income.......................................       246        279
Interest expense........................................    (2,194)    (1,213)
Other income............................................        91         90
Foreign exchange (loss) gain............................      (538)       588
                                                         ---------  ---------
Income before income taxes and extraordinary item.......    12,410     10,747
Income tax expense......................................    (4,532)    (3,627)
                                                         ---------  ---------
Income before extraordinary item........................     7,878      7,120
Extraordinary loss on extinguishment of debt, net of
 income tax benefit of $265 in 1998.....................       --        (472)
                                                         ---------  ---------
Net income.............................................. $   7,878  $   6,648
                                                         =========  =========
EARNINGS PER COMMON SHARE--BASIC:
(Adjusted to reflect the 3-for-2 stock split effective
April 2, 1999)
Income before extraordinary item........................ $     .29  $     .27
Extraordinary item......................................       --        (.02)
                                                         ---------  ---------
Net income.............................................. $     .29  $     .25
                                                         =========  =========
Adjusted weighted average common shares outstanding.....    26,986     26,709
EARNINGS PER COMMON SHARE--ASSUMING DILUTION:
(Adjusted to reflect the 3-for-2 stock split effective
April 2, 1999)
Income before extraordinary item........................ $     .28  $     .26
Extraordinary item......................................       --        (.02)
                                                         ---------  ---------
Net income.............................................. $     .28  $     .24
                                                         =========  =========
Adjusted weighted average common shares outstanding.....    28,146     27,824

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
              AT MARCH 31, 1999 AND DECEMBER 31, 1998 (UNAUDITED)
                 (In thousands except share and per share data)

                                                         March 31,  December 31,
                                                           1999         1998
                                                         ---------  ------------
ASSETS
Current Assets:
Cash and cash equivalents............................... $ 11,170     $  5,660
Receivables from customers:
  Billed, net of allowance for doubtful accounts of $717
   and $673, respectively...............................   56,518       54,428
  Unbilled..............................................       97        2,831
Inventories.............................................   99,539       92,993
Deferred income taxes...................................    7,639        6,765
Income tax receivable...................................    2,220        5,216
Other...................................................    5,441        4,230
                                                         --------     --------
    Total current assets................................  182,624      172,123
                                                         --------     --------
Locomotive lease fleet, net.............................    1,168        1,189
                                                         --------     --------
Property, plant and equipment:
  Land..................................................    2,512        2,420
  Buildings and improvements............................   53,144       50,997
  Machinery and equipment...............................   97,902       94,143
                                                         --------     --------
  Property, plant and equipment, cost...................  153,558      147,560
  Less accumulated depreciation.........................   58,249       54,492
                                                         --------     --------
Property, plant and equipment, net......................   95,309       93,068
Underbillings--MPI de Mexico............................   26,868       26,775
Goodwill and other intangibles, net.....................   87,571       63,593
Other...................................................   14,272       14,450
                                                         --------     --------
    Total assets........................................ $407,812     $371,198
                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt....................... $    557     $    549
Accounts payable--trade.................................   32,780       34,293
Accrued expenses and other current liabilities..........   33,453       30,919
Revolving credit agreement borrowings...................      --        10,000
Advances from customers.................................      282        1,174
                                                         --------     --------
    Total current liabilities...........................   67,072       76,935
Long-term debt..........................................  133,607       95,249
Commitments and contingencies...........................   17,692       19,205
Deferred income taxes...................................    1,419          559
Other...................................................    1,385        1,321
                                                         --------     --------
    Total liabilities...................................  221,175      193,269
                                                         --------     --------
Stockholders' Equity:
  Common Stock, par value $.01 per share................      260          179
  Additional paid-in capital............................  207,418      206,434
  Deficit...............................................  (15,368)     (23,156)
  Accumulated other comprehensive income................   (5,321)      (5,105)
  Deferred compensation.................................    5,634        4,113
                                                         --------     --------
                                                          192,623      182,465
Less--Treasury stock, at cost...........................    5,986        4,536
                                                         --------     --------
Total stockholders' equity..............................  186,637      177,929
                                                         --------     --------
Total liabilities and stockholders' equity.............. $407,812     $371,198
                                                         ========     ========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             THREE MONTHS ENDED MARCH 31, 1999 AND 1998 (UNAUDITED)
                                 (In thousands)

                                                          Three Months Ended
                                                               March 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
Operating Activities
Net income............................................... $   7,878  $   6,648
Adjustments to reconcile net income to net cash provided
 by (used in) operating activities:
  Depreciation...........................................     2,843      1,653
  Amortization...........................................       971        826
  Extraordinary loss on extinguishment of debt, net of
   tax...................................................       --         472
  Changes in operating assets and liabilities exclusive
   of effects of 1999 purchase of G&G Locotronics and Q-
   Tron:
    Receivables from customers...........................     6,721     (8,202)
    Inventories..........................................      (978)    (8,408)
    Underbillings--MPI de Mexico.........................       (93)     4,576
    Accounts payable and accrued expenses................    (3,831)    (7,358)
    Advances from customers..............................      (892)       438
    Other, net...........................................       550      4,090
                                                          ---------  ---------
Net cash provided by (used in) operating activities......    13,169     (5,265)
                                                          ---------  ---------
Investing Activities
Payment for purchase of G&G Locotronics..................   (17,770)       --
Payment for purchase of Q-Tron...........................   (14,854)       --
Additions to property, plant and equipment...............    (3,769)    (6,177)
Other, net...............................................       243         38
                                                          ---------  ---------
Net cash used in investing activities....................   (36,150)    (6,139)
                                                          ---------  ---------
Financing Activities
Increase in intangibles..................................      (704)       --
Net borrowings under credit facilities...................    28,366        326
Proceeds from exercise of stock options including tax-
 related benefit.........................................       985        164
Other, net...............................................      (156)       --
                                                          ---------  ---------
Net cash provided by financing activities................    28,491        490
                                                          ---------  ---------
Net increase (decrease) in cash and cash equivalents.....     5,510    (10,914)
Cash and cash equivalents at beginning of period.........     5,660     16,897
                                                          ---------  ---------
Cash and cash equivalents at end of period............... $  11,170  $   5,983
                                                          =========  =========
Supplemental Disclosures of Cash Flow Information
Interest paid............................................ $   1,936  $     376
Income taxes paid (refunded), net........................        44       (659)

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. Financial Statements

   The condensed consolidated financial statements included herein are unaudited. In the opinion of management, these statements include all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of the financial position of MotivePower Industries, Inc. and subsidiaries (the "Company") at March 31, 1999 and the results of its operations and its cash flows for the three months ended March 31, 1999 and 1998. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1998 included in the Company's 1998 Form 10-K. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.

   The Company is a leader in the manufacturing and distribution of products for rail and other power-related industries. Through its subsidiaries, the Company manufactures and distributes engineered locomotive components and parts; provides locomotive and freight car fleet maintenance; overhauls and remanufactures locomotives and diesel engines; manufactures environmentally friendly, switcher, commuter and mid-range DC and AC traction, diesel-electric and liquefied natural gas locomotives up to 4,000 horsepower; and manufactures components and software for power, marine and industrial markets. The Company's primary customers are freight and passenger railroads, including every Class I railroad in North America.

   On February 16, 1999, the Company's Board of Directors approved a three-for-two common stock split in the form of a 50 percent stock dividend effective April 2, 1999. Shareholders of record as of March 17, 1999 received one additional share of stock for each two shares they own. All share and per-share amounts in the accompanying condensed consolidated statement of income have been restated to give effect to the stock split.

   The Company operates on a four- four- five-week accounting quarter. The Company's quarters end on or about March 31, June 30, and September 30. The Company's fiscal year ends December 31.

   Certain reclassifications have been made to the 1998 condensed consolidated financial statements to conform to the 1999 presentation.

   Derivative Instruments and Hedging Activities: In June 1998, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activity," was issued. SFAS No. 133 is effective for financial statements for fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not yet determined the effect of this standard on its financial statements.

   Changes In Line-of-Credit or Revolving-Debt Arrangements: In January 1999, the Emerging Issues Task Force ("EITF") reached a tentative conclusion regarding EITF Issue No. 98-14, "Debtor's Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements" ("EITF 98-14"). The Company has reflected the adoption of EITF 98-14 in its March 31, 1999 financial statements. Under EITF 98-14, the Company has capitalized the costs related to the first quarter 1999 amendment of its revolving credit agreement and will amortize these costs along with previously capitalized costs over the life of the amended agreement.

2. Comprehensive Income

   The components of comprehensive income, net of related tax effects, are as follows:

                                                            Three Months Ended
                                                                 March 31,
                                                            --------------------
                                                              1999       1998
                                                            ---------  ---------
                                                              (In thousands)
   Net income..............................................    $7,878     $6,648
   Foreign currency translation adjustment.................      (216)       --
                                                            ---------  ---------
   Comprehensive income....................................    $7,662     $6,648
                                                            =========  =========

                          MOTIVEPOWER INDUSTRIES, INC.

   SFAS No. 130, "Reporting Comprehensive Income," was effective for fiscal years beginning after December 15, 1997. With the Company's acquisition of Q-Tron in January 1999, the Company is required to report the translation adjustment relating to Q-Tron (whose functional currency is the Canadian dollar) as a component of comprehensive income, as defined per SFAS 130. Prior to the acquisition of Q-Tron, the Company's comprehensive income equaled net income.

3. Inventories

   Inventories consisted of the following:

                                                          March 31, December 31,
                                                            1999        1998
                                                          --------- ------------
                                                              (In thousands)
   Cores.................................................  $13,238    $11,854
   Raw materials.........................................   49,616     46,646
   Work in progress......................................   15,921     14,411
   Finished goods........................................   20,764     20,082
                                                           -------    -------
                                                           $99,539    $92,993
                                                           =======    =======

   Approximately $36.8 million and $38.3 million of total inventories at March 31, 1999 and December 31, 1998, respectively, were valued on the last-in first-out ("LIFO") cost method. The excess of current replacement cost of these inventories over the stated LIFO value was $2 million and $1.9 million at March 31, 1999 and December 31, 1998, respectively. Costs for other inventories have been determined principally by the first-in first-out method. The Company defines cores as inventory designated for unit exchange programs.

4. Indebtedness

   On March 2, 1999, MotivePower amended and restated the terms of its revolving credit facilities with a syndicate of 12 lenders led by ABN AMRO Bank as agent. The amendment increases the amount of the credit line from $200 million to $350 million, available as a five-year $175 million revolving credit facility, and a 364-day $175 million revolving credit facility, which the Company may renew annually with the approval of the lenders.

   The facilities provide for revolving borrowings at a variable margin over the London Interbank Offered Rate ("LIBOR"), or at Prime Rate, at the Company's option. The margin over LIBOR at which the Company may borrow is adjusted each fiscal quarter based on the ratio obtained when the Company's debt at the end of the quarter is divided by the Company's cash flow over the past four quarters, as measured by earnings before interest and income taxes, plus depreciation and amortization ("EBITDA"). At March 31, 1999, the Company had $127 million drawn under its LIBOR option at an effective annual interest rate of 5.8%.

   The Company's maximum borrowings under the facilities are limited to the lesser of $350 million or 3.5 times trailing 12-month EBITDA. At March 31, 1999, the Company's gross availability under its domestic credit facilities was approximately $270 million. After deducting outstanding debt and other reserves, the Company has calculated its net available domestic borrowing capacity on March 31, 1999 as $130 million.

   On July 15, 1998, a domestic subsidiary of the Company entered into a 10-year $7.5 million debt obligation. This obligation consists of an Industrial Revenue Bond ("IRB") and bears interest at a rate of 5.5%.

   Maturities under long-term obligations at March 31, 1999 were as follows:
1999--$368,000; 2000--$577,000; 2001--$610,000; 2002--$644,000; 2003--$680,000;
thereafter--$131.3 million.

                          MOTIVEPOWER INDUSTRIES, INC.

5. Commitments and Contingencies

   The Company has commitments and performance guarantees arising from locomotive remanufacturing contracts and maintenance agreements, and warranties from the sale of new locomotives, remanufactured locomotives and components for locomotives and engines.

   Environmental: The Company is subject to a RCRA Part B Closure Permit (the "Permit") issued by the Environmental Protection Agency and the Idaho Department of Health and Welfare, Division of Environmental Quality relating to the monitoring and treatment of groundwater contamination on, and adjacent to, the Company's Boise Locomotive facility. In compliance with the Permit, the Company has drilled wells onsite to retrieve and treat contaminated groundwater, and onsite and offsite to monitor the amount of hazardous constituents. The Company has estimated the expected aggregate undiscounted costs to be incurred over the next 23 years, adjusted for inflation at 3% per annum, to be $4 million, based on the Permit's Corrective Action Plan, and $3.7 million for contingent additional Permit compliance requirements related to offsite groundwater contamination. The discounted liability at March 31, 1999, using a discount rate of 5.25%, was $2.2 million based on the Permit's Corrective Action Plan, and $2 million for contingent additional Permit compliance requirements related to offsite groundwater contamination. The estimated outlays for each of the five succeeding years from 1999 to 2003 are:
$245,000, $290,000, $260,000, $268,000, and $276,000. The Company was in
compliance with the Permit at March 31, 1999.

   Legal Proceedings: The Company is involved in legal proceedings incident to the normal conduct of its business, including contract claims and employee matters. Although the outcome of any pending legal proceeding cannot be predicted with certainty, management believes that such legal proceedings are adequately provided for in the condensed consolidated financial statements and that the proceedings, individually and in the aggregate, will not have a material adverse effect on the consolidated operations or financial condition of the Company.

6. Reportable Segments

   The Company has two reportable segments: Locomotive and Components Groups of subsidiaries. The reportable segments are comprised of strategic business units which offer different products and services. The Locomotive Group provides locomotive and freight car fleet maintenance; overhauls locomotives, freight cars and diesel engines; and manufactures environmentally friendly switcher, commuter and mid-range DC and AC traction, diesel-electric and liquefied natural gas locomotives up to 4,000 horsepower. The Components Group manufactures and distributes primarily aftermarket, or replacement, new and remanufactured components and parts, for freight and passenger railroads, including every Class I Railroad in North America, metropolitan transit and commuter rail authorities, original equipment manufacturers, industrial power-related markets and other customers internationally.

   The Company evaluates segment performance based primarily on operating income, excluding unusual items. The Company accounts for intercompany sales and transfers as if the sales or transfers were to third parties at current market prices.

   Following is unaudited condensed segment financial information for the three months ended March 31, 1999 and 1998, respectively:

                                         1999                           1998
                            ------------------------------ ------------------------------
                            Locomotive Components  Total   Locomotive Components   Total
                            ---------- ---------- -------- ---------- ----------- -------
                                                   (In thousands)
   Gross sales.............  $33,864    $79,460   $113,324  $38,994     $52,009   $91,003
   Intercompany sales......      288      5,762      6,050    1,774       6,376     8,150
   Operating income........    4,999     12,624     17,623    6,622       7,618    14,240
   Segment assets..........  116,351    270,552    386,903  139,582     139,226   278,808

                          MOTIVEPOWER INDUSTRIES, INC.

   The following reconciles segment information presented above to the unaudited condensed consolidated financial statements:

                                                         Three Months Ended
                                                              March 31,
                                                         --------------------
                                                           1999       1998
                                                         ---------  ---------
                                                           (In thousands)
Net Sales:
Gross sales from segments...............................  $113,324  $  91,003
Intercompany sales elimination..........................    (6,050)    (8,150)
                                                         ---------  ---------
  Net sales.............................................  $107,274  $  82,853
                                                         =========  =========
Operating Income:
Segment operating income................................ $  17,623  $  14,240
Unallocated corporate expenses..........................    (2,818)    (3,237)
                                                         ---------  ---------
  Operating income...................................... $  14,805  $  11,003
                                                         =========  =========
Assets:
Segment assets..........................................  $386,903   $278,808
Corporate assets, including domestic deferred income
 taxes..................................................    20,909      6,799
                                                         ---------  ---------
    Total assets........................................  $407,812   $285,607
                                                         =========  =========

7. Subsequent Events

   On June 2, 1999, the Company agreed to merge with Westinghouse Air Brake Company ("WABCO"). The Company will be the surviving corporation. Each share of WABCO common stock will be converted into 1.3 shares of the Company's common stock. At December 31, 1998, WABCO had outstanding 33,894,508 shares of common stock (including 8,564,811 unearned ESOP shares). The merger is intended to be a tax-free reorganization for federal income tax purposes. The Company will account for the merger using the pooling of interests accounting method. Completion of the merger is subject to various conditions, including approval of the merger by the stockholders of each of the Company and WABCO.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of MotivePower Industries, Inc.:

   We have audited the accompanying consolidated balance sheets of MotivePower Industries, Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MotivePower Industries, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
February 11, 1999 (June 2, 1999 as to Note 18)

                          MOTIVEPOWER INDUSTRIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                             Year Ended December 31,
                                      ----------------------------------------
                                          1998          1997          1996
                                      ------------  ------------  ------------
                                       (In thousands except per share data)
Net sales...........................     $ 365,218     $ 305,930     $ 291,407
Cost of sales.......................      (283,896)     (233,588)     (234,560)
                                      ------------  ------------  ------------
Gross profit........................        81,322        72,342        56,847
Selling, general and administrative
 expenses...........................       (40,959)      (37,724)      (32,615)
                                      ------------  ------------  ------------
Operating income....................        40,363        34,618        24,232
Investment income...................         1,781           761         1,981
Interest expense....................        (5,894)       (5,163)       (9,143)
Other income--Argentina.............        10,362         2,003         1,565
Gain on sale of assets..............           --            --          1,483
Foreign exchange gain (loss)........         2,169          (230)          169
                                      ------------  ------------  ------------
Income before income taxes and
 extraordinary item.................        48,781        31,989        20,287
Income tax expense..................       (14,554)      (11,713)       (7,714)
                                      ------------  ------------  ------------
Income before extraordinary item....        34,227        20,276        12,573
Extraordinary loss on extinguishment
 of debt, net of income tax benefit
 of $1,104 and $687 in 1998 and
 1996, respectively.................        (2,030)           --        (1,064)
                                      ------------  ------------  ------------
Net income and comprehensive
 income.............................  $     32,197  $     20,276  $     11,509
                                      ============  ============  ============
EARNINGS PER COMMON SHARE--BASIC:
(Adjusted to reflect the 3-for-2
 stock split effective April 2,
 1999)
 Income before extraordinary item...  $       1.28  $        .76  $        .48
 Extraordinary item.................          (.08)          --           (.04)
                                      ------------  ------------  ------------
 Net income.........................  $       1.20  $        .76  $        .44
                                      ============  ============  ============
 Adjusted weighted average common
  shares outstanding................        26,771        26,541        26,345
EARNINGS PER COMMON SHARE--ASSUMING
 DILUTION:
(Adjusted to reflect the 3-for-2
 stock split effective April 2,
 1999)
 Income before extraordinary item...  $       1.23  $        .74  $        .48
 Extraordinary item.................          (.08)          --           (.04)
                                      ------------  ------------  ------------
 Net income.........................  $       1.15  $        .74  $        .44
                                      ============  ============  ============
 Adjusted weighted average common
  shares outstanding................        27,929        27,314        26,349

   The accompanying notes are an integral part of the consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                         December 31,
                                                  ----------------------------
                                                      1998           1997
                                                  -------------  -------------
                                                  (In thousands except share
                                                      and per share data)
ASSETS
Current Assets:
Cash and cash equivalents........................ $       5,660  $      16,897
Receivables from customers:
  Billed, net of allowance for doubtful accounts
   of $673 and $394, respectively................        54,428         34,588
  Unbilled.......................................         2,831            450
Inventories......................................        92,993         81,448
Deferred income taxes............................         6,765          7,596
Income tax receivable............................         5,216            953
Other............................................         4,230          3,358
                                                  -------------  -------------
    Total current assets.........................       172,123        145,290
Locomotive lease fleet, net......................         1,189          1,468
Property, plant and equipment:
  Land...........................................         2,420          1,408
  Buildings and improvements.....................        50,997         36,095
  Machinery and equipment........................        94,143         64,862
                                                  -------------  -------------
  Property, plant and equipment, cost............       147,560        102,365
  Less accumulated depreciation..................       (54,492)       (49,942)
                                                  -------------  -------------
Property, plant and equipment, net...............        93,068         52,423
Underbillings--MPI de Mexico.....................        26,775         32,298
Deferred income taxes............................           --           7,724
Goodwill and other intangibles, net..............        63,593         27,362
Other............................................        14,450         16,537
                                                  -------------  -------------
    Total assets.................................      $371,198       $283,102
                                                  =============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt................ $         549  $      10,725
Accounts payable--trade..........................        34,293         30,340
Accrued expenses and other current liabilities...        30,919         36,065
Revolving credit agreement borrowings............        10,000          5,000
Advances from customers..........................         1,174            426
                                                  -------------  -------------
    Total current liabilities....................        76,935         82,556
Long-term debt...................................        95,249         34,782
Commitments and contingencies....................        19,205         15,552
Deferred income taxes............................           559            --
Other............................................         1,321          5,664
                                                  -------------  -------------
    Total liabilities............................       193,269        138,554
                                                  -------------  -------------
Stockholders' Equity:
  Common Stock, par value $.01 per share,
   authorized 55,000,000 shares; 26,911,677
   shares issued and 26,550,416 shares
   outstanding at December 31, 1998, and
   26,661,140 shares issued and outstanding at
   December 31, 1997.............................           179            178
  Additional paid-in capital.....................       206,434        205,609
  Deficit........................................       (23,156)       (55,353)
  Accumulated other comprehensive income.........        (5,105)        (5,105)
  Deferred compensation..........................         4,113           (781)
                                                  -------------  -------------
                                                        182,465        144,548
Less--Treasury stock, at cost (361,262 shares at
 December 31, 1998)..............................         4,536            --
                                                  -------------  -------------
Total stockholders' equity.......................       177,929        144,548
                                                  -------------  -------------
Total liabilities and stockholders' equity.......      $371,198       $283,102
                                                  =============  =============

   The accompanying notes are an integral part of the consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Year Ended December 31,
                                                   ----------------------------
                                                     1998       1997     1996
                                                   ---------  --------  -------
                                                         (In thousands)
Operating Activities
Net income.......................................  $  32,197  $ 20,276  $11,509
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation...................................      7,981     6,634    6,950
  Amortization...................................      3,426     3,333    3,407
  Extraordinary loss on extinguishment of debt
   (net of tax)..................................      2,030       --     1,064
  Gain on sale of assets.........................        --        --    (1,483)
  Deferred income taxes..........................     10,218     6,486    5,402
  Other, net.....................................        --        261       83
  Changes in operating assets and liabilities net
   of effects from 1998 purchase of Young, 1997
   purchases of Jomar and Microphor, and 1996
   sale of Alert and Sign:
    Receivables from customers...................    (16,258)   (6,048)   5,787
    Inventories..................................     (3,469)      (85)  19,088
    Other current assets.........................       (872)     (578)  (2,919)
    Underbillings--MPI de Mexico.................      5,523   (12,737)  (9,233)
    Accounts payable--trade......................      1,931    16,219   (4,162)
    Accrued expenses and other current
     liabilities.................................    (11,501)    7,081   (2,928)
    Income taxes receivable......................     (4,263)   (2,974)   1,708
    Advances from customers......................        748       426      --
    Commitments and contingencies................      3,653    (2,842)   9,095
                                                   ---------  --------  -------
NET CASH PROVIDED BY OPERATING ACTIVITIES........     31,344    35,452   43,368
                                                   ---------  --------  -------
Investing Activities
Payment for purchase of Young, net of cash
 acquired........................................    (67,685)      --       --
Additions to property, plant and equipment.......    (28,881)  (15,001)  (4,063)
Proceeds from locomotive lease fleet.............        --        --    10,071
Proceeds from sale of assets.....................        --      1,815    4,838
Payment for purchase of Jomar....................        --     (8,158)     --
Payment for purchase of Microphor, net of cash
 acquired........................................        --     (3,120)     --
Other, net.......................................     (5,758)    1,992    1,561
                                                   ---------  --------  -------
NET CASH (USED IN) PROVIDED BY INVESTING
 ACTIVITIES......................................   (102,324)  (22,472)  12,407
                                                   ---------  --------  -------
Financing Activities
Net borrowings (repayments) under credit
 agreements......................................     55,291     9,568  (16,970)
Decrease (increase) in restricted cash...........      5,194    (2,550)  (2,043)
Proceeds from exercise of stock options including
 tax-related benefit.............................        826     2,409      --
Increase in intangibles..........................     (1,568)   (2,093)  (1,228)
Repayment of long-term debt......................        --     (8,653)  (2,461)
Redemption of preferred stock....................        --        --    (1,056)
Change in payable to Morrison Knudsen............        --        --   (32,477)
                                                   ---------  --------  -------
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES......................................     59,743    (1,319) (56,235)
                                                   ---------  --------  -------
Net (decrease) increase in cash and cash
 equivalents.....................................    (11,237)   11,661     (460)
Cash and cash equivalents at beginning of year...     16,897     5,236    5,696
                                                   ---------  --------  -------
Cash and cash equivalents at end of year.........  $   5,660  $ 16,897  $ 5,236
                                                   =========  ========  =======

   The accompanying notes are an integral part of the consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                Year Ended December 31,
                               ---------------------------
                                 1998     1997      1996
                               --------  -------  --------
                                    (In thousands)
Supplemental Disclosures of
 Cash Flow Information:
  Interest paid............... $  4,752  $ 3,311  $  1,126
  Income taxes paid
   (refunded).................    7,963    7,811      (169)
  Young acquisition:
    Fair value of assets
     acquired.................   89,594      --        --
    Liabilities assumed.......  (10,188)     --        --
                               --------  -------  --------
      Cash paid...............   79,406      --        --
    Less cash acquired........   11,721      --        --
                               --------  -------  --------
      Net cash paid...........   67,685      --        --
                               --------  -------  --------
  Jomar acquisition:
    Fair value of assets
     acquired.................      --     9,351       --
    Liabilities assumed.......      --    (1,193)      --
                               --------  -------  --------
      Cash paid...............      --     8,158       --
                               --------  -------  --------
  Microphor acquisition:
    Fair value of assets
     acquired.................      --     4,935       --
    Liabilities assumed.......      --    (1,115)      --
                               --------  -------  --------
      Cash paid...............      --     3,820       --
    Less cash acquired........      --      (700)      --
                               --------  -------  --------
      Net cash paid...........      --     3,120       --
                               ========  =======  ========
Noncash Investing and
 Financing Activities:
  Deferred compensation....... $  4,536  $ 1,541  $     78
  Treasury stock..............   (4,536)     --        --
  Reduction of payable to
   Morrison Knudsen:
    Payable to Morrison
     Knudsen..................      --       --     18,816
    Additional paid-in
     capital..................      --       --    (14,902)
    Deferred income taxes.....      --       --     (3,914)
                               ========  =======  ========


   The accompanying notes are an integral part of the consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                        Accumulated
                                 Additional Retained       Other
                          Common  Paid-In   Earnings   Comprehensive   Deferred   Treasury
                          Stock   Capital   (Deficit)     Income     Compensation  Stock
                          ------ ---------- ---------  ------------- ------------ --------
                                                  (In thousands)
Balance December 31,
 1995...................   $176   $186,681  $(87,107)     $(5,105)      $ (118)   $   --
                           ----   --------  --------      -------       ------    -------
Net income..............    --         --     11,509          --           --         --
Capital contribution,
 reduction of payable to
 Morrison Knudsen, net
 of deferred taxes of
 $3,914.................    --      14,902       --           --           --         --
Accretion of preferred
 stock..................    --         --        (31)         --           --         --
Compensatory stock
 options granted........    --          78       --           --           (78)       --
Compensation expense....    --         --        --           --            73        --
                           ----   --------  --------      -------       ------    -------
Balance December 31,
 1996...................   $176   $201,661  $(75,629)     $(5,105)      $ (123)   $   --
                           ----   --------  --------      -------       ------    -------
Net income..............    --         --     20,276          --           --         --
Compensatory stock
 options granted........    --       1,541       --           --        (1,541)       --
Compensation expense....    --         --        --           --           883        --
Stock options exercised,
 including tax-related
 benefit of $215........      2      2,407       --           --           --         --
                           ----   --------  --------      -------       ------    -------
Balance December 31,
 1997...................   $178   $205,609  $(55,353)     $(5,105)      $ (781)   $   --
                           ----   --------  --------      -------       ------    -------
Net income..............    --         --     32,197          --           --         --
Compensation expense....    --         --        --           --           358        --
Treasury stock, at
 cost...................    --         --        --           --         4,536     (4,536)
Stock options exercised,
 including tax-related
 benefit of $149........      1        825       --           --           --         --
                           ----   --------  --------      -------       ------    -------
Balance December 31,
 1998...................   $179   $206,434  $(23,156)     $(5,105)      $4,113    $(4,536)
                           ====   ========  ========      =======       ======    =======


   The accompanying notes are an integral part of the consolidated financial statements.

                          MOTIVEPOWER INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Organization, Operations and Basis of Accounting

   The consolidated financial statements include the accounts of MotivePower Industries, Inc. and its subsidiaries (collectively, the "Company").

   The Company is a leader in the manufacturing of products for rail and other power-related industries. Through its subsidiaries, the Company manufactures and distributes engineered locomotive components and parts; provides locomotive fleet maintenance; overhauls and remanufactures locomotives and diesel engines; manufactures environmentally friendly switcher, commuter and mid-range DC and AC traction, diesel-electric and liquefied natural gas locomotives up to 4,000 horsepower; and manufactures components for power, marine and industrial markets. The Company's primary customers are freight and passenger railroads, including every Class I railroad in North America.

Subsidiaries (Wholly Owned):

   Locomotive Group: Boise Locomotive Company ("Boise Locomotive"), formed in 1972, performs locomotive remanufacturing, overhauling and manufacturing, and locomotive fleet maintenance as its principal business.

   MPI Noreste S.A. de C.V. ("MPI de Mexico"), a Mexican variable stock corporation formed in 1994, performs locomotive fleet maintenance and overhauls.

   MotivePower Foreign Sales Corporation ("MPFSC"), formed in 1997, is a Barbados corporation whose purpose is to take advantage of allowable U.S. tax benefits regarding export sales and expenses.

   Components Group: Motor Coils Manufacturing Company ("Motor Coils"), acquired in 1991, is a remanufacturer of locomotive traction motors, and a manufacturer of rotating electrical components and gearing.

   Power Parts Company ("Power Parts"), acquired in 1992, is a supplier of new and replacement engine and nonengine parts for locomotives, and inventory management services.

   Engine Systems Company, Inc. ("Engine Systems"), acquired in 1992, remanufactures turbochargers for locomotive, industrial and marine engines.

   Touchstone Company ("Touchstone"), acquired in 1994, manufactures, remanufactures and distributes locomotive radiators, oil coolers, brake adjusters and other industrial heat exchangers.

   Microphor Inc. ("Microphor"), acquired in 1997, is a manufacturer of self-contained sanitation and waste retention systems, primarily for the rail and marine industries.

   MotivePower Investments Limited ("MPIL"), formed in 1997, is a Delaware holding company which holds the investment in Touchstone, Motor Coils, Microphor and Young.

   Young Radiator Company ("Young"), acquired in 1998, manufactures radiators, air coolers, and heat exchange systems for rail and industrial power-related markets.

   January 1999 Acquisitions: G&G Locotronics ("G&G") designs and assembles high-voltage electrical cabinets and control stands for locomotives.

   Q-Tron Limited ("Q-Tron") designs and manufactures a complete line of locomotive electronic equipment, including event recorders, speed controls, excitation control computers, speedometers and related software products.

                          MOTIVEPOWER INDUSTRIES, INC.

   Affiliates: On December 18, 1998, MotivePower completed the sale of its 19% investment in Trenes de Buenos Aires S.A. ("TBA"), a company based in Buenos Aires, Argentina, which, under a concession contract, operates the Mitre and Sarmiento passenger railway lines in Buenos Aires.

   On July 6, 1995, the Company sold its interest in Morrison Knudsen of Australia, Ltd. ("MKA") to Morrison Knudsen, a former majority shareholder of the Company. In consideration, the Company received a nominal cash payment and MKA's redeemable preferred stock bearing a 9% cumulative dividend. The Company sold the preferred stock to Morrison Knudsen in December 1997 for a nominal cash payment.

   On October 25, 1996, the Company sold substantially all of the assets of the Company's Power Parts Sign Co. ("Sign") for $1.3 million plus the assumption of certain trade payables. In addition, on July 26, 1996, the Company sold substantially all of the assets of the Company's Alert Manufacturing and Supply Co. ("Alert") for $3.9 million plus the assumption of trade payables of $750,000. The Company recorded gains of $783,000 and $700,000 on the sale of the assets of Sign and Alert, respectively.

2. Significant Accounting Policies Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. Sales between the Company and its subsidiaries are billed at prices consistent with sales to third parties and are eliminated in consolidation. Investments in affiliates in which the Company's ownership is less than 20% are accounted for using the cost method.

 Revenue Recognition

   The Company recognizes revenues on locomotive remanufacturing and manufacturing contracts on the percentage of completion-units delivered method, and on component part sales when product is shipped to the customer. Contract revenues and cost estimates are reviewed and revised quarterly and adjustments are reflected in the accounting period when known. Provisions are made currently for estimated losses on uncompleted contracts. Unbilled accounts receivable represent shipments for which invoices have not been processed.

   Revenue recognized on the MPI de Mexico long-term maintenance contract is based upon a percentage of the expected gross margin. Under the terms of the maintenance contract, significant costs are incurred in the early years (locomotive overhauls and fleet normalization), while payments from the customers remain relatively constant throughout the life of the contract. By using a percentage of the expected gross margin to recognize revenue under the maintenance contract appropriate consideration is given to the risks associated with the contract. Costs and estimated earnings in excess of billings ("Underbillings") and billings in excess of costs and estimated earnings ("Overbillings") on the contract in progress are recorded on the balance sheet and are classified as current or non-current based upon the expected timing of their realization or liquidation.

   Remanufactured and overhauled locomotives are warranted for a period from one to three years, and component parts are warranted for a period from one to four years. Additionally, the Company provides an overhaul reserve on owned locomotives. Estimated costs for product warranty are recognized at the time the products are sold. Overhaul reserves are recorded on a straight-line basis over the period of time from acquisition of the locomotive to the estimated date of the related overhaul. Warranty and overhaul reserves are included in accrued expenses and other current liabilities in the consolidated balance sheet.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                          MOTIVEPOWER INDUSTRIES, INC.

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

 Cash Equivalents

   Cash equivalents consist of investments in highly liquid debt securities having an original maturity of three months or less. Such securities are considered to be held to maturity.

 Inventories

   Inventories are stated at the lower of cost or market. Locomotive inventories under long-term contracts consist of actual direct material, labor and manufacturing overhead and are allocated to individual units based on the estimated average production costs of units to be produced under a contract. Locomotive inventories under contract were $3.6 million and $8.7 million at December 31, 1998 and 1997, respectively. Component part inventories are valued at production cost using either the last-in first-out ("LIFO") method or the first-in, first-out ("FIFO") method.

 Market, Concentrations and Credit Risks

   Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable. The Company, by its policy, limits the amount of credit exposure to any one financial institution and places its investments with financial institutions that the Company believes are financially sound.

   The Company provides its products and services to the Class I railroads in North America, metropolitan transit and commuter rail authorities, Amtrak, original equipment manufacturers, short lines and other customers internationally. Collectively, the Company's top five customers accounted for 51%, 66% and 63% of net sales in the years ended December 1998, 1997 and 1996, respectively. Net sales to three customers exceeded 10% of total net sales for each of the years ended December 31, 1998, 1997 and 1996, respectively (Burlington Northern Santa Fe--18%, 19%, 19%; Union Pacific--10%, 13%, 16%; Transportacion Ferroviaria Mexicana ("TFM")--10%, 20%, 14%). The Company performs ongoing credit evaluations of its customers' accounts and historically has not incurred any significant credit-related losses.

   The Company's Boise Locomotive, Motor Coils and MPI de Mexico subsidiaries have union labor contracts expiring at various times through June 2002. The Company considers the renegotiation of these contracts under terms and conditions consistent with market conditions for similar U.S. based labor forces to be an important factor in the maintenance of operations.

 Foreign Exchange Forward Contracts

   Foreign exchange forward contracts are legal agreements between two parties to purchase and sell a foreign currency for a price specified at the contract date, with delivery and settlement in the future. The Company uses such contracts to hedge the risk of changes in foreign currency exchange rates associated with certain assets and obligations denominated primarily in the Mexican peso ("MXP"). Changes in the market value of the forward contracts are recognized in income when the effects of related changes in the price of the hedged item are recognized.

 Locomotive Lease Fleet

   Equipment on operating leases includes the Company's locomotive lease fleet. The locomotives are depreciated on a straight-line basis over their estimated useful lives of five to 15 years. Cost and accumulated

                          MOTIVEPOWER INDUSTRIES, INC.

depreciation at December 31, 1998 were $2.4 million and $1.3 million, respectively. Cost and accumulated depreciation at December 31, 1997 were $2.9 million and $1.4 million, respectively.

 Property, Plant and Equipment

   Buildings and improvements and machinery and equipment are recorded at cost and depreciated on the straight-line method over periods from three to 30 years. The cost and accumulated depreciation associated with property and equipment that is disposed of are removed from the accounts, and gains or losses from such disposals are included in income. Leasehold improvements are capitalized and amortized on the straight-line method over the terms of the related leases. Included in buildings and improvements is the Company's Mountaintop facility, which is an asset held for sale. The book value of this Locomotive Group asset was $1.9 million at December 31, 1998 and 1997. Expenditures for repairs and maintenance are charged to expense as incurred.

 Goodwill and Other Intangibles

   Significant components of goodwill and other intangibles are the following:

   Goodwill--Cost in excess of tangible assets of businesses acquired in purchase transactions is amortized on the straight-line method over 15 to 40 years from the date of acquisition. The unamortized cost of goodwill was $59.7 million at December 31, 1998 and $20.2 million at December 31, 1997.

   Covenants Not To Compete--These agreements are recorded at cost and amortized on the straight-line method over the terms of the agreements. Terms of the agreements range from three to 10 years. The unamortized cost was $3.3 million at December 31, 1998 and $4.2 million at December 31, 1997.

   Loan Origination Fees--These fees are associated with the origination of the Company's debt. The fees are recorded at cost and amortized on the straight-line method over the terms of the respective loan agreements. The unamortized cost was $575,000 at December 31, 1998 and $2.9 million at December 31, 1997.

   Accumulated amortization at December 31, 1998 and 1997 was $14.5 million and $12 million, respectively. The Company evaluates the realization of intangible assets on a quarterly basis and adjusts, if necessary, the carrying value or useful life accordingly.

 Foreign Currency Translation

   Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect on the balance sheet date while income and expenses are translated at the average rates of exchange prevailing during the year. Foreign currency gains and losses resulting from transactions, and the translation of financial statements are recorded in the Company's consolidated financial statements based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." The accumulated other comprehensive income included in the consolidated balance sheets consists of cumulative translation adjustments net of tax.

   MPI de Mexico has contracts that provide for escalation adjustments based upon, among other things, changes in the exchange rate. Such escalation adjustments are included in revenues when realized.

 Income Taxes

   The provision for income taxes includes Federal, state and local, and foreign income taxes currently payable and those deferred or prepaid because of temporary differences between the financial statement and tax bases of assets and liabilities. The carrying amounts of deferred tax assets and liabilities are determined based

                          MOTIVEPOWER INDUSTRIES, INC.

on differences between the financial statement amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse.

 Deferred Compensation Arrangements

   In May 1998, a consensus on Emerging Issues Task Force Issue No. 97-14, "Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested" ("EITF 97-14"), was issued. The Company has reflected the adoption of EITF 97-14 in the December 31, 1998 financial statements. The adoption of EITF 97-14 required the Company to record as treasury stock the historical value of the Company's stock maintained in its deferred compensation plans.

 Derivative Instruments and Hedging Activities

   In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activity", was issued. SFAS 133 is effective for financial statements for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not yet determined the effect of this standard on its financial statements.

 Reclassifications

   Certain reclassifications have been made to the 1997 and 1996 consolidated financial statements to conform to the current year presentation.

3. Inventories

   Inventories consist of the following:

                                                                  December 31,
                                                                 ---------------
                                                                  1998    1997
                                                                 ------- -------
                                                                 (In thousands)
   Cores........................................................ $11,854 $ 7,477
   Raw materials................................................  46,646  35,421
   Work in process..............................................  14,411  21,396
   Finished goods...............................................  20,082  17,154
                                                                 ------- -------
     Total inventories.......................................... $92,993 $81,448
                                                                 ======= =======

   Approximately $38.3 million and $30.7 million of total inventories at December 31, 1998 and 1997, respectively, were valued on the LIFO cost method, and the excess of current replacement cost of these inventories over the stated LIFO value was $1.9 million and $1.2 million at December 31, 1998 and December 31, 1997, respectively. Costs for other inventories have been determined principally by the FIFO method. The Company defines cores as inventory units designated for unit exchange programs.

                          MOTIVEPOWER INDUSTRIES, INC.

4. Accrued Expenses and Other Current Liabilities

   Accrued expenses and other current liabilities consist of the following:

                                                                  December 31,
                                                                 ---------------
                                                                  1998    1997
                                                                 ------- -------
                                                                 (In thousands)
   Accrued payroll and benefits................................. $10,906 $13,125
   Warranty and overhaul accruals...............................  10,328   8,622
   Reserve for future losses....................................     954   1,760
   Other accrued liabilities....................................   8,731  12,558
                                                                 ------- -------
     Total accrued expenses and other current liabilities....... $30,919 $36,065
                                                                 ======= =======

5. Underbillings--MPI De Mexico

   MPI de Mexico has a long-term contract to provide maintenance and other locomotive services. Details relative to cumulative costs incurred and revenues recognized are as follows:

                                                               December 31,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
                                                              (In thousands)
   Costs incurred........................................... $198,921  $148,433
   Estimated earnings.......................................   39,686    17,633
                                                             --------  --------
                                                              238,607   166,066
   Less billings to date.................................... (211,832) (133,768)
                                                             --------  --------
   Total underbillings...................................... $ 26,775  $ 32,298
                                                             ========  ========

6. Indebtedness

  Revolving Credit Borrowings

                                                                  December 31,
                                                                 --------------
                                                                  1998    1997
                                                                 ------- ------
                                                                 (In thousands)
   Variable rate $100,000 revolving 364-day credit facility,
    effective interest rate 6.95% as of December 31, 1998....... $10,000 $  --
   Domestic revolver under Second Amended and Restated Credit
    Agreement, effective interest rate 6.47% as of December 31,
    1997........................................................     --   5,000
                                                                 ------- ------
   Total revolving credit borrowings............................ $10,000 $5,000
                                                                 ======= ======

                          MOTIVEPOWER INDUSTRIES, INC.

Long-Term Debt

                                                               December 31,
                                                              ----------------
                                                               1998     1997
                                                              -------  -------
                                                              (In thousands)
   Variable rate $100,000 revolving credit facility, expires
    2002, effective interest rate 6.19% as of December 31,
    1998..................................................... $88,500  $   --
   5.5% Industrial revenue bonds due 2008....................   7,298      --
   MPI de Mexico credit facility, due 2000, effective
    interest rate 8.8% as of December 31, 1997...............     --    27,508
   Domestic term loan under Second Amended and Restated
    Credit Agreement, effective interest rate 6.47% as of
    December 31, 1997........................................     --    17,999
                                                              -------  -------
                                                               95,798   45,507
   Less current portion of long-term debt....................    (549) (10,725)
                                                              -------  -------
   Total long-term debt...................................... $95,249  $34,782
                                                              =======  =======

Scheduled Maturities of Long-Term Debt

                                                          Year of Maturity
                                                     ---------------------------
                                                     1999 2000 2001  2002   2003
                                                     ---- ---- ---- ------- ----
                                                           (In thousands)
   Long-term debt................................... $549 $580 $613 $89,147 $683
                                                     ==== ==== ==== ======= ====

   In August 1995, the Company and its subsidiaries entered into a $75 million loan agreement with BankAmerica Business Credit ("BABC"). In 1996, the Company repaid amounts owed certain participating lenders who were no longer lenders under the loan agreement, as modified, and paid early termination fees to those lenders. The early termination fees and the unamortized portion of previously incurred deferred debt issuance costs were expensed as an extraordinary item of $1.1 million, net of tax.

   In February 1997, the Company and a syndicate of lenders led by Bank of America NT and SA entered into a Second Amended and Restated Credit Agreement to replace the Company's loan agreement with BABC. In May 1997, the Company entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement. The amendment increased the limit on the issuance of performance bonds from $10 million to $30 million, increased the limit on the issuance of letters of credit in support of performance bonds from $2.5 million to $10 million and increased the limit on the aggregate amount of letters of credit from $15 million to $20 million.

   In January 1998, the Company closed two new revolving credit facilities ("the facilities") with ABN AMRO Bank, N.V. and Mellon Bank N.A. totaling $200 million. ABN AMRO and Mellon Bank subsequently sold participations in these facilities to a syndicate of 10 additional banks. The facilities consist of a $100 million five-year revolving loan and a 364-day $100 million revolving loan which the Company may renew annually with the approval of the lenders. Under the new facilities, the Company may issue up to $35 million in letters of credit. The Company has issued $5.7 million in letters of credit as of December 31, 1998. In connection with the establishment of the two new revolving credit facilities, the Company incurred a one-time, non-cash charge of approximately $472,000, net of tax in the first quarter of 1998 to write off the unamortized portion of previously incurred deferred debt issuance costs under the Company's Second Amended and Restated Credit Agreement.

                          MOTIVEPOWER INDUSTRIES, INC.

   The facilities provide for revolving borrowings at a variable margin over the London Interbank Offered Rate ("LIBOR"), or at Prime Rate, at the Company's option. The margin over LIBOR at which the Company may borrow is adjusted each fiscal quarter based on the ratio obtained when the Company's debt at the end of the quarter is divided by the Company's cash flow over the past four quarters, as measured by earnings before interest and tax, plus depreciation and amortization ("EBITDA"). The Company's maximum borrowings under the facilities are limited to the lesser of $200 million or 3.5 times trailing 12-month EBITDA. At December 31, 1998, the Company's gross availability under its revolving credit facilities was $200 million. After deducting outstanding debt and other reserves, the Company calculates its net available borrowing capacity on December 31, 1998 to be $88.5 million.

   The Company had a U.S. dollar-denominated credit facility with a Mexican bank, Bancomer S.A., to support its operations in Mexico. The facility was a $30 million, five-year term loan with support from the Export-Import Bank of the United States. The facility required certain cash balances to be held in trust. Amounts held in trust at the balance sheet date are classified as restricted cash and have been included in other non-current assets in the accompanying consolidated balance sheets at December 31, 1998 and 1997. In December 1998, the Company repaid amounts owed on the term loan. The early termination fees and the unamortized portion of previously incurred deferred debt issuance costs were expensed as an extraordinary item of $1,558,000, net of tax in the 1998 fourth quarter.

7. Redeemable Preferred Stock

   In September 1995, the Company deposited 10,000 shares of Preferred Stock into a joint settlement account in connection with the settlement of certain class action suits. On December 6, 1996, the Company exercised its option to redeem all of the outstanding shares of Preferred Stock at a price of $1.1 million including accrued dividends.

8. Stock Option Plans

   The Company has established two stock option plans, which are described below. The Company applies Accounting Principles Board Opinion Number 25 and related Interpretations in accounting for its plans.

   The compensation cost that has been charged against income was $495,000, $2.7 million and $775,000 for 1998, 1997 and 1996, respectively. Had compensation cost for the Company's plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123 "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                            December 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                        (In thousands except
                                                      earnings per share data)
   Net income ...................................... $ 32,197 $ 20,276 $ 11,509
   As reported Pro forma............................ $ 30,926 $ 19,444 $ 11,104
                                                     -------- -------- --------
   Earnings per diluted share....................... $   1.15 $    .74 $    .44
   As reported Pro forma............................ $   1.11 $    .71 $    .42
                                                     ======== ======== ========

   The following weighted-average assumptions were used to estimate the fair value of each option grant on the grant date using the Black-Scholes option-pricing model in 1998, 1997 and 1996, respectively: dividend yield of zero percent for all years; expected volatility of 63%, 65% and 72%; risk free interest rates of 5.3%, 6.26% and 6.5%; and expected lives of six years, 10 years and 10 years.

                          MOTIVEPOWER INDUSTRIES, INC.

   In the MotivePower Industries, Inc. Stock Incentive Plan (the "Incentive Plan"), a maximum of 3.75 million shares may be issued upon the exercise of stock options granted or through limited stock appreciation rights. Officers and other key employees of the Company or its subsidiaries are eligible to receive awards. The exercise price, term and other conditions applicable to each award are determined by the Compensation Committee of the Board of Directors at the time of the grant of each award and may vary with each award granted. Awards are generally made at not less than current market prices at date of grant, and have been granted to executives and directors under the Incentive Plan in the form of stock options. Options granted generally vest either over a five-year period, 20% on each anniversary date following the grant, or a four-year period, 25% on each anniversary date following the grant. All unexercised options expire 10 years from the date of grant, subject to acceleration in certain cases.

   Restricted stock awards for a total of 187,500 shares of the Company's Common Stock have been granted to certain key management employees. The weighted average grant date fair value of restricted stock was $3.57 per share. Sale restrictions on the restricted stock lapse between January 1, 1997 and January 1, 2007. The Company recorded expense of $156,000, $193,000 and $155,000 for 1998, 1997 and 1996, respectively, related to the restricted stock.

   In the MotivePower Industries, Inc. Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), a maximum of 225,000 shares may be granted. Under the Non-Employee Directors Plan, each non-employee director was entitled to receive options to purchase shares of the Company's common stock upon their election to the Board at an exercise price equal to 50% of the market price of the common stock based on the date awarded. In 1998, the Board resolved that it would cease the practice of discounting the initial options by 50%. In addition to the initial grant date, each director is awarded an annual stock option award on January 2, at an exercise price equal to the fair market value of such common stock as of the date of the grant. All options granted vest over a three-year period, one-third on each anniversary date.

   A summary of the status of the Company's two stock option plans as of December 31, 1998, 1997 and 1996, and the changes during the years ending on those dates, is presented below:

                                 1998                1997                1996
                          ------------------- ------------------- --------------------
                                     Weighted            Weighted             Weighted
                                     Average             Average              Average
                                     Exercise            Exercise             Exercise
                           Shares     Price    Shares     Price     Shares     Price
                          ---------  -------- ---------  -------- ----------  --------
Outstanding at beginning
 of year................  2,978,925   $ 5.29  2,610,750   $ 4.72   1,906,500   $3.51
Granted.................    421,800    16.41    822,000     8.58   1,892,250    3.31
Exercised...............   (163,838)    5.49   (316,950)    6.62         --      --
Surrendered/Canceled....   (127,500)    9.97   (136,875)    5.71  (1,188,000)   7.06
                          ---------   ------  ---------   ------  ----------   -----
Outstanding at end of
 year...................  3,109,387     6.65  2,978,925     5.29   2,610,750    4.72
                          =========   ======  =========   ======  ==========   =====
Options exercisable at
 year end...............  1,467,707      --   1,160,738      --      686,094     --
Weighted average fair
 value of options
 granted during the
 year...................              $12.64              $ 6.79               $2.65

                          MOTIVEPOWER INDUSTRIES, INC.

   The following table summarizes information about stock options outstanding at December 31, 1998:

                                Options Outstanding         Options Exercisable
                         --------------------------------- ---------------------
                                       Weighted
                                        Average   Weighted              Weighted
                                       Remaining  Average               Average
     Range of               Number    Contractual Exercise    Number    Exercise
     Exercise Price      Outstanding     Life      Price   Exercisable   Price
     --------------      ------------ ----------- -------- ------------ --------
     $ 3.17 to $10.67..     357,000       5.5      $ 9.57     357,000    $ 9.57
     $ 2.54 to $ 7.15..     560,625       6.7        6.45     540,000      6.49
     $ 1.89 to $ 5.17..   1,159,463       7.3        3.65     433,088      3.61
     $ 5.29 to $16.77..     641,250       8.1        8.66     137,619      8.73
     $14.98 to $19.55..     391,050       9.2       16.53         --        --
                          ---------       ---      ------   ---------    ------
                          3,109,388                         1,467,707
                          =========                         =========

9. Taxes on Income

   The Company and its domestic subsidiaries file a consolidated Federal income tax return and certain combined or separate state income tax returns. MPI de Mexico and certain other subsidiaries file an income tax return in Mexico.

   The components of income tax (expense) benefit are as follows:

                                                      1998      1997     1996
                                                    --------  --------  -------
                                                         (In thousands)
   U.S. Federal:
     Current....................................... $ (3,242) $ (3,862) $(1,687)
     Deferred......................................   (7,275)   (1,166)  (4,235)
                                                    --------  --------  -------
                                                     (10,517)   (5,028)  (5,922)
                                                    --------  --------  -------
   State and local:
     Current.......................................     (532)   (1,365)    (625)
     Deferred......................................      105      (384)     345
                                                    --------  --------  -------
                                                        (427)   (1,749)    (280)
                                                    --------  --------  -------
   Foreign:
     Current.......................................     (562)      --       --
     Deferred......................................   (3,048)   (4,936)  (1,512)
                                                    --------  --------  -------
   Income tax expense.............................. $(14,554) $(11,713) $(7,714)
                                                    ========  ========  =======

   Income before income taxes and extraordinary item for the Company's foreign and domestic operations were as follows:

                                                          1998    1997    1996
                                                         ------- ------- -------
                                                             (In thousands)
   Domestic............................................. $31,284 $21,084 $14,116
   Foreign..............................................  17,497  10,905   6,171
                                                         ------- ------- -------
     Total.............................................. $48,781 $31,989 $20,287
                                                         ======= ======= =======

                          MOTIVEPOWER INDUSTRIES, INC.

   The provision for income taxes differs from tax calculated by applying the U.S. Federal statutory income tax rate to income before income taxes due to the following:

                                                             1998  1997  1996
                                                             ----  ----  ----
   U.S. Federal statutory tax rate.......................... 35.0% 35.0% 35.0%
   State income tax effect, net of Federal benefit..........  0.6   3.6   4.2
   Differences between U.S. Federal statutory and foreign
    tax rates............................................... (5.9)  5.7    --
   Valuation allowance......................................   --  (6.4) (8.7)
   Other, net...............................................  0.1  (1.3)  7.5
                                                             ----  ----  ----
     Total.................................................. 29.8% 36.6% 38.0%
                                                             ====  ====  ====

   Deferred income taxes result from temporary differences in the financial bases and tax bases of assets and liabilities. The types of differences that give rise to significant portions of deferred income tax assets and liabilities at December 31, 1998 and 1997 are as follows:

                                                                1998     1997
                                                               -------  -------
                                                               (In thousands)
   Deferred tax assets:
    Accrued expenses and reserves............................. $ 9,690  $11,078
    Inventory reserves, capitalized costs.....................      53    1,046
    Plant and equipment, intangibles..........................   3,318    3,912
    Employee benefit/compensation accruals....................   2,427    2,952
    Allowance for doubtful accounts...........................     157      164
    Net operating loss carryforwards..........................  15,258   22,395
    Other.....................................................     137      --
                                                               -------  -------
   Deferred tax assets........................................  31,040   41,547
    Valuation allowance....................................... (17,204) (17,204)
                                                               -------  -------
    Net deferred tax asset....................................  13,836   24,343
   Deferred tax liabilities:
    Underbillings.............................................  (6,802)  (7,978)
    Prepaid insurance.........................................    (828)  (1,045)
                                                               -------  -------
     Total deferred tax liabilities...........................  (7,630)  (9,023)
                                                               -------  -------
   Deferred income taxes, net................................. $ 6,206  $15,320
                                                               =======  =======

   The Company's effective tax rate for the year was reduced to 29.8%, primarily due to the Company changing the legal structure of its Mexican operations.

   A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has established a valuation allowance for certain net operating loss carryforwards and for losses anticipated to produce no tax benefit. Although realization of the net deferred tax asset is not assured, management believes that it is more likely than not that the net deferred tax asset will be realized.

                          MOTIVEPOWER INDUSTRIES, INC.

   The Company's net operating loss carryforward for the year ended December 31, 1998 is $39.5 million. The net operating losses expire in various amounts, as follows:

                                                          U.S.   Mexico   Total
                                                         ------- ------- -------
                                                             (In thousands)
   2004................................................. $   --  $ 9,807 $ 9,807
   2005.................................................     --    4,515   4,515
   2010.................................................  25,222     --   25,222
                                                         ------- ------- -------
     Total.............................................. $25,222 $14,322 $39,544
                                                         ======= ======= =======

10. Benefit Plans Retirement

   In May 1994, the Company established a defined contribution, 401(k) savings plan. In January 1996, the Company suspended Company contributions to the 401(k) savings plan. On July 1, 1997 the Company reinstated those contributions equal to 2% of an eligible employee's gross wages in the form of Company stock. In addition, beginning January 1, 1998 the Company matches 50% of an eligible employee's contributions into the 401(k) savings plan to a maximum total of 3% per an eligible employee's gross wages. The Company match is in the form of Company stock. The Company's contributions were $1.3 million, $357,000 and $71,000 for 1998, 1997 and 1996, respectively.

   The Company participates in multiemployer pension, and health and welfare plans. The plans are defined contribution plans and provide benefits for craft employees covered under collective bargaining agreements at Boise Locomotive and Motor Coils. Costs under the plans amounted to $3.8 million, $3.1 million and $2.1 million for 1998, 1997 and 1996, respectively. The Company adopted two long-term incentive plans for selected employees in 1994. The plans provide deferred compensation based upon total shareholder return or return on total capital. No compensation expense was recognized in connection with these plans in 1998, 1997 or 1996.

 Young Retirement Benefits

   In connection with the acquisition of Young, the Company assumed liability for Young's defined benefit pension plan (the "Young Plan"), covering substantially all of the employees of Young. The benefits under the Young Plan are based on years of service. The Company intends to suspend future benefits accruing under the Young Plan as of April 1, 1999, and to terminate the Young Plan in accordance with the provisions of the Internal Revenue Code as of June 1, 1999. This treatment of the Young Plan was contemplated when accounting for the acquisition of Young under Accounting Principles Board Opinion No. 16, "Business Combinations."

   The Company recognized net periodic pension (income) cost for 1998 as follows:

                                                                       1998
                                                                       ----
                                                                  (In thousands)
   Service cost for 1998.........................................     $  47
   Interest cost on projected benefit obligation.................       128
   Expected return on Young Plan assets..........................      (251)
                                                                      -----
     Net periodic pension income.................................     $ (76)
                                                                      =====

                          MOTIVEPOWER INDUSTRIES, INC.

   The following table sets forth the Young Plan's funded status and amounts recognized at November 18, 1998 (date of acquisition), which approximates the funded status at December 31, 1998, based upon actuarial data and the market value of Young Plan assets (primarily fixed income mutual funds):

                                 1998
                                 ----
                            (In thousands)
   Projected benefit
    obligation for service
    rendered to date.......    $(22,769)
   Plan assets at fair
    value..................      25,393
                               --------
   Young Plan assets in
    excess of projected
    benefit obligation.....    $  2,624
                               ========

   The actuarial assumptions used to determine net periodic pension income and the projected benefit obligation at December 31, 1998 were:

                                                                           1998
                                                                           ----
   Discount rate.......................................................... 4.75%
   Expected long-term rate of return...................................... 8.50%

   The discount rate reflects the rate expected to be received in connection with annuities to be purchased at the termination of the Young Plan.

Postretirement Healthcare Benefits for Former Employees

   Effective December 31, 1998, the Company transferred its current and future liabilities associated with its employee postretirement health care plan to Morrison Knudsen for cash consideration of $1.5 million. The resulting settlement gain was immaterial to the 1998 statement of income. At December 31, 1997 the Company had a postretirement healthcare obligation of $1.4 million.

11. Related Party Transactions

   The Company leases certain facilities from entities controlled by former directors and officers of the Company. Lease payments, including utilities, to these entities totaled $836,000, $999,000 and $1.1 million for the years ended December 31, 1998, 1997 and 1996, respectively.

   The Company incurred $505,000, $829,000 and $1.9 million of legal fees and expenses from a firm in which a former officer of the Company is a shareholder, for the years ended December 31, 1998, 1997 and 1996, respectively.

   In September 1996, the Company repurchased for $34.6 million all of the debt of the Company owed to Morrison Knudsen. The amount of the debt outstanding as of the date of repurchase, including accrued interest, was $56.6 million. The effect of this transaction was an increase to additional paid-in capital of $14.9 million, a decrease in the net deferred tax asset of $3.9 million and a reduction in amounts due to Morrison Knudsen of $56.6 million.

12. Commitments and Contingencies

   The Company has commitments and performance guarantees arising from locomotive remanufacturing contracts and maintenance agreements, and warranties from the sale of new locomotives, remanufactured locomotives and locomotive components.

                          MOTIVEPOWER INDUSTRIES, INC.

 Environmental

   The Company is subject to Federal, state, local and foreign environmental laws and regulations concerning the discharge, storage, handling and disposal of hazardous or toxic substances and petroleum products. Examples of regulated activities are the disposal of lubricating oil, the discharge of water used to clean parts and to cool machines, the maintenance of underground storage tanks and the release of particulate emissions produced by Company operations. The Company has a Chief Compliance Officer who audits the Company policies and reports directly to the Audit Committee of the Board of Directors.

 Boise, Idaho

   The Company is subject to a RCRA Part B Closure Permit ("the Permit") issued by the Environmental Protection Agency and the Idaho Department of Health and Welfare, Division of Environmental Quality relating to the monitoring and treatment of groundwater contamination on, and adjacent to, the Company's Boise Locomotive facility. In compliance with the Permit, the Company has drilled wells onsite to retrieve and treat contaminated groundwater, and onsite and offsite to monitor the amount of hazardous constituents. The Company has estimated the expected aggregate undiscounted costs to be incurred over the next 23 years, adjusted for inflation at 3% per annum, to be $4 million, based on the Permit's Corrective Action Plan, and $3.7 million for contingent additional Permit compliance requirements related to offsite groundwater contamination. The discounted liability at December 31, 1998, using a discount rate of 5.25%, was $2.2 million based on the Permit's Corrective Action Plan, and $2 million for contingent additional Permit compliance requirements related to offsite groundwater contamination. The estimated outlays for each of the five succeeding years from 1999 to 2003 are: $245,000, $290,000, $260,000,
$268,000 and $276,000. The Company was in compliance with the Permit at December 31, 1998.

 Mexico

   Through its MPI de Mexico subsidiary, the Company has operational responsibility for facilities in Acambaro and San Luis Potosi, Mexico, pursuant to a contract with TFM. Under the contract, MPI de Mexico is responsible for performing certain work related to environmental protection at the facilities, such as waste water treatment, storm water control, tank repair, and spill prevention and control. The costs of this work are either to be directly reimbursed to MPI de Mexico by TFM or recoverable through fees payable under the contract, which has been structured to account for such cost. No assurance can be given, however, that TFM will not dispute any submissions for reimbursement or that the fee structure under the contract will, in fact, cover MPI de Mexico's costs.

 Mountaintop, Pennsylvania

   The Comprehensive Environmental Response, Compensation and Liability Act (also known as "CERCLA" or "Superfund") is a federal law regarding abandoned hazardous waste sites which imposes joint and several liability, without regard to fault or the legality of the original act, on certain classes of persons, including those who contribute to the release of a "hazardous substance" into the environment. Foster Wheeler Energy Corporation ("FWEC") is named as a potentially responsible party with respect to the Company's Mountaintop, Pennsylvania plant, which has been listed by the EPA in its database of potential hazardous waste sites. FWEC, the seller of the Mountaintop property to the Company's predecessor in 1989, agreed to indemnify the Company's predecessor against any liabilities associated with this Superfund site. Management believes that this indemnification arrangement is enforceable for the benefit of the Company and, although such obligation is unsecured and therefore structurally subordinate to secured indebtedness of FWEC, that FWEC has the financial resources to honor its obligations under this indemnification arrangement. This indemnification does not alter the Company's potential liability to third parties (other than FWEC) or governmental agencies under CERCLA but creates contractual obligations on the part of FWEC for such liabilities.

                          MOTIVEPOWER INDUSTRIES, INC.

 Mattoon, Illinois

   Young had received a notice from the current owners of a plant previously owned and operated by Young indicating that Young is the responsible party for contamination at the plant site. The current owner seeks to recover the estimated costs of cleaning up the alleged contamination. To resolve this matter, the Company has entered into a formal agreement with the current owners to assume full responsibility for environmental restoration of this property. Although management has not fully completed its investigation of this matter, it believes this matter could ultimately have an unfavorable impact on the Company's financial position. The Company has accrued $1 million for this matter as management's best estimate of the ultimate financial restoration costs. This accrual was based on management's expectation that the property will be included in the state of Illinois Site Remediation Program as a commercial/industrial property. While the estimated accrued costs are considered adequate by management, actual results could differ materially from this estimate.

 Leases

   The Company leases office and manufacturing facilities under operating leases with terms ranging from one to 14 years, excluding renewal options.

   The Company has also financed its locomotive lease fleet with operating leases arising from sale and leaseback transactions. The Company has sold remanufactured locomotives to various financial institutions and leased them back under operating leases with terms from five to 20 years.

   Total net rental expense (income) charged (or credited) to operations in 1998, 1997 and 1996 was $2.4 million, $2.8 million and $(799,000), respectively. Certain of the Company's equipment rental obligations under operating leases pertain to locomotives, which are subleased to customers under both short-term and long-term agreements. The above amounts are shown net of sublease rentals of $7.6 million, $7.2 million and $8.7 million for the years 1998, 1997 and 1996, respectively. Future minimum rental payments under operating leases with remaining noncancelable terms in excess of one year are as follows:

                                                Real            Sublease
   Year                                        Estate Equipment Rentals    Total
   ----                                        ------ --------- --------  -------
                                                        (in thousands)
   1999....................................... $1,703  $ 6,862  $(2,901)  $ 5,664
   2000.......................................  1,636    5,756   (2,901)    4,491
   2001.......................................  1,561    4,849   (2,599)    3,811
   2002.......................................  1,570    4,807   (2,190)    4,187
   2003.......................................  1,452    4,791   (2,190)    4,053
   2004 and after.............................  3,704   26,522   (9,399)   20,827

 Legal Proceedings

   The Company is engaged in a commercial dispute with a former supplier, Samyoung Machinery Industrial Co. and Samyoung (America), Inc. (collectively, "Samyoung"). The Company filed suit on April 16, 1996 alleging delivery of defective product and seeking damages in excess of $1 million. Samyoung denies that the product was defective and countersued to recover $300,000 under the contract, and $10 million for trade libel and interference with prospective economic relationships as a result of the Company allegedly making false disparaging statements concerning the diesel engine cylinder liners to potential Samyoung customers. The Company believes that Samyoung's claims are without merit, and, to date, no evidence supporting Samyoung's counterclaims has come to light through the discovery being conducted by the parties. The Company intends to vigorously prosecute its own claims and defend against Samyoung's counterclaims. The Company has tendered the counterclaims to its liability insurers, which have been provided a partial defense subject to a reservation of rights.

                          MOTIVEPOWER INDUSTRIES, INC.

   The Company is involved in legal proceedings incident to the normal conduct of its business, including contract claims and employee matters. Although the outcome of any pending legal proceeding cannot be predicted with certainty, management believes that such legal proceedings are adequately provided for in the consolidated financial statements and that the proceedings, individually and in the aggregate, will not have a material adverse effect on the consolidated operations or financial condition of the Company.

13. Segment Information

   The Company has two reportable segments: Locomotive and Components. The reportable segments are comprised of strategic business units which offer different products and services. The Locomotive Group provides fleet maintenance, overhauling and remanufacturing, and manufacturing of environmentally friendly switcher, commuter and mid-range, DC and AC traction, diesel-electric and liquefied natural gas locomotives up to 4,000 horsepower. The Components Group manufactures and distributes primarily aftermarket, or replacement, new and remanufactured components and parts for freight and passenger railroads, including every Class I railroad in North America, metropolitan transit and commuter rail authorities, original equipment manufacturers, industrial power-related markets and other customers internationally.

   The Company evaluates segment performance based primarily on operating income, excluding unusual items. The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices. The accounting policies of the segments are the same as those described in the summary of significant policies.

   Following is condensed segment financial information for the years ending December 31.

                                                              1998
                                                 ------------------------------
                                                 Locomotive Components  Total
                                                 ---------- ---------- --------
                                                         (In thousands)
Gross sales.....................................  $186,859   $213,763  $400,622
Intercompany sales..............................     9,065     26,339    35,404
Interest expense................................     2,643        188     2,831
Depreciation and amortization...................     3,885      7,056    10,941
Operating income................................    28,362     22,912    51,274
Segment assets..................................   134,369    229,726   364,095
Capital expenditures............................     9,045     19,498    28,543
                                                  ========   ========  ========

                                                              1997
                                                 ------------------------------
                                                 Locomotive Components  Total
                                                 ---------- ---------- --------
                                                         (In thousands)
Gross sales.....................................  $153,572   $179,338  $332,910
Intercompany sales..............................     8,602     18,378    26,980
Interest expense................................     3,298         37     3,335
Depreciation and amortization...................     3,117      6,259     9,376
Operating income................................    23,530     25,258    48,788
Segment assets..................................   131,925    131,892   263,817
Capital expenditures............................     7,107      7,828    14,935
                                                  ========   ========  ========

                          MOTIVEPOWER INDUSTRIES, INC.

                                                              1996
                                                 ------------------------------
                                                 Locomotive Components  Total
                                                 ---------- ---------- --------
                                                         (In thousands)
Gross sales.....................................  $156,320   $162,544  $318,864
Intercompany sales..............................     9,562     17,895    27,457
Interest expense................................     1,779        141     1,920
Depreciation and amortization...................     3,141      6,449     9,590
Operating income................................    16,728     17,812    34,540
Segment assets..................................    95,882    116,145   212,027
Capital expenditures............................     2,748      1,425     4,173

   The following reconciles segment information presented above to the consolidated financial statements for the years ending December 31.

                                                    1998      1997      1996
                                                  --------  --------  --------
                                                        (In thousands)
Net sales:
 Gross sales from segments....................... $400,622  $332,910  $318,864
 Intercompany sales elimination..................  (35,404)  (26,980)  (27,457)
                                                  --------  --------  --------
 Net sales....................................... $365,218  $305,930  $291,407
                                                  ========  ========  ========
Income before income taxes and extraordinary
 item:
 Operating income from segments.................. $ 51,274  $ 48,788  $ 34,540
 Unallocated corporate expenses and elimination
  of intercompany profit.........................   (8,911)  (14,170)  (10,308)
 Allocated corporate expenses....................   (2,000)      --        --
 Investment income...............................    1,781       761     1,981
 Interest expense................................   (5,894)   (5,163)   (9,143)
 Other income--Argentina.........................   10,362     2,003     1,565
 Gain on sale of assets..........................      --        --      1,483
 Foreign exchange gain (loss)....................    2,169      (230)      169
                                                  --------  --------  --------
 Income before income taxes and extraordinary
  item........................................... $ 48,781  $ 31,989  $ 20,287
                                                  ========  ========  ========
Assets:
 Assets from segments............................ $364,095  $263,817  $212,027
 Corporate assets................................    7,103    19,285    22,017
                                                  --------  --------  --------
  Total assets................................... $371,198  $283,102  $234,044
                                                  ========  ========  ========

                                                              1998
                                                 -------------------------------
                                                                    Consolidated
                                                 Segments Corporate    Totals
                                                 -------- --------- ------------
                                                         (In thousands)
Other significant items:
 Interest expense............................... $ 2,831   $3,063     $ 5,894
 Depreciation and amortization..................  10,941      466      11,407
 Capital expenditures...........................  28,543      338      28,881

                          MOTIVEPOWER INDUSTIRES, INC.

                                                              1997
                                                 -------------------------------
                                                                    Consolidated
                                                 Segments Corporate    Totals
                                                 -------- --------- ------------
                                                         (In thousands)
Other significant items:
 Interest expense............................... $ 3,335   $1,828     $ 5,163
 Depreciation and amortization..................   9,376      591       9,967
 Capital expenditures...........................  14,935       66      15,001

                                                              1996
                                                 -------------------------------
                                                                    Consolidated
                                                 Segments Corporate    Totals
                                                 -------- --------- ------------
                                                         (In thousands)
Other significant items:
 Interest expense...............................  $1,920   $7,223     $ 9,143
 Depreciation and amortization..................   9,590      767      10,357
 Capital expenditures...........................   4,173     (110)      4,063

Geographic Information

                              1998               1997               1996
                       ------------------ ------------------ ------------------
                                  Long-              Long-              Long-
                                  Lived              Lived              Lived
                       Net Sales  Assets  Net Sales  Assets  Net Sales  Assets
                       --------- -------- --------- -------- --------- --------
                                            (In thousands)
United States......... $245,787  $145,296 $195,173  $ 81,258 $225,908  $ 80,264
Mexico................   85,579    53,779   80,773    56,554   50,877    36,611
Other.................   33,852       --    29,984       --    14,622       --
                       --------  -------- --------  -------- --------  --------
  Total............... $365,218  $199,075 $305,930  $137,812 $291,407  $116,875
                       ========  ======== ========  ======== ========  ========

14. Financial Instruments

   The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

   The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

   Cash and cash equivalents, trade receivables, certain other current assets, current portion of long-term debt, and certain other current liabilities The carrying amounts approximate fair value because of the short maturity of these instruments.

   Long-term debt The carrying amount of the Company's bank borrowings under its revolving credit agreement approximate fair value because the interest rates are based on floating rates identified by reference to market rates.

   Foreign currency contracts At December 31, 1998 and 1997 the Company had 30 million MXP and 20 million MXP of notional value foreign currency forward contracts. Notional amounts do not quantify risk or

                          MOTIVEPOWER INDUSTIRES, INC.

represent assets or liabilities of the Company, but are used in the calculation of cash settlements under the contracts. The estimated fair value of the foreign currency forward contracts in excess of the contract value was $240,000 in 1998 and $8,000 in 1997.

15. Acquisitions

   On November 18, 1998, the Company acquired 100% of the common stock of Young, a manufacturer of radiators, air coolers and heat exchange systems for rail and industrial power-related markets, through MPIL, a subsidiary of the Company, for $67.7 million, net of cash and marketable securities acquired. The acquisition has been accounted for by the purchase method of accounting, and accordingly, the results of operations of Young have been included in the Company's consolidated financial statements from the date of acquisition. The $41 million excess of the purchase price over the fair value of the net identifiable assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

   Pro-forma results assuming Young was included in the Company's Statements of Income for the 12 months ended December 31, 1998 and 1997, respectively are included below by significant line items:

                                                              December 31,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
                                                               (Unaudited)
                                                          (In thousands except
                                                             per share data)
   Net sales............................................. $  409,006 $  354,099
   Income before income taxes and extraordinary items....     37,919     32,368
   Net income............................................     32,884     20,518
   Earnings per share--assuming dilution................. $     1.18 $      .75
                                                          ========== ==========

16. Earnings Per Share

   The following table reflects the earnings per share calculations for the years ended December 31, 1998, 1997 and 1996. Antidilutive securities for the years ended December 31, 1998, 1997 and 1996 were 123,000, 75,000 and 2,448,000 shares, respectively.

                                                        Year Ended December 31,
                                                        -----------------------
                                                         1998    1997    1996
                                                        ------- ------- -------
                                                         (In thousands, except
                                                            per share data)
Earnings per common share--basic:
 Net income............................................ $32,197 $20,276 $11,509
 Weighted average common shares outstanding............  26,733  26,504  26,345
 Contingently issuable shares..........................      38      38      --
                                                        ------- ------- -------
Adjusted weighted average common shares outstanding....  26,771  26,541  26,345
                                                        ======= ======= =======
Earnings per common share--basic....................... $  1.20 $  0.76 $  0.44
                                                        ======= ======= =======
Earnings per common share--assuming dilution:
 Net income............................................ $32,197 $20,276 $11,509
 Adjusted weighted average common shares outstanding...  26,771  26,541  26,345
 Effect of dilutive securities Stock options and
  restricted stock.....................................   1,158     773       5
                                                        ------- ------- -------
 Adjusted weighted average common shares outstanding...  27,929  27,314  26,349
                                                        ======= ======= =======
Earnings per common share--assuming dilution........... $  1.15 $  0.74 $  0.44
                                                        ======= ======= =======

                          MOTIVEPOWER INDUSTIRES, INC.

17. Quarterly Financial Information (unaudited)

   The following information summarizes the Company's quarterly financial results.

                                                      Quarter
                                     -----------------------------------------
1998                                  First  Second   Third   Fourth   Total
----                                 ------- ------- ------- -------- --------
                                      (In thousands, except per share data)
Net sales........................... $82,853 $88,461 $87,406 $106,498 $365,218
Gross profit........................  21,356  21,336  19,082   19,548   81,322
Income before extraordinary item....   7,120   7,870   7,712   11,525   34,227
Net income..........................   6,648   7,870   7,712    9,967   32,197
Earnings per common share before
 extraordinary item--basic..........     .27     .29     .29      .43     1.28
Earnings per common share before
 extraordinary item--assuming
 dilution...........................     .25     .28     .27      .41     1.23
Earnings per common share--basic....     .25     .29     .29      .38     1.20
Earnings per common share--assuming
 dilution...........................     .24     .28     .28      .38     1.15

1997                                   First  Second   Third  Fourth   Total
----                                  ------- ------- ------- ------- --------
Net sales............................ $69,658 $73,813 $73,849 $88,610 $305,930
Gross profit.........................  15,825  19,315  17,499  19,703   72,342
Net income...........................   3,477   5,409   5,377   6,013   20,276
Earnings per common share--basic.....     .13     .21     .20     .23      .76
Earnings per common share--assuming
 dilution............................     .13     .20     .19     .22      .74

18. Subsequent Events

   On January 11, 1999, the Company acquired certain assets of G&G Locotronics, Inc. (Itasca, Illinois), a privately held designer and manufacturer of high-voltage electrical cabinets and control stands for locomotives, for total consideration of $17.8 million. G&G Locotronics, Inc. had sales of approximately $22 million for its fiscal year ended December 31, 1998.

   On January 14, 1999, the Company acquired 100% of the common shares of Q-Tron Ltd., (Calgary, Canada), a privately held designer and manufacturer of locomotive electronics equipment, for total consideration of $14.9 million. Q-Tron Ltd., had sales of approximately $10 million for its fiscal year ended December 31, 1998.

   Pro forma results of operations have not been presented for 1998 as the effects of these acquisitions are not significant to the Company's consolidated financial statements.

   On March 2, 1999, MotivePower amended and restated the terms of its revolving credit facilities with a syndicate of 12 lenders led by ABN AMRO Bank as agent. The amendment increases the amount of the credit line from $200 million to $350 million, available as a five-year $175 million revolving credit facility, and a 364-day $175 million revolving credit facility, which the Company may renew annually with the approval of the lenders. Under the amended facilities, interest rates paid on borrowed money and the total amount of credit available to the Company are determined as they were under the facilities prior to amendment. The Company continues to have the option to borrow at a spread over LIBOR rates, or to borrow at prime rate.

   On April 2, 1999 a stock split in the form of a 50% stock dividend was effective. All per share information in the accompanying financial statements has been restated to reflect the stock split.

                          MOTIVEPOWER INDUSTIRES, INC.

   On June 2, 1999, the Company agreed to merge with Westinghouse Air Brake Company ("WABCO"). The Company will be the surviving corporation. Each share of WABCO common stock will be converted into 1.3 shares of the Company's common stock. At December 31, 1998, WABCO had outstanding 33,894,508 shares of common stock (including 8,564,811 unearned ESOP shares). The merger is intended to be a tax-free reorganization for federal income tax purposes. The Company will account for the merger using the pooling of interests accounting method. Completion of the merger is subject to various conditions, including approval of the merger by the stockholders of each of the Company and WABCO.

                                                                 [LOGO]

                         Westinghouse Air Brake Company

                             Offer To Exchange Its
                        9 3/8% Senior Subordinated Notes
                              Due 2005, Series B2
                          For Any and All Outstanding
                        9 3/8% Senior Subordinated Notes
                               Due 2005, Series B


                               ----------------

                                   PROSPECTUS

                               ----------------


   We have not authorized any dealer, salesperson or other person to give any information or to make any representations other than those contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any offer or sale made with this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of WABCO since the date of this prospectus or that the information contained herein is correct as of any time subsequent to its date.

         The information in this prospectus is current as of    , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The certificate of incorporation, as amended, of the Company provides that no director of the corporation shall be liable to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

   The by-laws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to a be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company further provide that the Company may, to the extent authorized from time to time by the directors, indemnify any employee or agent of such corporation in the same manner as a director or officer of such entity.

   Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

   The by-laws of the Company provide that WABCO may purchase and maintain insurance on behalf of any person who is or was a director or officer of WABCO or was serving at the request of WABCO as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such, or arising out of his status as such, whether or not WABCO would have the right or obligation to indemnify him against such liability under its by-laws.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

                                                                         Filing
                                   Exhibits                              Method
                                   --------                              ------
  3.1  Restated Certificate of Incorporation of the Company dated
       January 30, 1995, as amended March 30, 1995                          2
  3.2  Amended and Restated By-Laws of the Company, effective March
       31, 1997 (Originally filed as Exhibit 4.2)                           5
  4.1  Form of Indenture between the Company and The Bank of New York with respect to the public offering of $100,000,000 of 9 3/8%
       Senior Notes due 2005                                                2
  4.2  Form of Note (included in Exhibit 4.1)                               2
  4.3  First Supplemental Indenture dated as of March 21, 1997 between
       the Company and The Bank of New York                                 6
  4.4  Indenture dated as of January 12, 1999 by and between the
       Company and The Bank of New York with respect to the private offering of $75,000,000 of 9 3/8% Senior Notes due 2005, Series
       B                                                                    8
  4.5  Form of Note (included in Exhibit 4.4)                               8
  5.1  Opinion of Reed Smith Shaw & McClay LLP as to the Legality of
       the Notes                                                           10
  9    Second Amended WABCO Voting Trust/Disposition Agreement dated as of December 13, 1995 among the Management Investors
       (Schedules and Exhibits omitted)                                     3
 10.1  Westinghouse Air Brake Company Employee Stock Ownership Plan
       and Trust, effective January 31, 1995                                2
 10.2  ESOP Loan Agreement dated January 31, 1995 between Westinghouse
       Air Brake Company Employee Stock Ownership Trust ("ESOT") and
       the Company (Exhibits omitted)                                       2
 10.3  Employee Stock Ownership Trust Agreement dated January 31, 1995
       between the Company and U.S. Trust Company of California, N.A.       2
 10.4  Pledge Agreement dated January 31, 1995 between ESOT and the
       Company                                                              2
 10.5  Credit Agreement dated as of June 30, 1998, and Amended and
       Restated as of October 2, 1998 among the Company, various
       financial institutions, The Chase Manhattan Bank, Chase
       Manhattan Bank Delaware, and The Bank of New York (Schedules
       and Exhibits omitted)                                                8
 10.6  Amended and Restated Stockholders Agreement dated as of March
       5, 1997 among the RAC Voting Trust ("Voting Trust"), Vestar
       Equity Partners, L.P. ("Vestar Equity"), Charlesbank Capital
       Partners f/k/a Harvard Private Capital Holdings, Inc.
       ("Charlesbank"), American Industrial Partners Capital Fund II,
       L.P. ("AIP") and the Company                                         6
 10.7  Common Stock Registration Rights Agreement dated as of January
       31, 1995 among the Company, Scandinavian Incentive Holding B.V.
       ("SIH"), Voting Trust, Vestar Capital, Pulse Electronics, Inc.,
       Pulse Embedded Computer Systems, Inc., the Pulse Shareholders
       and ESOT (Schedules and Exhibits omitted)                            2
 10.8  Indemnification Agreement dated January 31, 1995 between the
       Company and the Voting Trust trustees                                2
 10.9  Agreement of Sale and Purchase of the North American Operations
       of the Railway Products Group, an operating division of
       American Standard Inc., dated as of 1990 between Rail
       Acquisition Corp. and American Standard Inc. (only provisions
       on indemnification are reproduced)                                   2
 10.10 Letter Agreement (undated) between the Company and American
       Standard Inc. on environmental costs and sharing                     2
 10.11 Purchase Agreement dated as of June 17, 1992 among the Company,
       Schuller International, Inc., Manville Corporation and European
       Overseas Corporation (only provisions on indemnification are
       reproduced)                                                          2
 10.12 Asset Purchase Agreement dated as of January 23, 1995 among the
       Company, Pulse Acquisition Corporation, Pulse Electronics,
       Inc., Pulse Embedded Computer Systems, Inc. and the Pulse
       Shareholders (Schedules and Exhibits omitted)                        2

                                                                         Filing
                                   Exhibits                              Method
                                   --------                              ------
 10.13 License Agreement dated as of December 31, 1993 between SAB
       WABCO Holdings B.V. and the Company                                  2
 10.14 Letter Agreement dated as of January 19, 1995 between the
       Company and Vestar Capital Partners, Inc.                            2
 10.15 Westinghouse Air Brake Company 1995 Stock Incentive Plan, as
       amended                                                              8
 10.16 Westinghouse Air Brake Company 1995 Non-Employee Directors' Fee
       and Stock Option Plan                                                8
 10.17 Form of Employment Agreement between William E. Kassling and
       the Company                                                          2
 10.18 Letter Agreement dated as of January 1, 1995 between the
       Company and Vestar Capital Partners, Inc.                            2
 10.19 Form of Indemnification Agreement between the Company and
       Authorized Representatives                                           2
 10.20 Share Purchase Agreement between Futuris Corporation Limited
       and the Company (Exhibits omitted)                                   2
 10.21 Purchase Agreement dated as of September 19, 1996 by and among
       Mark IV Industries, Inc., Mark IV PLC, and W&P Holding Corp.
       (Exhibits and Schedules omitted) (Originally filed as Exhibit
       2.01)                                                                4
 10.22 Purchase Agreement dated as of September 19, 1996 by and among
       Mark IV Industries Limited and Westinghouse Railway Holdings
       (Canada) Inc. (Exhibits and Schedules omitted) (Originally
       filed as Exhibit 2.02)                                               4
 10.23 Amendment No. 1 to Amended and Restated Stockholders Agreement
       dated as of March 5, 1997 among the Voting Trust, Vestar
       Equity, Charlesbank, AIP and the Company                             6
 10.24 Common Stock Registration Rights Agreement dated as of March 5,
       1997 among the Company, Charlesbank, AIP and the Voting Trust        6
 10.25 1998 Employee Stock Purchase Plan                                    8
 10.26 Sale Agreement dated as of August 7, 1998 by and between
       Rockwell Collins, Inc. and the Company (Schedules and Exhibits
       omitted) (Originally filed as Exhibit 2.1)                           7
 10.27 Amendment No. 1 dated as of October 5, 1998 to Sale Agreement dated as of August 7, 1998 by and between Rockwell Collins,
       Inc. and the Company (Originally filed as Exhibit 2.2)               7
 10.28 Agreement and Plan of Merger between MotivePower Industries,
       Inc. and the Company dated as of June 2, 1999 (Originally filed
       as Exhibit 2.1)                                                      9
 10.29 WABCO Stock Option Agreement between the Company and
       MotivePower Industries, Inc. dated as of June 2, 1999
       (Originally filed as Exhibit 2.2)                                    9
 10.30 MotivePower Industries, Inc. Stock Option Agreement between the
       Company and MotivePower Industries, Inc. dated as of June 2,
       1999 (Originally filed as Exhibit 2.3)                               9
 12    Statement Regarding Computation of Ratio of Earnings to Fixed
       Charges                                                             10
 21    List of subsidiaries of the Company                                  8
 23.1  Consent of Arthur Andersen LLP                                       1
 23.2  Consent of Reed Smith Shaw & McClay LLP (included in the
       opinion filed as Exhibit 5.1)                                       10
 23.3  Consent of Deloitte & Touche LLP                                     1
 24    Powers of Attorney (filed herewith as part of signature pages)      10
 25    Statement of Eligibility of Trustee                                 10
 27    Financial Data Schedule                                              8
 99    Annual Report on Form 11-K for the year ended December 31, 1998 of the Westinghouse Air Brake Company Employee Stock Ownership
       Plan and Trust                                                       8
 99.1  Form of Letter of Transmittal                                       10
 99.2  Form of Notice of Guaranteed Delivery                               10
 99.3  Form of Exchange Agreement between the Company and the Exchange
       Agent                                                               10

                                   Filing Method
                                   -------------
 1   Filed herewith
 2   Filed as an exhibit to the Company's Registration Statement on Form S-1
     (No. 33-90866),
     and incorporated herein by reference.
 3   Filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended December 31, 1995, and incorporated herein by reference.
 4   Filed as an exhibit to the Company's Current Report on Form 8-K, dated
     October 3, 1996, and incorporated herein by reference.
 5   Filed as an exhibit to the Company's Registration Statement on Form S-8
     (No. 333-39159),
     and incorporated herein by reference.
 6   Filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended December 31, 1997, and incorporated herein by reference.
 7   Filed as an exhibit to the Company's Current Report on Form 8-K, dated
     October 5, 1998, and incorporated herein by reference.
 8   Filed as an exhibit to the Company's Current Report on Form 10-K for the period ended December 31, 1998, and incorporated herein by reference.
 9   Filed as an Exhibit to the Company's Current Report on Form 8-K, dated
     June 2, 1999 and incorporated herein by reference.
 10  Previously filed.

  (b) Financial Statement Schedules.

   Schedule II--Valuation Accounts and Reserves

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Westinghouse Air Brake Company has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on July 2, 1999.

                                          Westinghouse Air Brake Company

                                              /s/ William E. Kassling
                                          By: _________________________________
                                             William E. Kassling,
                                             Director, Chairman of the
                                             Board and
                                             Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated as of July 2, 1999.

                                                             *
                                          By: _________________________________
                                             William E. Kassling,
                                             Director, Chairman of the
                                             Board and
                                             Chief Executive Officer

                                          By: _________________________________
                                             Emilio A. Fernandez,
                                             Director and Vice Chairman

                                                             *
                                          By: _________________________________
                                             Gregory T.H. Davies
                                             President, Chief Operating
                                             Officer and Director

                                                             *
                                          By: _________________________________
                                             Robert J. Brooks
                                             Director, Chief Financial Officer
                                             and Chief Accounting Officer

                                                             *
                                          By: _________________________________
                                             Kim G. Davis
                                             Director

                                          By: _________________________________
                                             James C. Huntington, Jr.
                                             Director

                                                             *
                                          By: _________________________________
                                             James P. Kelley
                                             Director

                                          By: _________________________________
                                             James V. Napier
                                             Director


                                          */s/ William E. Kassling
                                          _____________________________________
                                             William E. Kassling for himself
                                             and as attorney-in-fact for the
                                             indicated directors

                                 EXHIBIT INDEX

                                                                         Filing
                                   Exhibits                              Method
                                   --------                              ------
  3.1  Restated Certificate of Incorporation of the Company dated
       January 30, 1995, as amended March 30, 1995                          2
  3.2  Amended and Restated By-Laws of the Company, effective March
       31, 1997 (Originally filed as Exhibit 4.2)                           5
  4.1  Form of Indenture between the Company and The Bank of New York with respect to the public offering of $100,000,000 of 9 3/8%
       Senior Notes due 2005                                                2
  4.2  Form of Note (included in Exhibit 4.1)                               2
  4.3  First Supplemental Indenture dated as of March 21, 1997 between
       the Company and The Bank of New York                                 6
  4.4  Indenture dated as of January 12, 1999 by and between the
       Company and The Bank of New York with respect to the private offering of $75,000,000 of 9 3/8% Senior Notes due 2005, Series
       B                                                                    8
  4.5  Form of Note (included in Exhibit 4.4)                               8
  5.1  Opinion of Reed Smith Shaw & McClay LLP as to the Legality of
       the Notes                                                           10
  9    Second Amended WABCO Voting Trust/Disposition Agreement dated as of December 13, 1995 among the Management Investors
       (Schedules and Exhibits omitted)                                     3
 10.1  Westinghouse Air Brake Company Employee Stock Ownership Plan
       and Trust, effective January 31, 1995                                2
 10.2  ESOP Loan Agreement dated January 31, 1995 between Westinghouse
       Air Brake Company Employee Stock Ownership Trust ("ESOT") and
       the Company                                                          2
 10.3  Employee Stock Ownership Trust Agreement dated January 31, 1995
       between the Company and U.S. Trust Company of California, N.A.       2
 10.4  Pledge Agreement dated January 31, 1995 between ESOT and the
       Company                                                              2
 10.5  Credit Agreement dated as of June 30, 1998, and Amended and
       Restated as of October 2, 1998 among the Company, various
       financial institutions, The Chase Manhattan Bank, Chase
       Manhattan Bank Delaware, and The Bank of New York (Schedules
       and Exhibits omitted)                                                8
 10.6  Amended and Restated Stockholders Agreement dated as of March
       5, 1997 among the RAC Voting Trust ("Voting Trust"), Vestar
       Equity Partners, L.P. ("Vestar Equity"), Charlesbank Capital
       Partners f/k/a Harvard Private Capital Holdings, Inc.
       ("Charlesbank"), American Industrial Partners Capital Fund II,
       L.P. ("AIP") and the Company                                         6
 10.7  Common Stock Registration Rights Agreement dated as of January
       31, 1995 among the Company, Scandinavian Incentive Holding B.V.
       ("SIH"), Voting Trust, Vestar Capital, Pulse Electronics, Inc.,
       Pulse Embedded Computer Systems, Inc., the Pulse Shareholders
       and ESOT (Schedules and Exhibits omitted)                            2
 10.8  Indemnification Agreement dated January 31, 1995 between the
       Company and the Voting Trust trustees                                2
 10.9  Agreement of Sale and Purchase of the North American Operations
       of the Railway Products Group, an operating division of
       American Standard Inc., dated as of 1990 between Rail
       Acquisition Corp. and American Standard Inc. (only provisions
       on indemnification are reproduced)                                   2
 10.10 Letter Agreement (undated) between the Company and American
       Standard Inc. on environmental costs and sharing                     2
 10.11 Purchase Agreement dated as of June 17, 1992 among the Company,
       Schuller International, Inc., Manville Corporation and European
       Overseas Corporation (only provisions on indemnification are
       reproduced)                                                          2
 10.12 Asset Purchase Agreement dated as of January 23, 1995 among the
       Company, Pulse Acquisition Corporation, Pulse Electronics,
       Inc., Pulse Embedded Computer Systems, Inc. and the Pulse
       Shareholders (Schedules and Exhibits omitted)                        2

                                                                         Filing
                                   Exhibits                              Method
                                   --------                              ------
 10.13 License Agreement dated as of December 31, 1993 between SAB
       WABCO Holdings B.V. and the Company                                  2
 10.14 Letter Agreement dated as of January 19, 1995 between the
       Company and Vestar Capital Partners, Inc.                            2
 10.15 Westinghouse Air Brake Company 1995 Stock Incentive Plan, as
       amended                                                              8
 10.16 Westinghouse Air Brake Company 1995 Non-Employee Directors' Fee
       and Stock Option Plan                                                8
 10.17 Form of Employment Agreement between William E. Kassling and
       the Company                                                          2
 10.18 Letter Agreement dated as of January 1, 1995 between the
       Company and Vestar Capital Partners, Inc.                            2
 10.19 Form of Indemnification Agreement between the Company and
       Authorized Representatives                                           2
 10.20 Share Purchase Agreement between Futuris Corporation Limited
       and the Company (Exhibits omitted)                                   2
 10.21 Purchase Agreement dated as of September 19, 1996 by and among
       Mark IV Industries, Inc., Mark IV PLC, and W&P Holding Corp.
       (Exhibits and Schedules omitted) (Originally filed as Exhibit
       2.01)                                                                4
 10.22 Purchase Agreement dated as of September 19,1996 by and among
       Mark IV Industries Limited and Westinghouse Railway Holdings
       (Canada) Inc. (Exhibits and Schedules omitted)
       (Originally filed as Exhibit 2.02)                                   4
 10.23 Amendment No. 1 to Amended and Restated Stockholders Agreement
       dated as of March 5, 1997 among the Voting Trust, Vestar
       Equity, Charlesbank, AIP and the Company                             6
 10.24 Common Stock Registration Rights Agreement dated as of March 5,
       1997 among the Company, Charlesbank, AIP and the Voting Trust        6
 10.25 1998 Employee Stock Purchase Plan                                    8
 10.26 Sale Agreement dated as of August 7, 1998 by and between
       Rockwell Collins, Inc. and the Company (Schedules and Exhibits
       omitted) (Originally filed as Exhibit 2.1)                           7
 10.27 Amendment No. 1 dated as of October 5, 1998 to Sale Agreement dated as of August 7, 1998 by and between Rockwell Collins,
       Inc. and the Company (Originally filed as Exhibit 2.2)               7
 10.28 Agreement and Plan of Merger between MotivePower Industries,
       Inc. and the Company dated as of June 2, 1999 (Originally filed
       as Exhibit 2.1)                                                      9
 10.29 WABCO Stock Option Agreement between the Company and
       MotivePower Industries, Inc. dated as of June 2, 1999
       (Originally filed as Exhibit 2.2)                                    9
 10.30 MotivePower Industries, Inc. Stock Option Agreement between the
       Company and MotivePower Industries, Inc. dated as of June 2,
       1999 (Originally filed as Exhibit 2.3)                               9
 12    Statement Regarding Computation of Ratio of Earnings to Fixed
       Charges                                                             10
 21    List of subsidiaries of the Company                                  8
 23.1  Consent of Arthur Andersen LLP                                       1
 23.2  Consent of Reed Smith Shaw & McClay LLP (included in the
       opinion filed as Exhibit 5.1)                                       10
 23.3  Consent of Deloitte & Touche LLP                                     1
 24    Powers of Attorney (filed herewith as part of signature pages)      10
 25    Statement of Eligibility of Trustee                                 10
 27    Financial Data Schedule                                              8
 99    Annual Report on Form 11-K for the year ended December 31, 1998 of the Westinghouse Air Brake Company Employee Stock Ownership
       Plan and Trust                                                      10
 99.1  Form of Letter of Transmittal                                       10
 99.2  Form of Notice of Guaranteed Delivery                               10
 99.3  Form of Exchange Agreement between the Company and the Exchange
       Agent                                                                9

                                   Filing Method
                                   -------------
 1   Filed herewith
 2   Filed as an exhibit to the Company's Registration Statement on Form S-1
     (No. 33-90866), and incorporated herein by reference
 3   Filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended December 31, 1995, and incorporated herein by reference
 4   Filed as an exhibit to the Company's Current Report on Form 8-K, dated
     October 3, 1996, and incorporated herein by reference
 5   Filed as an exhibit to the Company's Registration Statement on Form S-8
     (No. 333-39159), and incorporated herein by reference
 6   Filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended December 31, 1997, and incorporated herein by reference
 7   Filed as an exhibit to the Company's Current Report on Form 8-K, dated
     October 5, 1998, and incorporated herein by reference
 8   Filed as an exhibit to the Company's Current Report on Form 10-K for the period ended December 31, 1998, and incorporated herein by reference
 9   Filed as an Exhibit to the Company's Current Report on Form 8-K, dated
     June 2, 1999, and incorporated herein by reference.
 10  Previously filed.